UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒   Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Under § 240.14a-12
Topgolf Callaway Brands Corp.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 20, 2023

Dear Shareholders:
You are cordially invited to attend the Annual Meeting of Shareholders (“Annual Meeting”) of Topgolf Callaway Brands Corp. (the “Company”), which will be held on Tuesday, June 6, 2023, solely by means of remote communication in a virtual-only format, commencing at 10:00 a.m. (Eastern Time). You will not be able to attend the Annual Meeting physically. You will be able to attend and participate in the Annual Meeting online by visiting www.meetnow.global/MDMMD47, where you will be able to listen to the meeting live, submit questions and vote.
At the meeting, your Board of Directors will ask shareholders to (i) elect twelve directors; (ii) ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; (iii) approve, on an advisory basis, the compensation of our named executive officers; and (iv) approve, on an advisory basis, the frequency of future shareholder votes to approve the compensation of our named executive officers. These matters are described more fully in the accompanying Proxy Statement, which you are urged to read thoroughly. Your Board of Directors recommends a vote “FOR” each of the director nominees, “FOR” ratification of the appointment of our independent registered public accounting firm, “FOR” the approval of the compensation of our named executive officers and for the shareholders to vote “EVERY YEAR” to approve the compensation of our named executive officers.
We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders by providing notice of and access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Most of our shareholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote as soon as possible. If you received the Notice of Internet Availability, a proxy card was not sent to you and you may vote only via the Internet unless you attend the virtual Annual Meeting or request that a proxy card and proxy materials be mailed to you. If you have requested that a proxy card and proxy materials be mailed to you, and you have received those materials, then you may vote via the Internet, by telephone or by mailing a completed proxy card. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability.
Thank you for your continued interest in and support of Topgolf Callaway Brands Corp.

Sincerely,
/s/ Oliver G. Brewer III
Oliver G. (Chip) Brewer III President and Chief Executive Officer

TOPGOLF CALLAWAY BRANDS CORP.
2180 Rutherford Road
Carlsbad, California 92008
__________________
NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

When	Tuesday, June 6, 2023, 10:00 a.m. (Eastern Time).

Where
The 2023 annual meeting of shareholders will be held entirely online. You will be able to attend and participate in the annual meeting online by visiting www.meetnow.global/MDMMD47, where you will be able to listen to the meeting live, submit questions and vote.

Items of Business
1.To elect as directors the twelve nominees named in the accompanying proxy statement.
2.To ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the 2023 fiscal year.
3.To approve, on an advisory basis, the compensation of the company’s named executive officers.
4.To approve, on an advisory basis, the frequency of future shareholder votes to approve the compensation of the company’s named executive officers.
5.To transact such other business as may properly come before the annual meeting and at any adjournments or postponements thereof.

Record Date	April 11, 2023. Only shareholders of record at the close of business on the record date are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof.

How to Vote
Please vote your shares promptly to ensure the presence of a quorum at the annual meeting. Please review the proxy materials for the annual meeting and follow the instructions in the section entitled “Voting Information” of the accompanying proxy statement beginning on page 2 to vote. There will not be a physical meeting location, and shareholders will not be able to attend the annual meeting in person. As described on page 2 of the accompanying proxy statement, any shareholder may attend the annual meeting online and vote during the online meeting even if the shareholder previously returned a proxy card by mail or voted via the Internet or by telephone.

Carlsbad, California April 20, 2023	By Order of the Board of Directors, /s/ Heather D. McAllister Heather D. McAllister Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 6, 2023:	The Annual Report and Proxy Statement are available on the Internet at: http://www.allianceproxy.com/topgolfcallawaybrands/2023

Table of Contents

GENERAL INFORMATION	1
VOTING INFORMATION	2
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	7
Corporate Governance Guidelines	7
Director Independence	7
Director Qualifications	7
Identification of Potential Director Candidates	9
Nomination Process	10
Service on Other Public Boards	10
Majority Voting Standard	10
Shareholder Nominees - Proxy Access	10
Annual Board and Committee Assessment and Evaluation	11
Board Leadership Structure	11
Risk Oversight	11
Board Committees	12
Meetings and Director Attendance	14
Communications with the Board	14
Code of Conduct	15
Sustainability Program	15
Environmental, Health and Safety Responsibility	15
Social Responsibility	16
Stock Ownership Guidelines	17
Policy on Speculative Trading Activities — Anti-Hedging and Pledging Policy	17
Compensation Committee Interlocks and Insider Participation	17
Shareholder Engagement, Say-on-Pay Vote	18
Director Compensation	18
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	21
AUDIT COMMITTEE REPORT	29
INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31
PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	32
EXECUTIVE OFFICER COMPENSATION	33
COMPENSATION COMMITTEE REPORT	33
COMPENSATION DISCUSSION AND ANALYSIS	33
2022 COMPENSATION TABLES	52
PROPOSAL NO. 3 - ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	64
PROPOSAL NO. 4 - ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE SHAREHOLDER VOTES TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	65
BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES	66
TRANSACTIONS WITH RELATED PERSONS	68
NO INCORPORATION BY REFERENCE	69
ANNUAL REPORT	69
SHAREHOLDER NOMINATIONS AND PROPOSALS	69
OTHER MATTERS	70
APPENDIX A - NON-GAAP INFORMATION AND RECONCILIATION	A-1

TOPGOLF CALLAWAY BRANDS CORP.
2180 Rutherford Road
Carlsbad, California 92008

PROXY STATEMENT

2023 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION
Why am I receiving these materials?
Topgolf Callaway Brands Corp. (the “Company”) has prepared these materials for its 2023 annual meeting of shareholders and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is scheduled to be held on Tuesday, June 6, 2023, solely by means of remote communication in a virtual-only format, commencing at 10:00 a.m. (Eastern Time). You are invited to attend and are requested to vote on the proposals described in this Proxy Statement. The Company is soliciting proxies for use at the Annual Meeting.
The proxy materials were first sent or made available to shareholders on or about April 20, 2023.
What is included in these proxy materials?
•The Notice of 2023 Annual Meeting of Shareholders
•This Proxy Statement
•The Company’s 2022 Annual Report to Shareholders
If you requested printed versions by mail, you will also receive a proxy card or voting instruction form.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules of the Securities and Exchange Commission (“SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to its shareholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials to its shareholders who have not previously requested paper proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the proxy materials over the Internet or request a printed copy of the materials, as well as how to vote over the Internet.
Shareholders may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive future proxy materials in print by mail or electronically by email. The Company encourages its shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to the Company associated with the printing and mailing of proxy materials.

What items will be voted on at the Annual Meeting?
There are four items that shareholders may vote on at the Annual Meeting:
•To elect to the Company’s Board of Directors (the “Board”) the twelve nominees named in this Proxy Statement;
•To ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
•To approve, on an advisory basis, the compensation of the Company’s named executive officers; and
•To approve, on an advisory basis, the frequency of future shareholder votes to approve the compensation of the Company’s named executive officers.
Will any other business be conducted at the Annual Meeting?
Other than the proposals described in this Proxy Statement, the Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matter properly comes before the shareholders at the Annual Meeting, it is the intention of the persons named as proxy holders to vote upon such matters in accordance with the Board’s recommendation.

VOTING INFORMATION
Who may vote at the Annual Meeting?
Only holders of record of the Company’s common stock (the “Common Stock”) as of the close of business on April 11, 2023, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. The Company had no other class of capital stock outstanding as of the record date, and no other shares are entitled to notice of, or to vote at, the Annual Meeting. To access the virtual Annual Meeting, you may visit www.meetnow.global/MDMMD47.
What is the difference between a shareholder of record and a beneficial owner of shares held in street name?
If, on the record date, your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A., you are considered a shareholder of record with respect to those shares and the Company’s proxy materials have been made available to you by the Company. As a shareholder of record, you may vote at the Annual Meeting if you attend online or vote by proxy.
If your shares are held in a stock brokerage account, by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name and the Company’s proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the owner of record of those shares. As the beneficial owner, you have the right to instruct your bank, broker, trustee or other nominee on how to vote your shares.
If I am a shareholder of record of the Company’s shares, how do I vote?
If you are a shareholder of record, there are four ways to vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials.
•By Telephone. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by calling the toll free number found on the proxy card.
•By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by completing, signing and dating the proxy card and returning it.
•Virtual Annual Meeting. You may vote at the virtual Annual Meeting. If you were a shareholder of record as of the record date and have your control number, you can attend and participate in the virtual Annual Meeting by accessing the link above and selecting “Join Meeting Now.” Enter your control number shown on the Notice of Internet Availability of Proxy Materials or proxy card. If you cannot locate your Notice of Internet Availability of Proxy Materials or proxy card but would still like to attend the virtual Annual Meeting, you can contact Computershare at 800-522-6645.
Votes submitted by proxy via the Internet, by telephone or by mail must be received by 11:59 a.m., Eastern Time, on June 5, 2023. Votes may also be submitted during the virtual Annual Meeting.
If I am a beneficial owner of the Company’s shares held in street name, how do I vote?
If you are a beneficial owner of shares registered in the name of your bank, broker, trustee or other nominee, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. The availability of telephonic or Internet voting will depend on your bank’s, broker’s, trustee’s or other nominee’s voting process. Please check with your bank, broker, trustee or other nominee and follow the voting instructions they provide to vote your shares.
If you wish to attend the virtual Annual Meeting and participate in and vote your shares at the virtual Annual Meeting, you must register online in advance. To register online in advance, you must obtain a “legal proxy” from your bank, broker, trustee or other nominee that holds your shares. Once you have received a legal proxy from your bank, broker, trustee or other nominee, please email a scan or image of it to our transfer agent, Computershare, at legalproxy@computershare.com, with “Legal Proxy” noted in the subject line. You may also mail your legal proxy to Computershare, Topgolf Callaway Brands Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. If you do request a legal proxy from your bank, broker, trustee or other nominee, the issuance of the legal proxy will invalidate any prior voting instructions you have given and will prevent you from giving any further voting instructions to your bank, broker, trustee or other nominee to vote on your behalf, and, in that case, you would only be able to vote at the virtual Annual Meeting. Requests for registration must be received by Computershare no later than 5:00 p.m., Eastern Time, on May 31, 2023.

Upon receipt of your valid legal proxy, Computershare will provide you with a control number by email. Once provided, you can attend and participate in the virtual Annual Meeting by accessing the link www.meetnow.global/MDMMD47 and selecting “Join Meeting Now,” and then entering the control number provided by Computershare.
How are proxies voted?
All shares represented by valid proxies received on a timely basis prior to the taking of the vote at the virtual Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions. Similarly, if you transmit your voting instructions by telephone or via the Internet, your shares will be voted as you have instructed.
What happens if I do not give specific voting instructions?
Shareholders of Record. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the virtual Annual Meeting in accordance with the Board’s recommendation on all matters presented for a vote at the virtual Annual Meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted at the virtual Annual Meeting in accordance with the Board’s recommendation.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable New York Stock Exchange (“NYSE”) rules, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Which proposals are considered “routine” or “non-routine”?
The ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is considered a routine matter. A bank, broker, trustee or other nominee may generally vote your shares on routine matters even without receiving instructions from you, and therefore no broker non-votes are expected with respect to this proposal.
The election of directors, approval, on an advisory basis, of the compensation of the Company’s named executive officers and approval, on an advisory basis, of the frequency of future shareholder votes to approve the compensation of the Company’s named executive officers are considered non-routine matters. Brokers and other nominees cannot vote your shares on these proposals without receiving instructions from you, and therefore broker non-votes may occur with respect to these proposals.
How does the Board recommend that I vote?
The Board recommends that you vote:
•“FOR” each of the twelve nominees for election as director as set forth in this Proxy Statement;
•“FOR” ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
•“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and
•for the approval, on an advisory basis, of an advisory vote “EVERY YEAR” to approve the compensation of the Company’s named executive officers.
By returning your proxy via the Internet or by telephone or mail, unless you notify the Company’s Corporate Secretary in writing to the contrary, you are also authorizing the proxies to vote your shares in accordance with the Board’s recommendation on any other matter that may properly come before the Annual Meeting. The Company does not currently know of any such other matter.
What is the quorum requirement for the Annual Meeting?
As of the record date for the Annual Meeting, there were 185,603,045 shares of Common Stock issued and outstanding. Under Delaware law and the Eighth Amended and Restated Bylaws of the Company (the “Company’s Bylaws”), the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person (including by virtual attendance) or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy via the Internet or by telephone or mail, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting. The inspector of election will determine whether a quorum is present and will tabulate the votes cast at the Annual Meeting.
How many votes does each share have?
Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting.
What is the voting requirement to approve each of the proposals?
Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the votes cast (meaning the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee) is required for the election of each of the twelve nominees for director.
Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting is required for (i) the ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, (ii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers, and (iii) the approval, on an advisory basis, of the frequency of future shareholder votes to approve the compensation of the Company’s named executive officers. Furthermore, with respect to the approval, on an advisory basis, of the frequency of future shareholder votes to approve the compensation of the Company’s named executive officers, if none of the frequency alternatives (one year, two years or three years) receives a majority vote, the Company will consider the frequency that receives the highest number of votes by shareholders to be the frequency that has been selected by shareholders.
How are abstentions and broker non-votes treated?
As noted above, abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. For purposes of determining whether a proposal is approved (other than the election of directors and the approval, on an advisory basis, of the frequency of future shareholder votes to approve the compensation of the Company’s named executive officers), abstentions are counted in the tabulation of shares present in person or represented by proxy and have the same effect as voting against a proposal. For the election of directors and the proposal to approve, on an advisory basis, the frequency of future shareholder votes to approve the compensation of the Company’s named executive officers, abstentions do not count as a vote cast and will have no effect on the outcome of the proposal.
Broker non-votes are not considered as votes cast or as shares having voting power present in person or represented by proxy and will not be counted toward the vote total and therefore will have no effect on the outcome of a proposal.
Can I change my vote or revoke my proxy after I have voted?
Shareholders of Record. You may revoke your proxy and change your vote at any time before your shares are voted at the Annual Meeting by taking any of the following actions:
•filing with the Company’s Corporate Secretary either a written notice of revocation or a duly executed proxy dated later than the proxy you wish to revoke;
•voting again on a later date via the Internet or by telephone by no later than 11:59 a.m., Eastern Time, on June 5, 2023 (in which case only your latest Internet or telephone proxy submitted will be counted); or
•attending the virtual Annual Meeting via the link www.meetnow.global/MDMMD47 and voting at the virtual Annual Meeting (your attendance at the virtual Annual Meeting, in and of itself, will not revoke your proxy).
Any written notice of revocation or later dated proxy that is mailed must be received by the Company’s Corporate Secretary before the close of business on June 5, 2023, and should be addressed as follows: Topgolf Callaway Brands Corp., Attention: Corporate Secretary, 2180 Rutherford Road, Carlsbad, California 92008. Alternatively, you may vote at the virtual Annual Meeting.

Beneficial Owners of Shares Held in Street Name. You must follow the instructions provided by your bank, broker, trustee or other nominee if you wish to change your vote.
Why did I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?
If you receive more than one Notice of Internet Availability of Proxy Materials or proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, please mark your votes and date, sign and return each proxy card, or vote your proxy via the Internet or by telephone as instructed on each proxy card.

Will there be a list of shareholders entitled to vote at the Meeting?
Yes, the Company will make a list of shareholders as of the close of business on April 11, 2023 available for examination at the Company’s principal executive offices at 2180 Rutherford Road, Carlsbad, California 92008, for ten days prior to the Annual Meeting by contacting the Corporate Secretary.
Who is soliciting these proxies and who is paying the solicitation costs?
The cost of preparing, assembling, printing and mailing the Notice of Internet Availability of Proxy Materials and proxy materials and, if applicable, proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks, brokers and other third parties to solicit their customers who beneficially own Common Stock listed of record in the name of such bank, broker or other third party, and the Company will reimburse such banks, brokers and third parties for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, facsimile, Internet and personal solicitation by directors, officers and other employees of the Company, but no additional compensation will be paid to such individuals. The Company has retained Alliance Advisors LLC to assist in the solicitation of proxies for a base fee of approximately $9,000, plus out-of-pocket expenses.
I share an address with another shareholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy?
With regard to the delivery of annual reports and proxy statements, under certain circumstances the SEC permits the Company to send a single set of such proxy materials or, where applicable, one Notice of Internet Availability of Proxy Materials, to any household at which two or more shareholders reside if they appear to be members of the same family (unless otherwise requested by one or more of such shareholders). Each shareholder, however, still receives a separate proxy card if the shareholder receives paper copies. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces mailing and printing costs as well. This year, the Company will be mailing primarily Notices of Internet Availability of Proxy Materials and only a small number of printed copies of the annual report and Proxy Statement to parties who have requested paper copies.
A number of banks, brokers and other third parties have instituted householding and have previously sent a notice to that effect to certain of the Company’s beneficial shareholders whose shares are registered in the name of the bank, broker or other third party. As a result, unless the shareholders receiving such notice gave contrary instructions, only one annual report and one Proxy Statement or one Notice of Internet Availability of Proxy Materials will be mailed to an address at which two or more such shareholders reside.
In addition, (i) if any shareholder who previously consented to householding desires to promptly receive a separate copy of the annual report and Proxy Statement or Notice of Internet Availability of Proxy Materials, for each shareholder at the same address, or (ii) if any shareholder shares an address with another shareholder and both shareholders at such address desire to receive only a single copy of the annual report and Proxy Statement or Notice of Internet Availability of Proxy Materials, then such shareholder should, if such shareholder is a beneficial shareholder, contact the shareholder’s bank, broker or other third party in whose name the shares are registered or, if such shareholder is a shareholder of record, contact the Company as follows: Topgolf Callaway Brands Corp., Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report and Proxy Statement or Notice of Internet Availability of Proxy Materials to any shareholder at a shared address to which a single copy of such material was delivered.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to the Company in time to file a Form 8-K within four business days after the meeting, the

Company intends to file a Form 8-K to publish preliminary results and, within four business days after the final results are known, file an additional Form 8-K to publish the final results.
What else is expected to take place at the Annual Meeting?
The main purpose of the Annual Meeting is to conduct the business described in this Proxy Statement. As such, the Company intends to conduct the required business but does not intend to make a formal presentation to shareholders. Since no presentation is planned, it is expected that the meeting will last only a few minutes.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Corporate Governance Guidelines
Corporate governance is the system by which corporations ensure that they are managed ethically and in the best interests of their shareholders. The Company is committed to maintaining high standards of corporate governance, and the Board has adopted Corporate Governance Guidelines to provide the Company’s shareholders and other interested parties with insight into the Company’s corporate governance practices. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Guidelines is available on the Company’s website at www.topgolfcallawaybrands.com under Investors — Corporate Governance. They address, among other topics:

•Board size •Board leadership •Board oversight responsibility •Succession planning •Director, CEO and executive officer stock ownership guidelines	•Director independence •Director emeritus •Limits on directors serving on other boards •Election of directors •Director compensation	•Board membership criteria •Director orientation and continuing education •Board access to independent auditors and advisors •Annual Board assessment
Director Independence
The current size of the Board is fourteen members. Following the Annual Meeting, the size of the Board will be reduced to twelve members. The Company’s Bylaws and Corporate Governance Guidelines provide that a substantial majority of the Company’s directors must be independent. A director is independent only if the director is not a Company employee and the Board has determined that the director has no direct or indirect material relationship to the Company. To be independent, a director must also satisfy any other independence requirements under applicable law or regulation and the listing standards of the NYSE. In evaluating a particular relationship, the Board considers the materiality of the relationship to the Company, to the director and, if applicable, to any organization with which the director is affiliated. To assist in its independence evaluation, the Board adopted categorical independence standards, which are listed in Appendix A to the Corporate Governance Guidelines. Compliance with these internal and NYSE independence standards is reviewed at least annually. The Board has determined that twelve of the fourteen current directors are independent. Oliver G. Brewer III, the Company’s President and Chief Executive Officer, and Erik J Anderson, the Executive Chairman of Topgolf until the closing of the merger in March 2021, are the only current directors who are not independent. Therefore, a substantial majority of the Board members is independent, and all director nominees other than Mr. Brewer and Mr. Anderson are independent.
Director Qualifications
The Nominating and Corporate Governance Committee is responsible, among other things, for developing and recommending to the Board criteria for Board membership and for identifying and recruiting potential Board candidates based on the identified criteria in the context of the Board as a whole and in light of the Board’s needs at a particular time. The Nominating and Corporate Governance Committee has worked with the Board to identify certain minimum criteria that every candidate must meet in order to be considered eligible to serve on the Board: a candidate must (i) exhibit very high personal and professional ethics, integrity and values; (ii) not have any conflicting interest that would materially impair the candidate’s ability to discharge the fiduciary duties of a director; (iii) be committed to the best interests of the Company’s shareholders and be able to represent fairly and equally all shareholders without favoring or advancing any particular shareholder or other constituency; and (iv) be able to devote adequate time to Board activities. A potential candidate will not be considered for a directorship unless the candidate satisfies these threshold criteria.
In addition to these minimum threshold criteria, the Board believes that, as a whole, the Board should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee the Company’s business. In this regard, the Board has determined that one or more of its members, among other things, should (i) be currently serving as an active executive of another corporation, (ii) have prior experience as a chief executive officer or an operating executive with significant responsibility for operating results, (iii) have public company executive experience, (iv) have public company board experience, (v) have corporate governance experience, (vi) have executive compensation experience, and (vii) have consumer products experience. The Board also believes that one or more of its members should have functional expertise in each of finance, accounting, investment banking, human resources and compensation, technology, manufacturing, international business, research and development, strategic planning, consumer sales and marketing, retail business, entertainment and hospitality, mergers and acquisitions, cybersecurity, and environmental, social and governance (“ESG”) matters. Potential candidates are evaluated based upon the factors described above as well as their independence and relevant business and industry experience.

The annual evaluation and assessment of the Board and its committees that is performed under the direction of the Nominating and Corporate Governance Committee enables the Board to update its determination of the skills and experience it seeks on the Board as a whole and in individual directors as the Company’s needs evolve and change over time. See the section below entitled, “— Annual Board and Committee Evaluation and Assessment.” In identifying director candidates from time to time, the Board or Nominating and Corporate Governance Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective board of directors.
The Company is committed to inclusiveness and to pursuing diversity of the members of its Board in terms of background, experience, education, skills and perspective. Although the Board does not have a formal policy regarding diversity, it believes that ethnic, gender and cultural diversity among its members can provide distinct value and is important. As such, when considering a potential new candidate, the Nominating and Corporate Governance Committee and the Board consider candidates with diverse backgrounds in terms of knowledge, experience, skills, and other characteristics, in an effort to increase the Board’s ethnic, gender or cultural diversity. The Board currently includes four female members and three members who each self-identifies as a member of an underrepresented community.
The Board believes that its composition appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties. In addition to the diversity of our directors' skills and experience that the Nominating and Corporate Governance Committee considers, our nominees for director are also diverse in age, race and gender, which we believe allows our directors to better represent our customers, employees and other stakeholders.

Director Skills Matrix1

	Anderson	Brewer	Flanagan	Fleischer	Holloway	Lundgren	Marimow	Ogunlesi	Rao	Segre	Thornley
General
Active Executive	•	•	•	•				•	•
CEO Experience	•	•	•	•		•		•	•
Operating Executive with Significant P&L Responsibility	•	•	•	•	•	•		•	•	•	•
Public Company Executive Experience		•	•	•	•	•		•	•	•	•
Public Company Board Experience	•	•	•	•	•	•		•	•	•	•
Corporate Governance Experience	•	•	•	•		•	•	•		•	•
Executive Compensation	•	•	•	•	•	•	•	•	•	•	•
Consumer Products Experience		•	•	•		•	•		•	•	•
Diversity			•		•			•	•	•
Golf Enthusiast	•	•		•	•	•	•	•		•	•
Functional Expertise
Finance	•	•	•	•	•	•	•	•	•	•	•
Accounting	•			•	•		•		•		•
Legal								•
Investment Banking	•						•	•	•
Human Resources / Compensation	•	•	•	•		•		•	•	•	•
Technology	•			•	•				•		•
Manufacturing		•	•	•	•	•			•	•	•
International	•	•		•	•	•		•	•	•	•
Research and Development		•	•								•
Strategic Planning	•	•	•	•		•	•	•	•	•	•
Consumer Sales/Marketing		•	•			•	•		•	•	•
Retail		•	•*			•*			•	•*
Entertainment and Hospitality	•	•					•			•
Mergers and Acquisitions	•	•	•	•		•	•	•	•	•	•
Environmental, Social and Governance (ESG)	•	•	•	•		•		•	•	•	•
Cybersecurity	•	•	•	•	•	•		•	•		•
*     Sell-through retail
1.     Skills matrix only includes current directors standing for reelection. Messrs. Armacost, Baxter and Dundon have been omitted, as they are not standing for reelection.
Identification of Potential Director Candidates
The Nominating and Corporate Governance Committee uses a variety of methods for identifying director candidates, including professional search firms and recommendations from the Company’s officers, directors, shareholders or other persons. If a shareholder believes he, she or it has identified an appropriate candidate who is willing to serve on the Board, the shareholder may submit a written recommendation to the Chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary at 2180 Rutherford Road, Carlsbad, California 92008. Such recommendation must include detailed biographical information concerning the recommended candidate, including a statement regarding the candidate’s qualifications. The Nominating and Corporate Governance Committee may require such further information and obtain such further assurances concerning the recommended candidate as it deems reasonably necessary. The Nominating and Corporate Governance Committee will evaluate director candidates properly submitted by shareholders in the same manner as it evaluates all other director candidates. In addition to bringing potential qualified candidates to the attention of the Nominating and Corporate Governance Committee as discussed above, a nomination of a person for election to the Board at an annual meeting of shareholders may be made by shareholders who meet the qualifications set forth in the Company’s Bylaws, including the requirement to provide certain specified information with respect to such shareholder and its candidate for nomination, and who make such nominations in a timely manner in accordance with the procedures set forth in the Company’s Bylaws, including the procedures described under the section entitled “Shareholder Nominations and Proposals” in this Proxy Statement.
Nomination Process
The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity on the Board and contributes to its ability to function effectively. The continuing service of qualified incumbents also provides the Company with the benefit of the familiarity with and insight into the Company’s affairs that its directors have accumulated during their tenure. As a result, in considering candidates for nomination for each annual meeting of shareholders, the Nominating and Corporate Governance Committee first considers the Company’s incumbent directors who desire to continue their service. The Nominating and Corporate Governance Committee will generally recommend to the Board an incumbent director for re-election if the Nominating and Corporate Governance Committee has determined that (i) the incumbent director continues to satisfy the threshold criteria described above, (ii) the incumbent director has satisfactorily performed the director’s duties during the most recent term and (iii) there exists no reason why, in the Nominating and Corporate Governance Committee’s view, the incumbent director should not be re-elected. If a Board vacancy becomes available as a result of the death, resignation or removal of an incumbent director or as a result of action taken by the Board to increase its size, the Nominating and Corporate Governance Committee proceeds to identify candidates who meet the required criteria and attributes.
Service on Other Public Boards
Under the Company’s Corporate Governance Guidelines, a director may not serve on the board of directors of more than four other public corporations in addition to the Company’s Board. A director who also serves as the chief executive officer of a publicly traded company should not serve on more than two boards of publicly traded companies (including the company for which the director is CEO). In advance of accepting an invitation to serve on the board of another public corporation, directors should consult with the Board Chairperson or the Chair of the Nominating and Corporate Governance Committee to confirm that service on such other board does not interfere with the director’s service on the Company’s Board or create an unacceptable conflict of interest. Further, no member of the Audit Committee may serve on the audit committee (or board committee performing similar functions) of more than two other public corporations without the prior approval of the Company’s Board. Regardless of a director’s outside activities, a director is always required to be able to devote sufficient time and attention to the Company’s business and to the performance of the director’s duties as a member of the Company’s Board.
Majority Voting Standard
The Company’s Bylaws include a majority voting standard for the election of directors in uncontested elections, which are generally defined as elections in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “FOR” or “AGAINST” as to each nominee. Cumulative voting is not permitted. Under the majority voting standard, in uncontested elections of directors such as this election, each director must be elected by the affirmative vote of the holders of a majority of the votes cast, assuming a quorum is present at the Annual Meeting. A majority of the votes cast means that the number of shares voted “FOR” a nominee for director exceeds the number of votes “AGAINST” as to that nominee for director.
In the event that a director nominee fails to receive an affirmative majority of the votes cast in an uncontested election, the Board, within its powers, may take any appropriate action, including decreasing the number of directors or filling a vacancy.
Under the Company’s Corporate Governance Guidelines, all nominees for director are required to tender, prior to the mailing of the proxy statement for the meeting at which they are to be re-elected as directors, irrevocable resignations that will be effective upon the occurrence of both (i) the failure to receive the required vote for re-election at any meeting at which they are nominated for re-election and (ii) the Board’s acceptance of such resignation. In the event that, in an uncontested election of directors, any nominee fails to receive the required vote for election or re-election, the Nominating and Corporate Governance Committee or, under certain circumstances, a committee of independent directors, will consider all factors it considers relevant, including, among other things, the reasons for any “against” votes, and will recommend to the Board whether or not to accept the nominee’s previously tendered resignation offer. The Board will consider such recommendation and will determine within 90 days from the date of the certification of the election results whether to accept the resignation. If the resignation is not accepted, the director will continue to serve until the director’s successor is duly elected and qualifies or until the director’s earlier resignation or removal. The Board is required to publicly disclose such determination. The director nominee who failed to receive the required vote for election or re-election does not participate in the Nominating and Corporate Governance Committee’s recommendation or the Board’s decision.

Shareholder Nominees - Proxy Access
The Company’s shareholders possess the right to nominate candidates to the Board through proxy access provisions of the Company’s Bylaws. The Company’s Bylaws permit any shareholder (or group of up to 20 shareholders) owning three percent or more of the Company’s outstanding Common Stock continuously for at least the previous three years to nominate a candidate for election to the Board and to include the candidate in the Company’s proxy materials for its annual meeting of shareholders. The maximum number of shareholder-nominated candidates is equal to the greater of (i) two or (ii) twenty percent of the number of directors then serving on the Board (rounding down to the closest whole number). Such nominations are subject to additional eligibility, procedural and disclosure requirements set forth in the Company’s Bylaws. The foregoing is a summary of Section 2.7 of the Company’s Bylaws and is qualified in its entirety by the text of that section. For additional information, see “Shareholder Nominations and Proposals – Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.”
Annual Board and Committee Assessment and Evaluation
Pursuant to the Company’s Corporate Governance Guidelines, the Board and each of its committees conduct, under the direction of the Nominating and Corporate Governance Committee, an annual assessment of their functionality and effectiveness, including an assessment of the skills and experience that are currently represented on the Board and that the Board will find valuable in the future given the Company’s current situation and strategic plans. As part of this process, the Nominating and Corporate Governance Committee invites input from each director on the performance of each of the other directors. The Nominating and Corporate Governance Committee considers individual director performance at least annually when deciding whether to nominate an incumbent director for re-election.
Board Leadership Structure
The Board believes that strong, independent board leadership is a critical aspect of effective corporate governance. The Board Chairperson is selected by the Board as it deems to be in the best interests of the Company from time to time, and may be either a management or a non-management director. The Company’s Corporate Governance Guidelines provide that if the Board Chairperson is not an independent director (e.g., when the Board Chairperson is also the Chief Executive Officer), then the Board will appoint a lead independent director. The independent chairperson or the lead independent director, as the case may be, works with the Company’s Chief Executive Officer and the Company’s Corporate Secretary to set the Board’s work program and meeting agendas, presides over Board meetings and the executive sessions (without management) of the independent directors, coordinates the activities of the independent directors, and serves as a liaison between the Company’s Chief Executive Officer and the independent directors.
The Company currently separates the positions of Board Chairperson and Chief Executive Officer in recognition of the differences between the two roles. The Board Chairperson is currently John F. Lundgren, and Mr. Brewer is the Company’s Chief Executive Officer. Separating these positions and having the Board Chairperson lead the Board in its oversight responsibilities enables the Company’s Chief Executive Officer to focus on day-to-day business and his other responsibilities. Erik J Anderson also serves as the Vice Chairperson of the Board. The Board has determined that the Company’s Board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company, and the unique skills and experience of each of Mr. Lundgren, Mr. Anderson and Mr. Brewer. Accordingly, because Mr. Lundgren, who is an independent director, is serving as Board Chairperson, the Board therefore does not currently have a director with the title of lead independent director. A copy of the charter for the Board Chairperson position is available on the Company’s website at www.topgolfcallawaybrands.com under Investors — Corporate Governance.
Risk Oversight
The Board oversees an enterprise-wide approach to risk management and works with the Audit Committee and management in executing its oversight responsibility for risk management. The Board generally oversees risks related to the Company’s strategic and operational objectives and is responsible for overseeing the amounts and types of risks taken by management in executing those objectives. In addition, the Board has delegated to the Audit Committee the responsibility for oversight of certain of the Company’s risk oversight and compliance matters, including oversight of (i) material legal proceedings and material contingent liabilities, (ii) the Company’s policies regarding risk assessment and management, (iii) the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s Code of Conduct and (iv) the establishment of procedures for (a) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and federal securities law matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, internal accounting controls, auditing matters and federal securities law matters. The Board has delegated to the Nominating and Corporate Governance Committee the responsibility for overseeing any related party transactions.
 On a day-to-day basis, it is management’s responsibility to manage risk and bring to the attention of the Board any significant risks facing the Company and the controls in place to manage those risks. As part of this responsibility, management conducts a periodic enterprise risk management assessment, which is led by the Company’s corporate audit department. All members of management responsible for key business functions and operations participate in this assessment. The assessment includes an identification, and evaluation of the likelihood and potential impact, of the top risks facing the Company and the controls in place to mitigate such risks as well as possible opportunities to reduce such risks. This report is shared with the Audit Committee and the full Board.
The Board also considers information technology and cybersecurity an important risk, and the Audit Committee receives regular updates from the Company’s management on at least a semiannual basis on IT and cybersecurity strategy and risks specific to the Company. The Company prioritizes the protection of data in its care and is committed to the ongoing enhancement of its cybersecurity and privacy capabilities. For more information, see the Company’s website at www.topgolfcallawaybrands.com under Investors — Corporate Governance — Cybersecurity Overview.
See “Executive Officer Compensation—Governance and Other Considerations—Risk Assessment of Compensation Programs” below for information regarding the Company’s risk assessment of its compensation programs.
Board Committees
The Board currently has three standing committees:
•the Audit Committee;
•the Compensation and Management Succession Committee (the “Compensation Committee”); and
•the Nominating and Corporate Governance Committee.
The Board has adopted written charters for each of the three standing committees that satisfy the applicable standards of the SEC and the NYSE, copies of which are available on the Company’s website at www.topgolfcallawaybrands.com under Investors — Corporate Governance. Upon request, the Company will provide to any person without charge a copy of such charters. Any such request may be made by contacting the Company’s Investor Relations Department by telephone at (760) 931-1771 or by mail at Topgolf Callaway Brands Corp., Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008.
The Board has determined that the chair of each committee and all committee members are independent under applicable NYSE and SEC rules for committee memberships. The members of the committees are shown in the table below.

Director	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Erik J Anderson	—	—	—	—
Samuel H. Armacost (1)	✓	Member	Member	—
Scott H. Baxter (1)	✓	—	Member	—
Oliver G. Brewer III	—	—	—	—
Thomas G. Dundon(1)	✓	—	—	—
Laura J. Flanagan	✓	—	Member	—
Russell L. Fleischer	✓	Chair	—	—
Bavan M. Holloway	✓	Member	—	—
John F. Lundgren	✓	Member	Member	Member
Scott M. Marimow	✓	—	—	Member
Adebayo O. Ogunlesi	✓	Member	—	Chair
Varsha R. Rao	✓	—	Member	—
Linda B. Segre	✓	—	Chair	Member
Anthony S. Thornley	✓	Member	—	Member
(1)Following the Annual Meeting, none of Mr. Armacost, Mr. Baxter or Mr. Dundon will serve as a member of any of the committees as none of these directors are standing for re-election to the Board.

Audit Committee. The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee’s role includes representing and assisting the Board in discharging its oversight responsibility relating to: (a) the accounting, reporting and financial practices of the Company and its subsidiaries, including the integrity of the

Company’s financial statements; (b) the Company’s outside auditors, including their qualifications, performance and independence; (c) the performance of the Company’s internal audit function; and (d) the Company’s compliance with legal and regulatory requirements. The Audit Committee:
•is responsible for all matters relating to the Company’s outside auditors, including their appointment, compensation, evaluation, retention, oversight and termination;
•approves in advance all services to be performed by the outside auditors, including pre-approval of any permissible non-audit service to be provided by the outside auditors;
•obtains and reviews, at least annually, a report by the outside auditors describing (a) the outside auditors’ internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditor, and any steps taken to deal with any such issues;
•reviews and considers, at least annually, the independence of the outside auditors;
•annually reviews and discusses the performance and effectiveness of the internal audit function;
•reviews and discusses the adequacy and effectiveness of the Company’s internal controls, including any material weaknesses or significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the outside auditors or management;
•reviews and discusses the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon;
•reviews and discusses the Company’s policies with respect to risk assessment and risk management; and
•oversees the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s Code of Conduct, including review of conflict of interest issues.
Audit Committee Financial Sophistication and Expertise. The Board has determined that each Audit Committee member is financially literate and has the accounting or related financial management expertise within the meaning of NYSE listing standards. The Board has also determined that at least one Audit Committee member qualifies as an Audit Committee Financial Expert as defined by Item 407(d)(5) of Regulation S-K. The Board has designated Mr. Fleischer as the Audit Committee Financial Expert. The Board also believes that the collective experiences of the other Audit Committee members make them well qualified to serve on the Audit Committee. Shareholders should understand that Mr. Fleischer’s designation as an Audit Committee Financial Expert is an SEC disclosure requirement, and it does not impose on Mr. Fleischer any duties, obligations or liabilities that are greater than those which are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee Financial Expert pursuant to this requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.
In addition, the Audit Committee annually evaluates the performance of the Audit Committee and assesses the adequacy of its written charter. Additional information regarding the Audit Committee’s responsibilities can be found under the sections entitled “— Risk Oversight,” above and “Audit Committee Report” and “Information Concerning Independent Registered Public Accounting Firm,” below.
Compensation and Management Succession Committee. The Compensation Committee:
•oversees the Company’s overall compensation philosophy, policies and programs, and assesses whether the Company’s compensation philosophy establishes appropriate incentives given the Company’s strategic and operational objectives;
•administers and makes recommendations to the Board with respect to the Company’s incentive-compensation plans and equity-based compensation plans, including granting awards under any such plans, and approves, amends or modifies the terms of compensation and benefit plans as appropriate;
•reviews and approves corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and, together with the other independent members of the Board, determines and approves the Chief Executive Officer’s compensation level based on this evaluation;
•evaluates the performance of the Company’s other executive officers and sets their compensation after considering the recommendation of the Company’s Chief Executive Officer;
•reviews and approves employment agreements and severance arrangements for the Company’s executive officers, including change-in-control provisions, plans or agreements;

•is responsible for assisting the Board with Chief Executive Officer and other management succession issues and planning;
•reviews, as appropriate, compensation and benefits plans affecting employees in addition to those applicable to the Company’s executive officers;
•reviews the compensation of directors for service on the Board and its committees and recommends changes in compensation to the Board;
•oversees the assessment of the risks related to the Company’s compensation policies and programs applicable to officers and employees, and reviews the results of this assessment;
•at least annually assesses whether the work of compensation consultants involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in the Company’s annual report and proxy statement; and
•oversees or participates in the Company’s engagement efforts with shareholders on the subject of executive compensation.
In addition, the Compensation Committee annually evaluates the performance of the Compensation Committee and assesses the adequacy of its written charter. Additional information regarding the Compensation Committee’s responsibilities can be found under the section entitled “Executive Officer Compensation,” below.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee:
•identifies and recommends to the Board individuals who are qualified to serve on the Board and who should stand for election at each annual meeting of shareholders;
•develops and recommends to the Board standards to be used in assessing director independence;
•oversees the Company’s corporate governance matters and policies, including the Company’s Corporate Governance Guidelines;
•oversees the annual evaluation and assessment of the Board and its committees;
•reviews the leadership structure of the Board and recommends changes to the Board as appropriate;
•makes recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;
•recommends candidates to the Board for appointment to its committees; and
•reviews related person transactions and adopts policies and procedures for the review, approval and ratification of related person transactions.
In addition, the Nominating and Corporate Governance Committee annually evaluates the performance of the Nominating and Corporate Governance Committee and assesses the adequacy of its written charter. Additional information regarding the Nominating and Corporate Governance Committee’s responsibilities can be found under the sections entitled “— Director Qualifications,” “— Identification of Potential Director Candidates,” “— Nomination Process” and “—  Annual Board and Committee Assessment and Evaluation,” above.
Meetings and Director Attendance
During 2022, the Board met six times, and the independent directors met in executive session at five of those meetings and determined that there was no need to meet in executive session at the other meeting; the Audit Committee met nine times; the Compensation Committee met five times; and the Nominating and Corporate Governance Committee met six times. In addition to meetings, the members of the Board and its committees sometimes take action by written consent in lieu of a meeting or discuss Company business without calling a formal meeting.
During 2022, all of the Company’s directors attended in excess of 75% of the meetings of the Board and of its committees on which they served, except for Mr. Dundon, who is not standing for re-election. All of the directors standing for re-election are expected to attend the annual meetings of shareholders. All 14 directors who were serving on the Board at the time of the 2022 virtual annual meeting of shareholders attended such annual meeting.
Communications with the Board
Shareholders and other interested parties may contact the Board Chairperson or the non-management directors as a group by e-mail at: non-managementdirectors@callawaygolf.com, or by mail to: Board of Directors, Topgolf Callaway Brands Corp., 2180 Rutherford Road, Carlsbad, California 92008. The Company’s Corporate Secretary’s office reviews all incoming communications and filters out solicitations and junk mail. All legitimate non-solicitation and non-junk mail communications are distributed to the non-management directors or handled as appropriate as directed by the Board Chairperson.

Code of Conduct
The Board has adopted a Code of Conduct that applies to all of the Company’s employees, including its senior financial and executive officers, as well as the Company’s directors. The Code of Conduct covers the basic standards of conduct applicable to all directors, officers and employees of the Company, as well as the Company’s Conflicts of Interest and Ethics Policy and other specific compliance standards and related matters. The Company will promptly disclose any waivers of certain provisions of our Code of Conduct, or amendments to such provisions, that apply to the Company’s directors and senior financial and executive officers on its website at www.topgolfcallawaybrands.com.
The Code of Conduct is available on the Company’s website at www.topgolfcallawaybrands.com under Investor Relations — Corporate Governance. Upon request, the Company will provide to any person without charge a copy of the Code of Conduct. Any such request may be made by contacting the Company’s Investor Relations department by telephone at (760) 931-1771 or by mail at Topgolf Callaway Brands Corp., Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008.
Sustainability Program

In 2019, the Company, at the direction of its Chief Executive Officer with oversight from the Board of Directors, formally launched the Global Sustainability Program. The goal of this program is to bring increased awareness and structure to the Company’s existing social and environmental sustainability initiatives, while also enhancing the sustainability efforts across its global businesses. In connection with launching the Global Sustainability Program, the Company established an Executive Sustainability Committee comprising its Chief Executive Officer, Chief Financial Officer, and all other executive officers. A Sustainability Core Team meets and then reports progress of the Global Sustainability Program quarterly to the Executive Sustainability Committee. Members of the Sustainability Core Team, known as Sustainability Champions, are employees who have been selected from throughout the organization to drive large-scale global projects that build upon the Company’s existing environmental and social sustainability efforts. Sustainability Champions also promote smaller-scale employee-driven initiatives at the local levels. These projects and initiatives are benchmarked against the sustainability frameworks published by the Global Reporting Initiative ("GRI") and the Sustainability Accounting Standards Board ("SASB") with respect to sustainability issues that are likely to affect the financial conditions or operating performances of companies in the consumer goods, apparel and entertainment sectors.

The Company’s entire Board of Directors oversees the Global Sustainability Program and receives a comprehensive report regarding the program’s initiatives and progress on an annual basis. Additionally, a quarterly update is provided to the Board’s Nominating and Corporate Governance Committee on the Company’s latest third-party performance scores on ESG topics to maintain a consistent pulse on the Company’s ESG performance.

The Global Sustainability Program has played an integral role in assessing the Company’s material ESG concerns and developing the Company’s sustainability strategy and goals. This strategy includes a sustainability strategy framework that categorizes the Company’s sustainability efforts into four pillars: People, Planet, Product, and Procurement. The Global Sustainability Program has also introduced a variety of new initiatives across the Company, including: establishing a quarterly internal sustainability newsletter; enhancing sustainability content on the Company’s website; and engaging employees globally to devise new sustainability action plans for the Company’s various brands and workspaces. In March 2022, the Company published its inaugural Sustainability Report for the year ended December 31, 2021, which is available on its website at www.topgolfcallawaybrands.com under Sustainability, and is committed to publishing a bi-annual report to continue promoting transparency regarding its future sustainability efforts. In addition, the Company intends to publish an updated ESG data table on its website each year.

Environmental Responsibility
The Company is committed to conducting its business in a sustainable manner and maintains policies and procedures that establish the foundation of its environmental responsibility program. The Company is committed to empowering employees and suppliers at all levels to promote safe and environmentally responsible practices. In this regard, the Company focuses on initiatives such as a reduction of hazardous waste, sustainable packaging improvements, implementation of energy efficiency projects in collaboration with local utilities/landlords and ESG data collection processes to increase transparency and tracking of key environmental metrics. A few recent highlights in the Product and Planet pillars include:
Product:
•Callaway Golf revised certain iron set packaging, which could eliminate usage of over one million polybags per year;
•TravisMathew introduced 138 SKUs using sustainable fabrics in spring/summer 2023;
•Jack Wolfskin won an ISPO Award, an industry award that includes sustainably aspects, for its Traveltopia Duffle which is durable luggage made from 100% recycled polyester fabrics and Jack Wolfskin’s Wax Weave material that, due to its solvent-free synthetic coating, will generally never need to be re-coated, as compared to traditional waxed models;
•Callaway Golf Korea launched a limited edition green bear Chrome Soft Truvis Ball and Jaws Wedge, with a percentage of the sales profit to be donated to an environmental non-governmental organization; and
•Jack Wolfskin eliminated over seven million silica dry packs from its packaging and changed to fully recycled content plastic polybags for transport packaging.
Planet:
•Callaway Golf Japan planted 510 trees in the Callaway Forest in 2022 as part of a partnership with a forest conservation group;
•Topgolf installed 55 Volta EV charging stations at 20 venues across the U.S. through the end of 2022;
•Callaway Golf launched its ‘Mobile HQ’ Tour Truck, an on-site club fitting and assembly space, which is powered partially by renewable energy via solar panels and contains recycled content in its exterior wrap; and
•Two company locations undertook office renovations, including introducing LED lighting and sensor systems.

For more information regarding the Company’s efforts, see the Sustainability Report for the year ended December 31, 2021 on its website at www.topgolfcallawaybrands.com under Sustainability.
Social Responsibility
The Company seeks to focus on social issues important to its employees, shareholders and customers, which include raising awareness with employees and within the Company’s supply chain about how the Company and its employees can make the right decisions on issues like product safety and work environments affecting those who help the Company make its products. In addition, the Company focuses on initiatives such as supporting diversity and inclusion efforts, implementing health and safety policies and procedures, and maintaining product safety and quality. A few recent highlights in the social pillars of People and Procurement include:
People:
•The Board completed a pay equity analysis for Topgolf in 2022 as part of an annual review program to review pay equity in each of three areas of the Company every three years;
•Callaway Golf Europe raised approximately $154,000 for two local children’s charities through its ‘Big Bag Trail’ community engagement efforts at the 150th Open Championship;
•Topgolf hosted a Women’s Equality Day cross-brand panel to celebrate Women’s Equality Day 2022 which addressed allyship, identifying and fighting gender bias, and work-life balance;
•The Company introduced additional leadership training opportunities, including Callaway Leadership Links Training and Operations Management Academy, while also continuing to offer existing training opportunities, such as the Emerging Leaders Program;
•Topgolf employees completed 9,850 volunteer hours in 2022;
•TravisMathew partnered with the Surfrider Foundation to host volunteer cleanups in Huntington Beach, California and Long Beach, California; and
•The Company held a ‘Celebrating Diversity’ week, highlighting diversity and recent diversity partnerships.
Procurement:
•Jack Wolfskin was awarded the ‘Leader’ status by the Fair Wear Foundation in 2022, the 7th time it has received this recognition;
•Callaway Golf audited certain suppliers with respect to social compliance and environmental criteria; and
•The Company ensured restricted substance list compliance of supplier products through vigorous testing of products throughout the supply chain.

For more information regarding the Company’s efforts, see the Sustainability Report for the year ended December 31, 2021 on its website at www.topgolfcallawaybrands.com under Sustainability.

Stock Ownership Guidelines
In order to promote ownership of the Common Stock by the Company’s non-management directors and executive officers and thereby more closely align their interests with the interests of the Company’s shareholders, the Board has adopted stock ownership guidelines requiring the Company’s non-employee directors and executive officers to own Common Stock interests with a value equal to at least the following minimum amounts:

Chief Executive Officer	5x Base Salary
Other Executive Officers	2x Base Salary
Non-Employee Directors	5x Annual Retainer
The minimum share ownership amounts are required to be achieved within five years of an individual first becoming subject to these guidelines. All shares for which a director or an executive officer is deemed to be the beneficial owner under Section 16 of the Exchange Act, including shares held in a trust for the benefit of the individual or a member of the director or executive officer’s family, count toward this ownership requirement. Additionally, for those directors who are employed by or otherwise affiliated with a shareholder of the Company, shares owned by such affiliated entity count towards this ownership requirement in the discretion of the Compensation Committee. Restricted stock and service-based restricted stock unit awards held by the director or executive count toward the holding requirements. Performance-based restricted stock units do not count toward this ownership requirement unless and until the performance criteria are satisfied. Stock options, stock appreciation rights, and phantom stock units do not count toward this ownership requirement unless and until any underlying shares are issued. Unless a non-employee director or executive officer is in compliance with these guidelines, the director or executive officer is required to retain and hold 50% of any “net shares” of Common Stock issued in connection with any equity-based awards granted under the Company’s compensation plans after such non-employee director or executive officer first becomes subject to these guidelines. “Net shares” are those shares that remain after shares are sold or withheld (i) to pay the exercise price and withholding taxes in the case of stock options or (ii) to pay withholding taxes in the case of other awards. Compliance with these guidelines is assessed on an annual basis by the Compensation Committee. At the time compliance was assessed in 2022, all directors and executive officers attained the minimum ownership levels or were otherwise in compliance with the Company’s stock ownership guidelines.
Policy on Speculative Trading Activities — Anti-Hedging and Pledging Policy
The Company’s insider trading policy provides, among other things, that directors, officers and other employees may not engage in certain types of speculative activities with respect to the Company’s securities, including short sales, transactions in put options, call options or other derivative securities, hedging transactions, pledging of Company stock as collateral for a loan, or holding shares of Company stock in a margin account.
In connection with the Topgolf merger, Mr. Dundon and DDFS Partnership LP, an entity Mr. Dundon controls, collectively received approximately 18.6 million shares of Common Stock. Mr. Dundon advised the Company that he believes in the long-term prospects of the Company and that his preference was not to sell his shares. He therefore requested that the Company allow him to pledge a portion of the shares he controls as collateral for a credit facility so that he could employ the liquidity provided by such shares without having to sell them. The Board determined to permit Mr. Dundon to pledge approximately 5.5 million shares of Common Stock owned by DDFS Partnership LP as collateral for a credit facility until June 6, 2023, at which time Mr. Dundon’s term of office as a director of the Company will be complete. Mr. Dundon is not standing for re-election as a director and, therefore, he will no longer be subject to the Company’s anti-hedging and pledging policy following the Annual Meeting. In evaluating Mr. Dundon’s request to pledge such shares, the Board considered, among other things, (i) that Mr. Dundon was pledging less than 30% of the shares he controls and that he would not stand for re-election as a director at the Annual Meeting, (ii) Mr. Dundon’s agreement that the amount to be borrowed would not exceed 45% of the value of the pledged shares on the funding date, and (iii) Mr. Dundon’s agreement that in the event of any margin call or shortfall associated with the underlying loan, Mr. Dundon would deposit cash or other securities into a margin account in an amount sufficient to ensure that the pledged shares are not foreclosed upon or otherwise sold into the market. Mr. Dundon also agreed that the pledged shares would not count toward his satisfaction of the Company’s stock ownership guidelines so long as such shares were pledged. Based on its evaluation, the Board concluded that the pledging arrangement does not pose an undue risk to the Company.
Compensation Committee Interlocks and Insider Participation
In 2022, the Company’s executive officer compensation matters were handled by the Compensation Committee. The Company’s Compensation Committee is currently comprised of the following directors: Mses. Flanagan, Rao and Segre (Chair) and Messrs. Armacost, Baxter, and Lundgren. During the times of their committee service during 2022, all of such members were determined to be independent and there were no compensation committee interlocks.

Shareholder Engagement, Say-on-Pay Vote

The Company believes regular, proactive communications with its shareholders to be in its long-term best interests. These investor communications and outreach have included, among other things, investor day meetings, quarterly conference calls, investor conferences and analyst meetings and calls throughout the year at the request of investors. These meetings provide a forum to engage with shareholders on topics including, among other things, strategy, financial performance, compensation, environmental, social and corporate governance matters and risk management.
At the Company’s annual meeting of shareholders in May 2022, more than 70% of the votes cast were in favor of the say-on-pay proposal. This was lower than the average support of approximately 99% of the votes cast in favor of the say-on-pay proposal in the previous five years and occurred in the context of some of the Company’s named executive officers for the 2021 fiscal year having received one-time transaction grants in connection with the closing of the Company’s merger with Topgolf. Proxy advisory firms Institutional Shareholder Services and Glass Lewis each recommended a vote against the say-on-pay proposal, citing the transaction grants as the primary reason for their negative recommendations. Following the negative recommendations, and prior to our May 2022 annual meeting, we engaged with holders of approximately 40% of our shares to discuss the say-on-pay proposal and the other proposals at the 2022 annual meeting.
Additionally, throughout 2022 and early 2023, the Company undertook a shareholder outreach campaign with shareholders holding over 60% of the Company’s outstanding shares. Of this group, holders of approximately 37% of the outstanding shares elected to meet with the Company. Members of the Board and the Company’s CEO and CFO participated in certain of these meetings, as well as representatives from the Company’s investor relations, finance and legal teams. In these meetings, the Company received valuable feedback on, among other things, (i) the strengths and areas of improvement for its executive compensation program, (ii) potential areas for improved governance practices; and (iii) opportunities to improve disclosure around ESG matters. A summary of what we heard and the specific actions we took in response to the feedback, is provided below:
•No large, one-time equity grants. The most common concern raised was the Company’s making large, one-time grants of equity-based awards, as with the transaction awards granted in connection with the Topgolf merger. The Company did not make a one-time equity grant in 2022 and, after receiving this feedback, does not plan to make any large, one-time grants of equity-based awards in the future, except that the Company does, from time to time, make one-time grants to new executives joining the Company.
•Reduced Board size. Several shareholders expressed that the Board, with 14 members, was larger than they prefer. With Mr. Armacost retiring and Mr. Baxter choosing not to stand for reelection, the Board elected to reduce its size to 12 directors following the Annual Meeting.
•Enhanced Disclosure around ESG Matters. Several shareholders expressed a desire for the Company to provide additional disclosures in our proxy statement around the skills and qualifications of the Board and the Company’s pay equity and sustainability efforts. As a result, we have included in this proxy statement our director skills matrix and highlights from our sustainability initiative, including our pay equity efforts.
Director Compensation
Directors who are not also Company employees are compensated for their service on the Board and its committees with a mix of cash and equity-based compensation. Directors are also reimbursed for their travel expenses incurred in connection with their duties, and receive other benefits, as described below. The Compensation Committee periodically reviews the compensation and benefits the directors receive from the Company for service on the Board and on Board committees and recommends changes to the Board.
Mr. Brewer, as the Company’s President and Chief Executive Officer, does not receive any additional cash or equity-based compensation for serving on the Board.
In determining the reasonableness of the Company’s director compensation, the Compensation Committee periodically consults with, and reviews market data provided by, its independent compensation consultant. The primary source of the market data is the same group of companies that are used for executive compensation determination purposes (the “Compensation Comparison Group”). We do not target a specific level of director compensation relative to the market reference information, but rather use such information, along with information on broader trends and practices, to help guide our decisions related to our director compensation program.
Cash Compensation. Non-employee directors were paid an annual base cash compensation of $100,000 and the Board Chairman was paid an additional annual $50,000 cash retainer. Non-employee directors who serve as chairs of Board committees are paid an additional annual retainer fee. The Chair of the Audit Committee is paid $15,000; the Chair of the Compensation Committee is paid $12,500; the Chair of the Nominating and Corporate Governance Committee is paid $10,000.
Members of our Board may elect to receive their cash retainers in the form of fully vested shares of our Common Stock, which shares are issued on the 15th day of the last calendar month of each calendar quarter. The number of shares issued is equal to (1) the cash retainers to be paid in the form of shares, divided by (2) the closing price per share on the 15th day of the last calendar month of each calendar quarter (or if such day is not a trading day, on the immediately preceding trading day). These shares are issued under the Company’s 2022 Incentive Plan.
Equity-Based Compensation. Upon the initial election or appointment of a new director and for each year of continuing service on the Board, a non-employee director is granted restricted stock units generally (but may be granted stock options, restricted stock, restricted stock units, or a combination thereof, as permitted under the Company’s 2022 Incentive Plan) with an aggregate grant date fair value of approximately $125,000 (which may be prorated as determined by the Board) as the long-term incentive portion of director compensation. Such equity-based awards are made as of the date of appointment or re-election in the form and amount as determined by the Board on the recommendation of the Compensation Committee and are based on the average closing price of the Common Stock for the 20-trading days immediately preceding the grant date. The awards generally vest on the first anniversary of the grant date. Ms. Rao received a prorated initial award upon her initial appointment to our Board in March 2022, which award vested on the first anniversary of the grant date. The value and the number of equity awards granted to the directors in 2022 are reported in the table below.
Other Benefits. The Company has a policy that the non-employee directors should promote the Company’s products by using the products whenever they play golf. To assist them in complying with this policy, non-employee directors are entitled to receive the Company’s golf club and golf ball products, free of charge, for their own personal use and the use of immediate family members residing in their households. Non-employee directors also receive a limited amount of other products (e.g., apparel and other accessories) free of charge and the right to purchase a limited amount of additional golf clubs, balls and accessories at a discount. The aggregate value of this personal benefit did not exceed $10,000 for any director in 2022 and is therefore not required to be reported in the table below.

Director Compensation in Fiscal Year 2022
The following table summarizes the compensation of the Company’s non-employee directors for fiscal year 2022:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Erik J Anderson	$100,000	$117,945	$—	$—	$—	$—	$217,945
Samuel H. Armacost (3)	$100,000	$117,945	$—	$—	$—	$—	$217,945
Scott H. Baxter (3)	$100,000	$117,945	$—	$—	$—	$—	$217,945
Thomas G. Dundon (3)(4)	$100,000	$117,945	$—	$—	$—	$—	$217,945
Laura J. Flanagan	$100,000	$117,945	$—	$—	$—	$—	$217,945
Russell L. Fleischer (5)	$115,000	$117,945	$—	$—	$—	$—	$232,945
Bavan M. Holloway	$100,000	$117,945	$—	$—	$—	$—	$217,945
John F. Lundgren	$150,000	$117,945	$—	$—	$—	$—	$267,945
Scott M. Marimow	$100,000	$117,945	$—	$—	$—	$—	$217,945
Adebayo O. Ogunlesi (6)	$110,000	$117,945	$—	$—	$—	$—	$227,945
Varsha R. Rao (7)	$79,722	$140,747	$—	$—	$—	$—	$220,469
Linda B. Segre	$112,500	$117,945	$—	$—	$—	$—	$230,445
Anthony S. Thornley	$100,000	$117,945	$—	$—	$—	$—	$217,945

(1)Mr. Lundgren was paid an additional $50,000 for service as Board Chairperson. Mr. Fleischer was paid an additional $15,000 for service as Audit Committee Chair. Ms. Segre was paid an additional $12,500 for service as Compensation Committee Chair. Mr. Ogunlesi was paid an additional $10,000 for service as Nominating and Corporate Governance Committee Chair.
(2)Represents the aggregate grant date fair value of restricted stock units (“RSUs”) calculated for financial reporting purposes for 2021 utilizing the provisions of Accounting Standards Codification Topic 718, “Compensation — Stock Compensation” (“ASC 718”). See Note 15, “Stock Plans and Share-Based Compensation,” to the Company’s Audited Consolidated Financial Statements set forth in the Company’s Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023 (the “2022 Form 10-K”), for information concerning the ASC 718 values, which are based on the fair value of the Common Stock on the date of grant. In 2022, each non-employee director who was re-elected to the Board on the date of our 2022 annual meeting was granted 5,984 RSUs, which, subject to continued service, vest on the one-year anniversary of the grant date. The number of RSUs granted was based on the average closing price of the Common Stock for the 20-trading days immediately preceding the grant date. In addition, Ms. Rao also received a prorated initial award of 1,045 RSUs upon her initial appointment to our Board in March 2022, which award vested on the first anniversary of the grant date. As of December 31, 2022, the non-employee directors listed in the table above held the following RSUs (including accrued share dividend equivalents): Mr. Anderson, 5,984 RSUs; Mr. Armacost, 5,984 RSUs; Mr. Baxter, 5,984 RSUs; Mr. Dundon, 5,984 RSUs; Ms. Flanagan, 5,984 RSUs; Mr. Fleischer, 5,984 RSUs; Ms. Holloway, 5,984 RSUs; Mr. Lundgren, 5,984 RSUs; Mr. Marimow, 5,984 RSUs; Mr. Ogunlesi, 5,984 RSUs; Ms. Rao, 7,029 RSUs; Ms. Segre, 5,984 RSUs; and Mr. Thornley, 5,984 RSUs. As of December 31, 2022, Mr. Anderson also held 155,455 options to purchase shares of our Common Stock, which options the Company assumed in connection with our merger with Topgolf in March 2021.
(3)Mr. Armacost, Mr. Baxter and Mr. Dundon are not standing for re-election to the Board at the Annual Meeting.
(4)Mr. Dundon chose to receive $100,000 of retainers earned in 2022 in the form of fully vested shares of our Common Stock and received an aggregate of 4,629 shares. The amount of the cash retainers that Mr. Dundon elected to receive in the form of shares is reflected in the “Fees Earned or Paid in Cash” column.
(5)Mr. Fleischer chose to receive $115,000 of fees earned in 2022 in the form of fully vested shares of our Common Stock and received an aggregate of 5,323 shares. The amount of the cash retainers that Mr. Fleischer elected to receive in the form of shares is reflected in the “Fees Earned or Paid in Cash” column.
(6)Mr. Ogunlesi chose to receive $110,000 of fees earned in 2022 in the form of fully vested shares of our Common Stock and received an aggregate of 5,092 shares. The amount of the cash retainers that Mr. Ogunlesi elected to receive in the form of shares is reflected in the “Fees Earned or Paid in Cash” column.
(7)Ms. Rao was appointed to the Board on March 15, 2022. Ms. Rao chose to receive $50,000 of fees earned in 2022 in the form of fully vested shares of our Common Stock and received an aggregate of 2,303 shares. The amount of the cash retainers that Ms. Rao elected to receive in the form of shares is reflected in the “Fees Earned or Paid in Cash” column.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The terms of all of the Company’s directors expire at the Annual Meeting. The current size of the Company’s Board is 14 members; however, effective as of the Annual Meeting, the size of the Board will be reduced to 12 members. Pursuant to a Stockholders Agreement, dated as of October 27, 2020 (the “Stockholders Agreement”) entered into in connection with the Company’s merger with Topgolf, each of PEP TG Investments LP (“Providence”), DDFS Partnership LP and Dundon 2009 Gift Trust (together, “Dundon”) and TGP Investors, LLC, TGP Investors II, LLC and TGP Advisors, LLC (together, “WestRiver”), have the right to designate one person (for a total of three persons) to be appointed or nominated, as the case may be, for election to the Board for so long as such shareholder maintains beneficial ownership of 50% or more of the shares of Common Stock owned by them on the closing date of the merger with Topgolf, which occurred on March 8, 2021. Accordingly, upon the completion of the Company’s merger with Topgolf on March 8, 2021, each of Scott M. Marimow, Thomas G. Dundon and Erik J Anderson was appointed to the Board by Providence, Dundon and WestRiver, respectively, pursuant to the terms of the Stockholders Agreement. As of April 11, 2023, WestRiver no longer held sufficient shares to maintain its right to designate a nominee for director. Dundon has informed the Board that Mr. Dundon will not be standing for re-election to the Board and that, pursuant to its rights under the Stockholders Agreement, it is designating C. Matthew Turney to be nominated for election to the Board.
Messrs. Armacost and Baxter have informed the Company that they will not stand for re-election to the Board at the Annual Meeting. Mr. Armacost is retiring after 20 years of service on the Board, and Mr. Baxter has decided not to stand for re-election for personal reasons. Neither director’s decision not to stand for re-election was due to any disagreement with the Company. The Board has determined that, in connection with the decisions of Messrs. Armacost and Baxter to not stand for re-election to the Board, it is in the best interests of the Company and its shareholders to decrease the number of directors constituting the whole Board from fourteen to twelve effective as of the date of the Annual Meeting. Accordingly, upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the twelve individuals identified in the table below to stand for election at the Annual Meeting to serve until the 2024 annual meeting of shareholders and until their respective successors are elected and qualified. Except for Mr. Turney, each of the nominees currently serves as a director of the Company.

Director Nominee	Positions with the Company
Oliver G. (Chip) Brewer III	Director and President and Chief Executive Officer
John F. Lundgren	Chairperson of the Board
Erik J Anderson	Vice Chairperson of the Board
Laura J. Flanagan	Director
Russell L. Fleischer	Director
Bavan M. Holloway	Director
Scott M. Marimow	Director
Adebayo O. Ogunlesi	Director
Varsha R. Rao	Director
Linda B. Segre	Director
Anthony S. Thornley	Director
C. Matthew Turney	Director Nominee
Each director nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected. If any one or more of such nominees should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter. There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Oliver G. (Chip) Brewer III	Director and President and Chief Executive Officer
Age: 59 Director Since: 2012 Board Committees: None
Since 2012, Mr. Brewer has served as the Company’s President and Chief Executive Officer and as a member of the Board. He had also, since 2012, served as a Director of Topgolf until the completion of the Company’s merger with Topgolf on March 8, 2021. From January 2002 to February 2012, Mr. Brewer served as the President and Chief Executive Officer and as a member of the board of Adams Golf, Inc. He was President and Chief Operating Officer of Adams Golf from August 2000 to January 2002 and served as its Senior Vice President of Sales and Marketing from September 1998 to August 2000. Mr. Brewer is a graduate of William and Mary College and received his MBA from Harvard Business School in 1991.
Specific Qualifications, Attributes, Skills & Experience
Mr. Brewer is highly qualified, and was renominated, to serve on the Board, among other reasons, because the Board believes it is important to have the Company’s Chief Executive Officer serve on the Board as he is the one closest to the Company’s day-to-day operations. In addition, Mr. Brewer has extensive experience in the golf industry, public golf company board and executive officer experience, and has functional expertise in finance, human resources, manufacturing, international business matters, research and development, strategic planning, consumer sales and marketing, selling to retailers, mergers and acquisitions, entertainment and hospitality, cybersecurity and environmental, social and governance matters.

John F. Lundgren	Chairperson of the Board
Age: 71 Director Since: 2009 Board Committees: Audit, Compensation and Nominating and Corporate Governance
Mr. Lundgren is the Chairman of the Board of Directors at the Company. Mr. Lundgren served as Chairman and Chief Executive Officer of Stanley Black & Decker, Inc., from 2004 through July 2016, after which time he served as Special Advisor to the company through April 2017. Stanley Black & Decker, Inc. is the successor entity following the merger of The Stanley Works and Black and Decker in March 2010. Prior to the merger, Mr. Lundgren served as Chairman and Chief Executive Officer of The Stanley Works, a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use. Prior to joining The Stanley Works in 2004, Mr. Lundgren served as President — European Consumer Products, of Georgia Pacific Corporation and also held various positions in finance, manufacturing, corporate development and strategic planning with Georgia Pacific and its predecessor companies, namely James River Corporation from 1995 to 1997 and Fort James Corporation from 1997 to 2000. Mr. Lundgren began his business career in brand management at the Gillette Corporation. Mr. Lundgren is currently the lead independent director of VISA Inc. Mr. Lundgren also served as a member of the board of directors of Staples, Inc. prior to its sale to a private equity fund in September 2017. Mr. Lundgren is a graduate of Dartmouth College and received his MBA from Stanford University.
Specific Qualifications, Attributes, Skills & Experience
Mr. Lundgren is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior experience with the Company as a Board member as well as his recent experience as a chief executive officer of a public company, his prior operating experience, and his experience with corporate governance and executive compensation matters. Mr. Lundgren also has functional expertise in finance, human resources/compensation, manufacturing, international business matters, strategic planning, consumer sales and marketing, retail sell-through, mergers and acquisitions, cybersecurity and environmental, social and governance matters.

Erik J Anderson	Vice Chairperson of the Board
Age: 64 Director Since: 2021 Board Committees: None
Mr. Anderson is the Vice Chairman of the Board of Directors at the Company. From 2008 until the completion of the Company’s merger with Topgolf in March 2021, Mr. Anderson served as a director of Topgolf, including as chairman from October 2015 to January 2018. Mr. Anderson also served as Chief Executive Officer of Topgolf from October 2015 until January 2018, and as Topgolf’s Executive Chairman from January 2018 until the completion of the Company’s merger with Topgolf. While at Topgolf, he received numerous honors, including the Ernst & Young Entrepreneur of the Year Award. In 2018 and 2017 he was honored by Goldman Sachs as one of their Top 100 Most Intriguing Entrepreneurs. In 2019 and 2018 he was ranked by Golf Inc. as the No. 3 most powerful person in the golf industry after being ranked No. 8 in 2017. Mr. Anderson is Founder and CEO of WestRiver Group, which provides integrated capital solutions for the global innovation economy. He also serves as CEO of Singularity University, a global community using exponential technologies to tackle the world’s biggest challenges. From 1998 to 2002, Mr. Anderson was the Chief Executive Officer of Matthew G. Norton Co., a private investment company. In addition, he was a partner at the private equity firm of Frazier & Company, LP, and a Vice President at Goldman, Sachs & Co. Mr. Anderson is currently a member of the boards of directors of Decarbonization Plus Acquisition Corporation IV, Hyzon Motors Inc., and Solid Power, Inc., and he served as a member of the board of directors of Decarbonization Plus Acquisition Corporation II until January 2022. Mr. Anderson served on the board of directors of Avista Corporation, a publicly traded electric and natural gas provider, from May 2011 to May 2019. Mr. Anderson has also served, and continues to serve, on the board of directors of various private companies, including several companies in the sports industry. Mr. Anderson received an M.S. and B.S. in Industrial Engineering from Stanford University in 1982 and a B.A. in Economics and Management Engineering from Claremont McKenna College in 1979.
Specific Qualifications, Attributes, Skills & Experience
Mr. Anderson is highly qualified to serve on the Board, among other reasons, due to his prior service as Executive Chairman and Chief Executive Officer of Topgolf, his extensive experience as a board member of numerous private companies, his other public company board experience, and his experience with audit, corporate governance and executive compensation matters. He also has functional expertise in finance, accounting, investment banking, human resources/compensation, technology, international business matters, investor relations, strategic planning, mergers and acquisitions, entertainment and hospitality, cybersecurity and environmental, social and governance matters.

Laura J. Flanagan	Director
Age: 55 Director Since: 2018 Board Committees: Compensation
Ms. Flanagan has served as the Chief Executive Officer and a member of the board of directors of Ripple Foods, a plant-based food and beverage company, since October 2019. Ms. Flanagan served as the Chief Executive Officer of Foster Farms, a leader in poultry products, headquartered in California from 2016 until February 2019. Prior to joining Foster Farms, she worked as a consultant to private equity firms from 2014 to 2016. Ms. Flanagan was previously the President of the Snacks Division of ConAgra Foods, Inc., a packaged foods company headquartered in Nebraska, from 2011 until 2014, and served as President of ConAgra’s Convenient Meals Division from 2008 until 2011. Prior to joining ConAgra in 2008, Ms. Flanagan was the Vice President of Marketing for Tropicana Shelf Stable Juices at PepsiCo Inc. from 2005 to 2008. Ms. Flanagan also held various marketing leadership positions at General Mills, Inc. and PepsiCo Inc. from 1996 to 2005. Ms. Flanagan has served since June 2016 on the board of directors of Core-Mark International, a publicly traded company and one of the largest wholesale distributors to the convenience store channel. She served as Chair of the Nominating and Governance Committee from 2020-2021. Core-Mark was acquired by Performance Food Group in 2021 and Ms. Flanagan now serves on the board of PFGC, a publicly traded company and one of the largest distributors of products to the foodservice and restaurant channel. Ms. Flanagan has been a member of the National Association of Corporate Directors since 2014. Ms. Flanagan earned a B.S. degree in Engineering from Case Western Reserve University in 1990 and an MBA from the Stanford Graduate School of Business in 1996.
Specific Qualifications, Attributes, Skills & Experience
Ms. Flanagan is highly qualified, and was renominated, to serve on the Board of the Company, among other reasons, due to her extensive experience as a Chief Executive Officer, her background in consumer products, and her experience on other public company boards. She also has functional expertise in finance, human resources/compensation, manufacturing research and development, strategic planning, consumer sales/marketing, sell-through retail, mergers and acquisitions, cybersecurity and environmental, social and governance matters.

Russell L. Fleischer	Director
Age: 55 Director Since: 2018 Board Committees: Audit (Chair)
Mr. Fleischer has served as a general partner at Battery Ventures, a global investment firm providing venture capital and private equity, since 2015, after joining as a partner in 2014. Mr. Fleischer has experience serving as Chief Executive Officer of three privately held corporations: HighJump Software, a supply chain management software company, from 2010 to 2014; Healthvision Software, a healthcare information technology provider, and TriSyn Group, a core banking applications software provider. Mr. Fleischer has been both a public and private company Chief Financial Officer, including for Adams Golf from 2000 to 2002. Mr. Fleischer also served as a board member of Adams Golf from 2005 to 2012. Mr. Fleischer earned a B.A. in Economics from Johns Hopkins University and an MBA from Vanderbilt University.
Specific Qualifications, Attributes, Skills & Experience
Mr. Fleischer is highly qualified, and was renominated, to serve on the Board of the Company, among other reasons, due to his prior chief executive officer experience as well as his extensive financial executive experience with significant experience in the golf industry and experience in finance, accounting, human resources/compensation, technology, manufacturing, international business matters, strategic planning, mergers and acquisitions, cybersecurity and environmental, social and governance matters.

Bavan M. Holloway	Director
Age: 58 Director Since: 2021 Board Committees: Audit
Ms. Holloway has served as a Director of the Company since December 2021 and has over 30 years of broad finance and audit experience in complex and highly regulated business environments. She previously served as Vice President of Corporate Audit for The Boeing Company, among other senior finance roles, until her retirement in April 2020. Prior to joining Boeing in May 2002, Ms. Holloway spent 16 years at KPMG LLP primarily serving financial clients in Chicago and New York. She currently serves on the boards of directors of T-Mobile US, Inc. and TPI Composites Inc. Ms. Holloway holds a bachelor’s degree in business administration from the University of Tulsa and a master’s degree in financial markets and trading from the Illinois Institute of Technology. In October 2021, Ms. Holloway also received her CERT Certificate in Cybersecurity Oversight from the Carnegie Mellon University Software Engineering Institute.
Specific Qualifications, Attributes, Skills & Experience
Ms. Holloway is highly qualified to serve on the Board, among other reasons, due to her extensive experience in the areas of finance, accounting and corporate audit as well as her experience serving as a board member at other public companies. She also has functional expertise in finance, accounting, technology, international business matters, and cybersecurity and is passionate about diversity matters.

Scott M. Marimow	Director
Age: 43 Director Since: 2021 Board Committees: Nominating and Corporate Governance
From 2016 until the completion of the merger with Topgolf in March 2021, Mr. Marimow served as a director of Topgolf, where he was Chairman of the Real Estate Committee and a member of the Compensation Committee. Mr. Marimow is a Managing Director at Providence Equity Partners, where he has led investments in the sports, entertainment and media sectors. Current and past portfolio companies include AutoTrader, EZLinks Golf, Hulu, Learfield Sports, Major League Soccer, Newport Television, RentPath, TAIT Towers and ZeniMax Media. Prior to joining Providence Equity Partners in 2004, Mr. Marimow was an analyst in the media investment banking group of Deutsche Bank. Mr. Marimow received a B.Sc. in Business Administration from the Wharton School of the University of Pennsylvania in 2002.
Specific Qualifications, Attributes, Skills & Experience
Mr. Marimow is highly qualified to serve on the Board, among other reasons, due to his prior service as a member of the Topgolf Board, his extensive experience as a board member of numerous private companies, and his knowledge of and executive and operational experience with sports, entertainment and media portfolio companies of Providence Equity Partners. He also has functional expertise in finance, accounting, investment banking, consumer sales/marketing, mergers and acquisitions, entertainment and hospitality and strategic planning.

Adebayo O. Ogunlesi	Director
Age: 69 Director Since: 2010 Board Committees: Audit, Nominating and Corporate Governance (Chair)
Mr. Ogunlesi is Chairman and Managing Partner of Global Infrastructure Management, LLC, a private equity firm which invests worldwide in infrastructure assets in the energy, transport, and water and waste industry sectors. Prior to founding Global Infrastructure Management, Mr. Ogunlesi spent 23 years at Credit Suisse where he held senior positions, including Executive Vice Chairman and Chief Client Officer and prior to that Global Head of Investment Banking. Mr. Ogunlesi is currently a member of the board of directors of The Goldman Sachs Group, a position he has held since 2012, and Kosmos Energy Ltd., a position he has held since 2004. Mr. Ogunlesi holds a B.A. (First Class Honours) in Politics, Philosophy and Economics from Oxford University, a J.D. (magna cum laude) from Harvard Law School and an M.B.A. from Harvard Business School. Prior to joining Credit Suisse, he was an attorney with the New York law firm of Cravath, Swaine & Moore. From 1980 to 1981, he served as a Law Clerk to the Honorable Thurgood Marshall, Associate Justice of the United States Supreme Court.
Specific Qualifications, Attributes, Skills & Experience
Mr. Ogunlesi is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior service on the Company’s Board, his current executive officer position at Global Infrastructure Management, LLC, and his experience with investment banking, legal matters, corporate governance and executive compensation. Mr. Ogunlesi also has functional expertise in finance, law, investment banking, human resources/compensation, international business matters, strategic planning, mergers and acquisitions, cybersecurity and environmental, social and governance matters.

Varsha R. Rao	Director
Age: 53 Director Since: 2022 Board Committees: Compensation
Ms. Rao served as the Chief Executive Officer of Nurx, a leading direct-to-consumer telehealth platform, from April 2019 to August 2022. Ms. Rao has also served on the boards of directors at Viasat, Inc., a global satellite telecommunications company, since 2017, and Social Capital Hedosophia Holdings Corp. VI since 2021. Prior to her role at Nurx, Ms. Rao served as the Chief Operating Officer of Clover Health, a healthcare technology company, from September 2017 to January 2019. From November 2013 to December 2016, Ms. Rao served as the Head of Global Operations at Airbnb, Inc., a global travel marketplace. Ms. Rao earned a B.A. degree in Mathematics and a B.S. degree in Economics from the University of Pennsylvania, and an M.B.A. degree from the Harvard Business School.
Specific Qualifications, Attributes, Skills & Experience
Ms. Rao is highly qualified, and was renominated, to serve on the Board, among other reasons, due to her experience as a Chief Executive Officer, her other public company board experience and her extensive knowledge of corporate operations and the e-commerce industry. Ms. Rao also has functional experience in finance, accounting, investment banking, human resources/compensation, technology, manufacturing, international business matters, strategic planning, consumer sales and marketing, retail, mergers and acquisitions, environmental, social and governance matters and cybersecurity.

Linda B. Segre	Director
Age: 62 Director Since: 2015 Board Committees: Compensation (Chair), Nominating and Corporate Governance
Ms. Segre served as Executive Vice President, Chief Strategy and People Officer of Diamond Foods, Inc., a San Francisco-based, publicly-traded company that produced premium snack food and culinary nut products, from 2009 until its sale in February 2016. Ms. Segre first joined Diamond Foods in 2009 as Senior Vice President, Corporate Strategy. Before joining Diamond Foods, Ms. Segre served as Managing Director of Google.org and Vice President and Managing Director of The Boston Consulting Group’s San Francisco Office. From 1981 until 1985, Ms. Segre was a touring golf professional in the United States, Europe and Asia having won five tournaments including the Irish Open and the Reno Open. Ms. Segre is also a director and chairperson of the compensation committee of the board of directors of Mission Produce, Inc., a publicly traded company. Ms. Segre earned a B.A. degree with Academic Distinction in Economics and an MBA from Stanford University.
Specific Qualifications, Attributes, Skills & Experience
Ms. Segre is highly qualified, and was renominated, to serve on the Board, among other reasons, due to her extensive public company executive officer experience, her prior service on the Company’s Board, her extensive knowledge of corporate strategy and the consumer products industry and the unique perspective regarding the golf business that she brings as a former professional golfer. Ms. Segre also has functional expertise in finance, human resources, executive compensation, manufacturing, international business matters, strategic planning, consumer sales/marketing, sell-through retail, mergers and acquisitions, entertainment and hospitality and environmental, social and governance matters.

Anthony S. Thornley	Director
Age: 76 Director Since: 2004 Board Committees: Audit, Nominating and Corporate Governance
Mr. Thornley served as interim President and Chief Executive Officer of the Company from June 2011 to March 2012. From 2002 to 2005, he served as President and Chief Operating Officer of QUALCOMM Incorporated, the San Diego-based company that pioneered and developed technologies used in wireless networks throughout much of the world. He previously served as QUALCOMM’s Chief Financial Officer beginning in 1994, while also holding titles of Vice President, Senior Vice President and Executive Vice President. Prior to joining QUALCOMM, Mr. Thornley worked for Nortel Networks for 16 years, serving in various financial and information systems management positions including Vice President of Public Networks, Vice President of Finance NT World Trade, and Corporate Controller Northern Telecom Limited. Before Nortel, Mr. Thornley worked for Coopers & Lybrand. Mr. Thornley also served as a board member of Transdel Pharmaceuticals, Inc. from 2007 to 2011 and Peregrine Semiconductor Corp. from 2010 to 2014. Mr. Thornley previously served as a board member of Cavium, Inc., from 2006 to 2018. Mr. Thornley received his degree in chemistry from Manchester University, England, and qualified as a chartered accountant.
Specific Qualifications, Attributes, Skills & Experience
Mr. Thornley is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior service as interim President and Chief Executive Officer of the Company, extensive experience with the Company as a Board member as well as his prior executive and operational experience, his other public company board experience, and his experience with audit, corporate governance and executive compensation matters. He also has functional expertise in finance, accounting, human resources/compensation, technology, manufacturing, international business matters, research and development, strategic planning, consumer sales and marketing, mergers and acquisitions and environmental, cybersecurity and social and governance matters.

C. Matthew Turney	Director Nominee
Age: 29 Director Since: Not applicable Board Committees: Not applicable
Mr. Turney is the Chief Financial Officer of Dundon Capital Partners, a Dallas-based private investment firm founded by Thomas Dundon. Mr. Turney has served as Chief Financial Officer of Dundon Capital Partners since May 2021 and is responsible for transaction execution, operations, financial reporting and monitoring portfolio companies. Since June 2021, Mr. Turney has also served as the Chief Strategy Officer of the Carolina Hurricanes, a team in the National Hockey League. Prior to joining Dundon Capital Partners, from June 2016 through February 2021, Mr. Turney worked as an investment banker for Citi, where he focused on mergers and acquisitions in the aerospace and defense and automotive sectors. Mr. Turney holds a B.B.A. in finance with a specialization in alternative asset management from Southern Methodist University. In addition to his roles with Dundon Capital Partners and the Carolina Hurricanes, Mr. Turney sits on the advisory board of the SMU Alternative Asset Management Center.
Specific Qualifications, Attributes, Skills & Experience
Mr. Turney was designated for nomination to the Board under the terms of the Stockholders Agreement among the Company, Providence, Dundon and WestRiver (see “Transactions with Related Persons - Stockholders Agreement”). Mr. Turney was nominated due to his executive experience and functional experience in finance, investment banking and mergers and acquisitions.

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the votes cast is required for the election of each of the twelve nominees to be elected as directors. You may vote “for” or “against” with respect to the election of any or all of the nominees.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

AUDIT COMMITTEE REPORT
Management has the responsibility for the preparation, presentation and integrity of the Company’s financial statements and for its financial reporting process and internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformance of the Company’s financial statements to accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee is responsible for reviewing and discussing with management and the Company’s independent registered public accounting firm the Company’s annual and quarterly financial statements, financial reporting process and internal controls over financial reporting and for providing advice, counsel and direction on such matters based upon the information it receives, its discussions with management and the independent registered public accounting firm and the experience of the Audit Committee members in business, financial and accounting matters.
Consistent with and in furtherance of its chartered duties, the Audit Committee has adopted: (i) a written policy restricting the hiring of candidates for accounting or financial reporting positions if such candidates have certain current or former relationships with the Company’s independent registered public accounting firm; (ii) procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and federal securities laws matters and the confidential, anonymous submission by employees of any concerns regarding any of the foregoing; and (iii) a written policy governing the preapproval of audit and non-audit services to be provided by the Company’s independent registered public accounting firm and of the fees therefor. See “Information Concerning Independent Registered Public Accounting Firm—Policy for Preapproval of Auditor Fees and Services,” below.
Internal Audit
The Company has an internal audit department that, among other things, is responsible for objectively reviewing and evaluating the adequacy and effectiveness of the Company’s system of internal controls, including controls relating to financial reporting reliability. The internal audit department reports directly to the Audit Committee and, for administrative purposes, to the Company’s Chief Financial Officer.
2022 Audit Committee Activities
Following a formal evaluation by the Audit Committee and by the Company’s management of the performance of Deloitte & Touche LLP (“Deloitte”), the Audit Committee appointed Deloitte to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022. The Audit Committee reviewed and discussed with management and Deloitte the Company’s quarterly and audited annual financial statements for the year ended December 31, 2022. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”), as well as Deloitte’s Report of Independent Registered Public Accounting Firm included in the 2022 Form 10-K related to its audit of the consolidated financial statements. The Audit Committee met privately with Deloitte and discussed issues deemed significant by Deloitte and the Audit Committee. The Audit Committee also discussed with Deloitte the matters required to be discussed by Auditing Standard 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”).
During the course of 2022, the Audit Committee also oversaw management’s evaluation of the Company’s internal control over financial reporting. The principal internal auditor and management documented, tested and evaluated the Company’s internal control over financial reporting system in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice during the process. In connection with this oversight, the Audit Committee received periodic updates provided by the principal internal auditor, management and Deloitte at least quarterly at an Audit Committee meeting. Upon completion of the evaluation, the principal internal auditor and management reported to the Audit Committee confirming the effectiveness of the Company’s internal control over financial reporting and the Audit Committee reviewed and discussed with Deloitte its Report of Independent Registered Public Accounting Firm included in the 2022 Form 10-K related to its audit of the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting.
In addition, the Audit Committee has received from Deloitte the written disclosures and the letter required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) and has discussed with Deloitte its independence. The Audit Committee actively engaged in a dialogue with Deloitte with respect to any disclosed relationships or services that might affect Deloitte’s objectivity and independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the 2022 Form 10-K for filing with the SEC.
MEMBERS OF THE AUDIT COMMITTEE
Russell L. Fleischer (Chair) | Samuel H. Armacost | Bavan M. Holloway
John F. Lundgren | Adebayo O. Ogunlesi | Anthony S. Thornley

INFORMATION CONCERNING INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Fees of Independent Registered Public Accounting Firm
The following table shows the fees billed by Deloitte & Touche LLP for the years ended December 31, 2022 and December 31, 2021:

	2022	2021	Description
Audit Fees	$5,379,693	$5,498,100
Includes fees for (i) the audit of the Company’s annual financial statements, (ii) the review of the Company’s interim financial statements, (iii) the audit of the Company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”), (iv) statutory audits and related services for the Company’s international subsidiaries, and (v) other services that generally only the independent auditor can reasonably provide, including comfort letters, statutory audits, attest services, and consents and assistance with and review of documents filed with the SEC. The Company reimburses Deloitte for expenses incurred in connection with the audit in an amount not to exceed 6% of the audit fees. The amounts of these reimbursements are not included in the audit fees shown.

Audit-Related Fees	$—	$314,000	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements not reported under “Audit Fees.”
Tax Fees	$232,918	$347,128
Includes fees for services performed by the professional staff in Deloitte’s tax department except for those tax services that could be classified as audit or audit-related services, including routine foreign tax compliance, tax advice and transfer price studies.

All Other Fees	$—	$—	Includes fees for all services except those described above.
All of the services relating to the fees listed above were approved by the Audit Committee. None of such services were approved by the Audit Committee in reliance on a waiver from pre-approval under Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Policy for Preapproval of Auditor Fees and Services
The Audit Committee has adopted a policy that it must preapprove all audit and non-audit services to be performed by the Company’s independent registered public accounting firm before the firm is engaged to perform the services. The Audit Committee must also preapprove the estimated fees for such services, as well as any material change to the terms, conditions or fees related thereto. The Audit Committee will only preapprove those services that would not impair the independence of the independent registered public accounting firm and only those audit-related, tax or non-audit services that are consistent with the SEC’s and PCAOB’s rules on auditor independence. The policy specifically provides that the following non-audit services will not be preapproved: (i) bookkeeping or other services related to the Company’s accounting records or financial statements, (ii) financial information systems design and implementation, (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management functions, (vii) human resources, (viii) broker-dealer, investment adviser or investment banking services, (ix) legal services and (x) expert services unrelated to an audit for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation.
The Audit Committee has delegated to the Audit Committee Chair the authority (within specified limits) to preapprove services consistent with the policy if it is not practical to wait until the next Audit Committee meeting to seek such approval. The Audit Committee Chair must report any services it preapproves to the Audit Committee at its next meeting.
Under the policy, the Audit Committee at least annually will review and where appropriate preapprove the services expected to be performed by the Company’s independent registered public accounting firm. Any subsequent request to have the independent registered public accounting firm perform any additional services must be submitted to the Audit Committee by the Company’s Chief Financial Officer or Chief Accounting Officer, together with the independent registered public accounting firm, and must include an affirmation that the provision of such services is consistent with the SEC’s and PCAOB’s rules on auditor independence.

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee, which is comprised entirely of independent directors, has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. This appointment was made following the Audit Committee’s formal evaluation of Deloitte’s performance in 2022. Deloitte has served as the Company’s independent registered public accounting firm since December 2002. Information concerning the services performed by Deloitte and the fees for such services for 2022 and 2021 are set forth above under “Information Concerning Independent Registered Public Accounting Firm—Fees of Independent Registered Public Accounting Firm”. Deloitte representatives are expected to attend the Annual Meeting and to be available to respond to appropriate questions, and if they desire, will have the opportunity to make a statement.
The Audit Committee and the Board seek shareholder ratification of the Audit Committee’s appointment of Deloitte as the Company’s independent registered public accounting firm to audit the Company’s and its subsidiaries’ financial statements for the fiscal year ending December 31, 2023 and to audit the Company’s internal control over financial reporting. Ratification of this appointment is not required to be submitted to shareholders. However, such ratification is being sought as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider it. Because the Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm, however, the ultimate decision to retain or appoint Deloitte in the future as the Company’s independent registered public accounting firm will be made by the Audit Committee based upon the best interests of the Company at that time.

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

EXECUTIVE OFFICER COMPENSATION
COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE REPORT
The Compensation and Management Succession Committee (“Compensation Committee”) reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement for filing with the SEC.
COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE
Linda B. Segre (Chair) | Samuel H. Armacost
Scott H. Baxter | Laura J. Flanagan
John F. Lundgren | Varsha R. Rao
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis (“CD&A”) is designed to provide shareholders with an understanding of the Company’s compensation philosophy and objectives as well as the analysis that the Company performed in setting executive compensation for 2022. The Board has delegated to the Compensation Committee the general responsibility for oversight of the Company’s compensation philosophy, policies and programs, including those applicable to the Company’s named executive officers (“NEOs”). This CD&A discusses the Compensation Committee’s determination of how and why, in addition to what, compensation actions were taken during 2022 for the NEOs. The NEOs, as determined in accordance with SEC rules, for 2022 were:

Oliver G. (Chip) Brewer III	President and Chief Executive Officer
Brian P. Lynch	Executive Vice President, Chief Financial Officer
Arthur F. Starrs	Chief Executive Officer, Topgolf International, Inc.
Glenn F. Hickey(1)	Executive Vice President, Callaway Golf
Mark F. Leposky(1)	Executive Vice President, Global Operations
(1)     In 2023, Mr. Hickey was promoted to President, Callaway Golf and Executive Vice President of the Company, and Mr. Leposky was promoted to Chief Supply Chain Officer and Executive Vice President of the Company
Investors are encouraged to read this CD&A in conjunction with the compensation tables and related notes, which include more detailed information about the compensation of the NEOs for 2022. See “2022 Compensation Tables,” below.

Strong 2022 Financial and Operational Results

2022 was an exceptional year for the Company financially, strategically and operationally. The Company’s success was underpinned by a combination of unit growth and strong operating performance at the Topgolf venues, continued high demand for the Company’s golf equipment and lifestyle apparel products, and a best-in-class operations team that tirelessly navigated the evolving global supply chain dynamics.
Specific highlights include:
•Delivered net revenue of $3,995.7 million, an increase of 27.5% compared to 2021
•Earned Adjusted EBITDA1 of $558.1 million, up 25.3% compared to 2021
•Topgolf contributed $235.4 million of Adjusted EBITDA in 2022, while Golf Equipment and Active Lifestyle segments collectively contributed $322.7 million
•Opened eleven new owned and operated Topgolf venues and installed over 7,000 new Toptracer driving range bays
____________________
(1)This Compensation Discussion and Analysis includes certain non-GAAP information. In order to assist interested parties with period-over-period comparisons on a consistent and comparable basis, the discussion set forth in this section provides certain non-GAAP information regarding the Company’s financial results, including “Adjusted EBITDA” which is earnings before interest, taxes, depreciation and amortization expenses, non-cash stock compensation expenses, and non-cash lease amortization expense, in addition to costs associated with certain non-recurring and non-cash items. These non-recurring and non-cash items include (i) certain non-cash amortization and depreciation of intangibles and other assets related to the Company’s acquisitions, (ii) acquisition and other non-recurring items (including a $5.7 million non-cash asset write-down, $5.6 million of one-time implementation costs associated with new ERP systems stemming from acquisitions, $3.6 million for legal and credit agency fees related to a postponed debt refinancing and $0.9 million for reorganization expenses), and (iii) a non-cash valuation allowance recorded against certain of the Company’s deferred tax assets. Appendix A to this Proxy Statement includes a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

Summary of Key 2022 Executive Compensation Actions

Set forth below is a summary of compensation-related decisions the Company made during 2022 and early 2023, and our compensation practices:

•Market-Based Base Salary Increases - The Compensation Committee, as part of its annual executive base salary review process, approved 2022 base salary increases for the NEOs, with the exception of Mr. Starrs, who commenced employment with the Company in April 2021. Increases were based on individual performance, scope of responsibilities, market competitiveness, and alignment with the overall strategy of attracting and retaining top executive talent.
•Maximum Annual Incentive Award Payouts Based on Strong Company-wide Adjusted EBITDA and Business Unit Results - The Company exceeded the 2022 company-wide maximum Adjusted EBITDA performance goal under the 2022 annual incentive program, and the respective business units led by Mr. Starrs, Mr. Hickey, and Mr. Leposky posted exceptional results relative to their specific financial goals, as described in the “Annual Incentive” section below. In addition, each of the Company’s NEOs was determined to have met or exceeded his individual performance goals for 2022. As a result, the NEOs were paid the maximum annual incentive awards as provided under the program.
•Majority of Long-Term Incentive Awards Tied To Performance - In 2022, the Company granted to the NEOs performance-based restricted stock units (“PRSUs”) and service-based restricted stock units (“RSUs”) as long-term incentive awards. The Company continued its practice of granting the majority of long-term incentive awards subject to performance criteria, with 55% of the annual long-term incentive awards granted to the NEOs being PRSUs, with the exception of Mr. Brewer. Mr. Brewer’s 2022 long-term incentive award structure was adjusted to increase the PRSU allocation to 75% of the annual award.
◦PRSUs Based Solely or rTSR, Eliminating Ability to Earn, or “Bank,” PRSUs for Interim Period Performance. The PRSUs granted in 2022 will vest solely based on the Company’s rTSR performance relative to the S&P Composite 1500 Consumer Discretionary, excluding Automobiles and Components.

Beginning with the PRSUs granted in 2022, the Compensation Committee also eliminated the ability to earn, or “bank,” PRSUs based on interim performance periods.
◦Above Target PRSU Vesting for the 2020 - 2022 PRSUs Tied to Strong Adjusted EPS and rTSR Performance - The PRSUs granted under the 2020 - 2022 LTIP achieved the following results:
▪Our three-year cumulative currency neutral adjusted earnings per share (“adjusted EPS”) result of $3.94 exceeding the maximum goal and resulting in 200% of the underlying adjusted EPS-related PRSU awards being earned by the NEOs who held the awards. Adjusted EPS is a non-GAAP measure and is described in more detail under “Annual Long-Term Equity Incentive Award Outcomes” below.
▪Our three-year cumulative relative total shareholder return (“rTSR”) performance result relative to the total shareholder return (“TSR”) of the companies listed in the S&P Composite 1500 Consumer Durables & Apparel, excluding Homebuilders, fell between target and maximum goal levels, resulting in 105.6% of the underlying rTSR-related PRSU awards being earned by the NEOs who held the awards.
▪The combination of adjusted EPS and rTSR performance resulted in 152.8% of the total 2020-2022 PRSU awards being earned by the NEOs who held the awards.
◦Partial Earning of 2021-2023 LTIP PRSUs Based on Interim Performance Period - Based on the actual cumulative target adjusted pre-tax income (“APTI”) objective for the two-year period that ended on December 31, 2022, the Compensation Committee determined that the Company’s actual APTI for the performance period exceeded the target level. Accordingly, 80% of the target 2021-2023 PRSUs tied to APTI performance were deemed to be earned under the terms of the PRSUs. APTI is a non-GAAP measure and is described in more detail under “Annual Long-Term Equity Incentive Award Outcomes” below.

Pay for Performance Philosophy Evident in 2022 Pay Mix
The overarching goal of our compensation philosophy and incentive plan design is to motivate management and to align their interests with those of our shareholders. Accordingly, each of the Company’s NEOs receives the vast majority of pay from performance-based compensation tied to quantitative, objective metrics or tied to the value of our stock price. In 2022, (i) approximately 69% of the Chief Executive Officer’s targeted total direct compensation, and approximately 50% of the targeted total direct compensation for each of the other NEOs, was comprised of short-term and long-term incentives that were subject to corporate and individual performance and therefore at risk (annual non-equity incentive plan compensation and PRSUs) and (ii) approximately 70% of the Chief Executive Officer’s targeted total direct compensation, and approximately 50% of the targeted total direct compensation for the other NEOs, was provided in the form of long-term equity compensation (PRSUs and RSUs).
The following graphs provide a snapshot of the elements of pay for the Company’s NEOs:

Note: The percentages in the charts above reflect the base salary, target annual incentive and targeted value of all long-term equity incentive awards for the NEOs for 2022, but do not include other forms of compensation, and thus are not intended to match amounts shown in the Summary Compensation Table or the Grant of Plan-Based Awards Table below.

Consideration of Say-on-Pay Vote Results and Shareholder Engagement
At the Company’s annual meeting of shareholders in May 2022, more than 70% of the votes were cast in favor of the say-on-pay proposal. This was lower than the average support of approximately 99% of the votes cast in favor of the say-on-pay proposal in the previous five years and occurred in the context of some of the Company’s named executive officers for the 2021 fiscal year having received one-time transaction grants in connection with the closing of the Company’s merger with Topgolf. Proxy advisory firms Institutional Shareholder Services and Glass Lewis each recommended a vote against the say-on-pay proposal, with the transaction grants as the primary reason for their negative recommendations. Following the negative recommendations, and prior to our May 2022 annual meeting, we engaged with holders of approximately 40% of our shares to discuss the say-on-pay proposal and the other proposals at the 2022 annual meeting.
Additionally, throughout 2022 and early 2023, the Company undertook a shareholder outreach campaign to shareholders holding over 60% of the Company’s outstanding shares. Of this group, holders of approximately 37% of the outstanding shares elected to meet with the Company. Members of the Board and the Company’s CEO and CFO participated in certain of these meetings, as well as a representatives of the Company’s investor relations, finance and legal teams. In these meetings, in addition to the feedback on governance and ESG matters described under “Board of Directors and Corporate Governance —Shareholder Engagement, Say-on-Pay Vote” above, we were provided valuable feedback on the strengths and areas of improvement for our executive compensation program. The most common concern the Company heard with respect to its executive compensation program was the approach of making large, one-time grants of equity-based awards. The Company did not make a one-time grant in 2022 and, after receiving this feedback, does not plan to make any large, one-time grants of equity-based awards in the future.
Compensation Best Practices
We regularly review and refine our executive compensation program to ensure that it continues to reflect practices and policies that are aligned with our pay-for-performance philosophy. We believe that our practices and policies set forth below are in line with current best practices for aligning executive and shareholder interests and sound corporate governance practices.

	What We Do		What We Do Not Do
✓	Link annual incentive pay to objective, pre-established Company financial goals, while also taking into account individual executive performance	✗	No excise tax gross ups

✓	Grant over 50% of long term incentive awards with vesting contingent on achieving clearly defined and objective performance measures that are focused on drivers of shareholder value creation	✗	No single trigger change-in-control severance payments

✓	Grant equity awards under a policy that has strict controls on grant processes and timing	✗	No single trigger accelerated vesting of equity awards in the event of a change-in-control

✓	Include clawback provisions in U.S. executive employment agreements	✗	No dividends on RSUs prior to vesting

✓	Maintain stock ownership guidelines and holding requirements for executive officers and directors	✗	No dividends on PRSUs

✓	Engage an independent compensation consultant through the Compensation Committee	✗	No pension benefits to executives

✓	Engage with shareholders as appropriate and consider their input in designing the Company’s executive compensation programs	✗	No re-pricing of stock options without shareholder approval

✓	Conduct an annual risk assessment of the Company’s executive and broad-based compensation programs

✓	Prohibit hedging, short sales and pledging of Company stock by executive officers
Guiding Principles for Executive Compensation
Given the competitive nature of our business, the Board must recruit and appoint highly-qualified individuals to serve as the Company’s executive officers to oversee and manage the Company’s complex global operations. The purpose of the Company’s executive compensation program is to attract, retain, motivate and appropriately reward these executive officers and to align their interests with those of the Company’s shareholders by incentivizing the executive officers to operate the Company in a manner that creates shareholder value. In developing appropriate executive compensation programs, the Compensation Committee is generally guided by the following principles:
Compensation levels should be sufficiently competitive to attract and retain the executive talent needed to compete. The Company’s overall compensation levels are targeted to attract the management talent needed to achieve and maintain a leadership position in the businesses where the Company chooses to compete. As discussed below under “—The Compensation Committee’s Role —The Role of Peer Companies and Competitive Market Data,” the Company does not target or position compensation at a specific percentile relative to market data. Instead, given the complexity and competitiveness of the Company’s business, this information is used as a general guide in setting and assessing executive compensation levels and practices.
A significant portion of total compensation should be related to performance. Executive compensation should be linked to Company or business unit and individual performance. The annual incentive compensation element is tied directly to short-term corporate or business unit performance, but the final payout may be affected by individual performance, and a majority of the long-term incentive compensation element is tied to corporate performance. Over time, there is a strong correlation between the Company’s long-term performance and the Company’s stock price. Under the Company’s plans, performance above targeted goals generally results in compensation above targeted levels, and performance below targeted goals generally results in compensation below targeted levels.
Compensation should reflect position and responsibility, and incentive compensation should be a greater proportion of total compensation for more senior positions. Total compensation should generally increase with position and responsibility. At the same time, a greater percentage of total compensation should be tied to corporate and individual performance, and therefore at risk, as position and responsibility increase. Accordingly, individuals with greater roles and responsibility for achieving the Company’s performance targets should bear a greater proportion of the risk if those goals are not achieved and should receive a greater proportion of the reward if goals are met or surpassed.
Incentive compensation should strike a balance between short-term and long-term performance. The Company’s compensation plans focus management on achieving strong annual performance in a manner that supports the Company’s long-term success and profitability. Accordingly, the Company uses both annual incentives and long-term incentives, with the proportion of long-term incentives increasing at higher levels of responsibility where individuals have the greatest influence over the Company’s strategic direction and results over time.
A significant portion of executive compensation should be equity-based. To further align the interests of the Company’s executive officers with those of the Company’s shareholders, the Compensation Committee believes that a significant portion of executive compensation should be stock-based compensation. The executive officers are also subject to stock ownership guidelines which require the executive officers to own a specified minimum amount of Common Stock and hold a portion of the shares of Common Stock received from the long-term incentive awards if they are not in compliance with the guidelines.
The Compensation Committee uses various resources to guide its compensation decisions. In setting compensation, the Compensation Committee works with the Company’s Chief Executive Officer and EVP, Chief People Officer. In addition, the Compensation Committee has engaged an outside independent compensation consultant to provide independent advice and information on executive compensation matters. See below “—The Compensation Committee’s Role—The Independent Compensation Consultant’s Role”.
The Compensation Committee’s Role
The Board has delegated to the Compensation Committee general responsibility for oversight of the Company’s compensation philosophy, policies and programs, including those applicable to the NEOs.
The Compensation Committee, comprised entirely of independent directors, is responsible for, among other things, approving and overseeing the Company’s executive compensation programs. This includes the design and implementation of those programs to ensure they are reasonable and not excessive, reward corporate and individual performance, provide appropriate incentives for the executive officers, and do not encourage excessive risk taking. It also includes setting base salaries, developing appropriate short-term and long-term incentives, and approving stock-based award plans and grants, employment agreements (including severance and change-in-control provisions), and other compensation and benefit plans, arrangements and agreements applicable to executive officers.
The Compensation Committee, in consultation with the other independent directors, sets the compensation of the Chief Executive Officer, and the Compensation Committee, in consultation with the Chief Executive Officer, sets the compensation of the other executive officers. The Compensation Committee consults with outside compensation advisors and legal counsels as it deems appropriate.
The Compensation Committee reviews the performance of the executive officers. The review includes a detailed comparison of the Company’s financial performance in absolute terms and against its annual operating plan, a review of performance against stipulated metrics and performance criteria in various compensation plans, a review of the respective executive’s accomplishments including performance against any agreed-upon objectives, and any other relevant factors pertinent to the year’s results as discussed below. In the case of the Company’s Chief Executive Officer, the review also includes a written evaluation of his performance by the independent directors based upon his agreed-upon annual objectives and accomplishments and his self-appraisal of his performance. The Compensation Committee also seeks input from the Chief Executive Officer’s direct reports as appropriate. Following this detailed review, all of the independent directors participate in executive session to review this information and provide input to the Compensation Committee in its consideration of any changes in compensation for the Chief Executive Officer. Mr. Brewer is not present during voting or deliberations by the independent directors regarding his own compensation.
The Compensation Committee routinely reviews the Company’s executive compensation programs and makes modifications as appropriate in light of Company and industry dynamics as well as current trends and best practices. The amounts paid to an individual executive in any given year reflect the Company’s current compensation programs, continuing prior commitments under previous programs or contracts, and the current performance of that executive.
Additional information concerning the Compensation Committee’s responsibilities can be found under the section entitled “Board of Directors and Corporate Governance—Board Committees,” above.
The Chief Executive Officer’s Role
At the Compensation Committee’s request, the Company’s Chief Executive Officer, Mr. Brewer, provides input regarding the performance and appropriate compensation of the Company’s other executive officers. The Compensation Committee considers Mr. Brewer’s evaluation of the other executive officers because of his direct knowledge of each executive officer’s performance and contributions. The Compensation Committee sets the compensation of the Company’s other executive officers after considering Mr. Brewer’s input.
The Independent Compensation Consultant’s Role
The Compensation Committee selects and retains the services of its own independent compensation consultant and annually reviews the performance of the selected consultant. As part of the review process, the Compensation Committee considers the independence of the consultant in accordance with applicable SEC and NYSE rules.
In 2022, the Compensation Committee engaged Mercer, LLC (“Mercer”) as its compensation consultant to provide independent advice and information on executive compensation matters. Mercer representatives report directly to the Compensation Committee and provide comparative market data, information on compensation trends, and an objective view of compensation matters. Mercer representatives generally interact with the Compensation Committee Chair and with senior management at the direction of the Compensation Committee, attend Compensation Committee meetings, and meet in executive session with Compensation Committee members and, for matters relating to the compensation of the Company’s Chief Executive Officer, with the other independent directors as well.
The Company generally does not use Mercer for any other purpose, except that the Company occasionally purchases broad industry compensation survey data from Mercer that it makes available for third parties to purchase. The Compensation Committee requires that the Company obtain the Compensation Committee’s approval prior to engaging Mercer for any other purpose. The Compensation Committee has reviewed an assessment of any potential conflicts of interest raised by Mercer’s work for the Compensation Committee, which assessment considered the following six factors: (i) the provision of other services to the Company by Mercer and its affiliates; (ii) the amount of fees received from the Company by Mercer and its affiliates, as a percentage of Mercer’s and its affiliates’ total revenue; (iii) the policies and procedures of Mercer that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Mercer consultant with a member of the Compensation Committee; (v) any Company stock owned by the Mercer consultants; and (vi) any business or personal relationship of the Mercer consultant or Mercer and its affiliates with any of the Company’s executive officers. The Compensation Committee assessed Mercer’s independence in light of these standards and determined that there were no conflicts of interest or independence concerns with respect to Mercer. The Compensation Committee also receives advice from legal counsel as appropriate and conducts a review of the same six factors with regard to the outside legal counsel providing such advice.
The Role of Peer Companies and Competitive Market Data
In determining the reasonableness and competitiveness of the Company’s executive officer compensation, the Compensation Committee periodically reviews market data for comparisons to the Company’s programs. These comparisons are used as reference guides to aid the Compensation Committee in assessing the reasonableness of the Company’s proposed compensation levels and targets in any given year. The Company, however, does not target or position compensation at a specific percentile relative to the market data.

Depending upon the particular issue or circumstance, the Compensation Committee will use (i) broad industry survey data (without disclosure of the individual corporations) from AON Radford and Mercer for companies of similar revenue size as the Company and/or (ii) a predetermined group of corporations in the “Compensation Comparison Group”, as described below.

The Compensation Comparison Group consists of companies that are similar in revenue size to, and have similar business characteristics to those of the Company. In addition, the Company often competes for executive talent with corporations outside the golf industry, as the complexity of the Company’s operations, brand and product portfolio continues to expand. Therefore, the Compensation Committee compares executive compensation levels to companies in industries with similar characteristics. The Compensation Comparison Group is reviewed periodically as warranted and revised as appropriate to ensure that the companies in the group continue to be a reasonable comparison for compensation purposes.

In 2022, the companies included in the Compensation Comparison Group were slightly refined relative to the 2021 group to remove Mattel Inc., since it no longer fit the selection criteria, and add Lululemon Athletica Inc., which has financial and industry characteristics more similar to the Company. The Compensation Comparison Group used to inform 2022 pay decisions is listed below.

Acushnet Holdings Corp.	Columbia Sportswear Company	Lululemon Athletica Inc.	Vail Resorts, Inc.
Bloomin’ Brands, Inc.	Dave & Buster’s Entertainment, Inc.	Peloton Interactive, Inc.	Vista Outdoor, Inc.
Brinker International, Inc.	Deckers Outdoor Corporation	Texas Roadhouse, Inc.	Wolverine World Wide, Inc.
Brunswick Corporation	G-III Apparel Group, Ltd.	Under Armour, Inc.
The Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee, market data, and input provided by the Compensation Committee’s independent compensation consultant.
Components of the Executive Compensation Program
The executive compensation program has three elements of total direct compensation: base salary, annual incentives and long-term equity incentives, which are summarized in the table below. The Company also provides NEOs with certain perquisites and benefits, as described below. Each element of total direct compensation is intended to reward and motivate executives in different ways consistent with the Company’s overall guiding principles for compensation described above. While the table below reflects the three pillars of our executive compensation program, the Board or our Compensation Committee may choose to utilize different compensation components as needed.

Element	Purpose & Characteristics	Tie to Compensation Philosophy
Base Salary
•Fixed cash compensation recognizing individual performance, time in role, scope of responsibility, leadership skills and experience.
•Compensates for day-to-day job responsibilities.
•Reviewed annually and adjusted when appropriate based on individual performance, expanded duties and changes in the competitive marketplace.

•Competitive base salaries help attract and retain executive talent.
•Increases are not automatic or guaranteed, to promote a performance culture.
•The Compensation Committee also considers how an executive’s base salary compares to the base salaries of the other executives.

Annual Incentive
•Variable compensation based on performance against annually established targets and individual performance; payable in cash.
•Intended to provide an incentive to drive a high level of business unit, corporate and individual performance without excessive risk taking.
•Target award values, metrics, and goals are evaluated each year for alignment with business strategy as well as Company and industry dynamics.
Annual Long-Term Equity Incentives
•Variable compensation; annual awards granted in the form of PRSUs (75% CEO / 55% other NEOs) and RSUs (25% CEO / 45% other NEOs).
•Designed to drive long-term Company performance, provide a means for retaining executives through long-term vesting, and align the interests of the executives with the interests of shareholders through stock-based incentives.
•Commencing in 2022, awards for NEOs based exclusively on rTSR objectives.
•A multiple of the target number of PRSUs (0% to 200%) vests after three years based on achievement of rTSR performance goals over a three-year performance period.
•RSUs vest ratably over three-years.

•Target award value, performance metrics, and goals reviewed annually.
•RSUs are designed to motivate an executive to remain with the Company and to align an executive’s interests with shareholders.
•PRSUs reward executives for creating long-term shareholder value.
•Awards are consistent with the Compensation Committee’s guiding principles in that a majority are performance-based and all are equity-based.

The amount of total direct compensation intended to come from each element varies with position and level of responsibility, reflecting the principles that total compensation should increase with position and responsibility and that a greater percentage of an executive’s compensation should be performance based, and therefore at risk, as position and responsibility increase.

Consistent with the Company’s compensation philosophy, the executive compensation program incorporates a balance between guaranteed and at-risk compensation, cash and stock-based compensation, and short-term and long-term compensation.
Base Salary
In setting the base salaries for the Company’s NEOs, the Compensation Committee reviews the complexity of the job requirements and performance expectations and the market data described above and consults with its independent compensation consultant. The annualized base salaries of the NEOs during 2022 and 2021, and the percentage of increase between the two years, are set forth in the table below. The increases were merit based, were made after a review of individual performance and relevant competitive market data, and reflect the increased scope and complexity of the business.

Name	2022	2021	% Change
Oliver G. (Chip) Brewer III	$1,050,000	$1,000,000	5.0%
Brian P. Lynch	$600,000	$550,000	9.1%
Arthur F. Starrs(1)	$750,000	$750,000	0.0%
Glenn F. Hickey	$500,000	$486,250	2.8%
Mark F. Leposky	$500,000	$470,475	6.3%
_______________________________
(1)The base salary for Mr. Starrs was held at his 2021 level based on his joining the Company in April 2021.

Annual Incentive
Overview
The annual incentive serves as the short-term performance-based element of the executive compensation program. The incentive is at-risk, with payment based on company-wide goals for the CEO and CFO, and a combination of business unit goals and company-wide performance goals for the other NEOs. The incentive is intended to motivate an executive to drive a high level of company-wide and/or business unit performance without excessive risk taking. It allows those NEOs with primary oversight of a significant business unit to be rewarded for strong business unit performance, up to target level awards, but requires achievement of minimum company-wide performance levels to fund business unit awards above target, as described below. The payout of annual incentives to executive officers is subject to the Compensation Committee’s approval following its review and assessment of company-wide and business unit performance results.
How Incentive Opportunity and Payout is Determined
The annual incentive payout for the NEOs is determined using the following process, with the exception of Mr. Starrs (whose annual incentive determination is described below):
First, the participant’s annual base salary is multiplied by the participant’s target incentive percentage and by the participant’s achieved performance modifier, as described below, to determine the participant’s baseline incentive payout.

Participant’s Annual Base Salary	X	Participant’s Target Incentive %	X	Participant’s Performance Modifier %	=	Baseline Incentive Payout
Second, the participant’s baseline incentive payout may be adjusted upward or downward based on individual performance relative to individual performance factors set for such executives for 2022, in the sole discretion of the Compensation Committee, to determine the final incentive payout. Any upward adjustment based on individual factors is limited to no more than 33%. A participant’s incentive payout may not exceed 200% of the target incentive.
Target Incentive and Business Unit Performance Basis. The target incentive percentage, which the Compensation Committee sets each year, is a percentage of the executive’s base salary and is the amount the executive could earn assuming the Company or business unit achieved target goals, the executive achieved his/her individual objectives, and otherwise met performance expectations. The 2022 target incentive percentages were increased from the 2021 levels, for each executive other than Mr. Brewer, based on a review of their scope of responsibilities and relevant competitive market data. Target incentive percentages were based on each executive’s position and were set to be generally consistent with market data and the range of total direct compensation that the Compensation Committee targets for the NEOs. The target incentive percentages for each NEO during 2022 and 2021 are detailed in the table below.

Name	2022	2021
Oliver G. (Chip) Brewer III	125%	125%
Brian P. Lynch	85%	75%
Arthur F. Starrs	85%	85%
Glenn F. Hickey	75%	60%
Mark F. Leposky	75%	60%

As discussed below, the actual incentive payouts for each executive can vary from zero to 200% of such executive’s target incentive percentage.
Company-Wide Performance Goal. Adjusted EBITDA, as further adjusted for items mentioned in the footnote below, was the company-wide performance metric for 2022.
Business Unit Performance Goals. The primary financial metrics for the defined business units are Contribution to Profit (“CTP”) or Adjusted EBITDA. Business unit metrics spanning multiple global locations are currency neutral to planned budgeted currency exchange rates.

The 2022 company-wide Adjusted EBITDA performance goals, and business unit level CTP and Adjusted EBITDA goals, were set by the Compensation Committee in February 2022. In setting these goals, the Compensation Committee considered the 2021 company-wide and business unit level performance, the 2022 company-wide and business unit level operational goals, and the 2022 budget. Prior to approving the goals, the Compensation Committee discussed them with management and with its outside compensation consultant.

Potential payouts attributable to the company-wide or business unit modifiers are determined based on the performance level achieved, and are interpolated on a straight-line basis for achievement between threshold, target, and maximum performance goals. No annual incentive is paid unless the threshold performance goal is achieved. Furthermore, the achieved performance modifier opportunity for the respective business unit metrics is limited based on the overall company-wide Adjusted EBITDA performance levels as described below:

Business Unit Achievement Level Modifier	Required Company-wide Adjusted EBITDA Modifier
50% - 100%	None
100% - 150%	100% Minimum
150% - 200%	150% Minimum

Should the company-wide achievement modifier exceed the calculated business unit achievement level modifier, the business unit level modifier will be applied to the participant’s incentive calculation and will not be increased or adjusted relative to the company-wide modifier.

Potential payouts attributable to company-wide or business unit modifiers are determined based on the performance level achieved, and are interpolated on a straight-line basis for achievement between threshold, target, and maximum performance goals. The table below shows the 2022 company-wide and business unit performance goals, the NEO associated with each, the relationship between the respective goals and related performance modifiers for purposes of determining the potential payout, and the actual performance and payout modifier achieved:

Metric / Performance Levels:	Associated NEO	Threshold		Target		Maximum		Actual
		Value	Modifier	Value	Modifier	Value	Modifier	Value	Modifier
Company-wide Adjusted EBITDA(1)	Mr. Brewer & Mr. Lynch	$453.2 MM	50%	$503.6 MM	100%	$554.0 MM	200%	$558.1 MM	200%
Topgolf Segment Adjusted EBITDA(2)	Mr. Starrs	$220.0 MM	50%	$232.8 MM	100%	$256.7 MM	200%	$253.5 MM	189%
Aggregate CTP - Callaway Equipment & Soft Goods(3)	Mr. Hickey	$253.7 MM	50%	$281.9 MM	100%	$310.1 MM	200%	$342.0 MM	200%
Aggregate CTP - TravisMathew, Jack Wolfskin, and Callaway Equipment & Soft Goods(4)	Mr. Leposky	$289.1 MM	50%	$321.2 MM	100%	$353.3 MM	200%	$390.4 MM	200%
(1)Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization expenses, non-cash stock compensation expenses, and non-cash lease amortization expense, in addition to costs associated with certain non-recurring and non-cash items. These non-recurring and non-cash items include certain noncash asset write-downs, implementation costs associated with new ERP systems stemming from acquisitions, legal costs and credit agency fees related to a postponed debt refinancing and reorganization costs. Appendix A to this Proxy Statement includes a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure prepared in accordance with GAAP.
(2)Topgolf segment Adjusted EBITDA is the Adjusted EBITDA for the Company’s Topgolf segment. See Appendix A to this Proxy Statement for a reconciliation of Topgolf segment Adjusted EBITDA to Topgolf segment operating income.
(3)Aggregate CTP - Callaway Equipment & Soft Goods is revenue minus direct expenses for the Callaway Golf Equipment business and the Callaway Golf soft goods business.
(4)Aggregate CTP - TravisMathew, Jack Wolfskin, and Callaway Equipment & Soft Goods is revenue minus direct expenses for the Callaway Golf Equipment business, the Callaway Golf soft goods business, TravisMathew and Jack Wolfskin.

2022 Annual Incentive Payouts
As noted above, the achieved pro forma company-wide Adjusted EBITDA was $558.1 million, an increase of 25.3% compared to 2021, and was above the maximum performance level under the plan, resulting in a maximum Adjusted EBITDA modifier of 200%. The respective performance for each business unit resulted in above maximum level modifiers, with the exception of the Topgolf segment Adjusted EBITDA, which achieved performance between target and maximum levels, resulting in a 189% modifier. With the exception of Mr. Starrs, the calculated award for each NEO was the maximum allowed under the plan, and each of the NEOs listed also met individual performance objectives relative to each person’s individual goals for the fiscal year, therefore no additional adjustments to the calculated incentive payouts were recommended. Mr. Starrs was deemed to have exceeded his individual performance objectives, resulting in an above target individual adjustment that brought the calculated final award to the maximum award level. The Compensation Committee recommended, and the Board approved, incentive payouts at the maximum modifier level for the CEO and all other NEOs as detailed below.

Name	Base Salary	X	Incentive Target %	X	Business Performance Modifier		Individual Performance Modifier	=	Actual Incentive $
Oliver G. (Chip) Brewer III	$1,050,000	x	125.0%	x	200.0%	x	100.0%	=	$2,625,000
Brian P. Lynch	$600,000	x	85.0%	x	200.0%	x	100.0%	=	$1,020,000
Arthur F. Starrs(1)	$750,000	x	85.0%	x	189.0%	x	106.0%	=	$1,275,000
Glenn F. Hickey	$500,000	x	75.0%	x	200.0%	x	100.0%	=	$750,000
Mark F. Leposky	$500,000	x	75.0%	x	200.0%	x	100.0%	=	$750,000
(1) Mr. Starrs’ calculated incentive was adjusted to the maximum award level based on his 2022 individual performance exceeding the individual performance objectives due to his successful execution of a complex business plan.

Annual Long-Term Equity Incentives
Overview of Annual Long-Term Equity Incentives
Consistent with the Compensation Committee’s goal of aligning executive compensation with long-term Company performance and with the Compensation Committee’s guiding principle that a majority of the long-term incentives should be performance-based, and that all long-term incentives should be equity-based, the Compensation Committee determined to award PRSUs and RSUs to the NEOs in 2022.
These awards were designed to motivate our executives to remain with the Company, achieve strong long-term operational performance and increase shareholder value. PRSUs tie executives’ interests to the interests of shareholders by focusing and rewarding our executives for achieving key financial objectives that link to the creation of shareholder value. RSUs provide a retention incentive as they vest solely based on continued service, and upon vesting they provide an ownership stake in the Company. They also further align the interests of the executives with those of the Company’s shareholders as the executives generally have the same long-term economic benefits and risks as those of a shareholder.
All NEO awards in 2022 were made under the Topgolf Callaway Brands Corp. Amended and Restated 2004 Incentive Plan, as amended (the “2004 Plan”).

How Annual Long-Term Equity Incentive Awards are Determined
For each NEO, the Compensation Committee sets an annual targeted long-term incentive award value. The targeted value generally varies by position and responsibility and is reviewed annually. In setting the targeted value, the Compensation Committee consults with its independent compensation consultant and compares the targeted value to applicable market data, including broad industry data and, as warranted, data from the Compensation Comparison Group. It also considers the effect the long-term incentives may have on the executive’s total direct and realizable compensation opportunities.
The Compensation Committee then allocates the targeted annual long-term incentive award value between PRSUs and RSUs. The mix of the awards is intended to align with the Company’s philosophy that a majority of the long-term incentive awards for senior executives should be performance-based. With the exception of Mr. Brewer, for 2022, the target number of shares underlying the PRSUs and RSUs was determined by multiplying the targeted annual long-term incentive award value by 55% and 45%, respectively, and dividing that number by the average closing price of the Common Stock for the 20 trading days immediately preceding the date on which the Compensation Committee approves the awards. For Mr. Brewer, the allocation of underlying shares for the PRSUs and RSUs used a factor of 75% and 25% respectively, then applied the average closing stock price as described above. A 20 trading day average price, as opposed to a single price on the approval date, is used to mitigate the potential impact of single trading day aberrations on the number of shares granted.
The table below sets forth, for 2022, the targeted annual long-term incentive value and the resulting “target” number of PRSUs and the number of RSUs for each of the NEOs subject to their annual long-term incentive awards granted in February 2022:

Name	2022 Targeted Long-Term Incentive Award Value	Target No. of Shares Underlying PRSUs	No. of Shares Underlying RSUs
Oliver G. (Chip) Brewer III	$5,500,000	171,518	57,173
Brian P. Lynch	$1,250,000	28,587	23,389
Arthur F. Starrs	$1,500,000	34,304	28,067
Glenn F. Hickey	$800,000	18,296	14,969
Mark F. Leposky	$800,000	18,296	14,969

As described above, these “target” values are converted at the time of grant into a “target” number of PRSUs and RSUs, respectively, based on the 20 trading day average price described above. As a result, the actual aggregate grant date fair value of these awards, computed in accordance with ASC Topic 718, may differ from the target and maximum values reflected in the table above. For the grant date fair value of the PRSU and RSU awards granted to the Company’s NEOs during 2022, please see the Summary Compensation Table below.
2022 Annual Long-Term Equity Incentive Awards
Both RSUs and PRSUs are contingent rights to receive one share of Common Stock upon vesting of the applicable award.
RSUs. The RSUs granted in 2022 vest and the restrictions lapse in three equal annual installments commencing on the one-year anniversary of the grant date, subject to continued employment through each applicable vesting date. This schedule means that, to receive the full benefit of the RSUs, the recipient must generally perform three years of continuous service following the grant date.
PRSUs. The PRSUs granted in 2022 are subject to both service-based and performance-based vesting with performance tied 100% to the Company’s rTSR, to be measured over a three-year performance period beginning January 1, 2022 and ending December 31, 2024. Any PRSUs for which the performance criteria are satisfied will cliff-vest on the third anniversary of the grant date.
The TSR of the Company for the three-year performance period is ranked on a percentile basis in comparison to the calculated TSR for companies listed in the S&P Composite 1500 Consumer Discretionary, excluding Automobiles and Components (the “LTIP Reference Group”). The number of shares earned based on the Company’s calculated rTSR over the three-year performance period compared to the LTIP Reference Group may vary from 0% to 200%. The final calculation will be based only on those companies included in the LTIP Reference Group as of the end of the performance period - if a company is removed from the index during the three-year performance period, they will be removed from the LTIP Reference Group for purposes of the final calculation. The TSR for the Company and the LTIP Reference Group is calculated using a trailing 20 trading day average at the beginning and end of the performance period. The performance goals for rTSR relative to the LTIP Reference Group, and related vesting levels are as follows:

Performance Period	No Payout	Threshold (50% Award)	Target (100% Award)	Maximum Award (200% Award)
2022 - 2024	Below 25th Percentile	25th Percentile	Median (50th Percentile)	75th Percentile or Above

The extent to which PRSUs are eligible to vest is determined based on the performance level achieved, with award levels interpolated on a straight-line basis for achievement between threshold, target and maximum performance goals. Performance below the threshold performance goal results in no PRSUs being eligible to vest. With the PRSUs granted in 2022 and the change to three-year cliff vesting and a sole underlying metric of rTSR, the Compensation Committee eliminated the ability to earn, or “bank,” PRSUs over an interim performance period.
The PRSUs are subject to double-trigger acceleration. If an executive’s employment is terminated without cause or for good reason, in either case within the one year period following a change in control, the PRSUs will be eligible for accelerated vesting at the target performance level. The Compensation Committee is not obligated to accelerate the PRSUs in connection with a change in control and retains the discretion not to do so if the awards are assumed or replaced by the acquirer.
Annual Long-Term Equity Incentive Award Outcomes

2020 - 2022 LTIP Plan. PRSUs for the three-year performance period that ended on December 31, 2022 were earned based on the achievement of adjusted EPS and rTSR objectives. The cumulative adjusted EPS objectives, and the actual cumulative performance level, as well as the cumulative rTSR objectives and actual rTSR performance compared to the constituents of the S&P 1500 Composite Consumer Durables & Apparel, excluding Homebuilders, are described in the table below.

2020 - 2022 LTIP Plan Final Metric Performance and Award Summary
	Cumulative Metrics / Performance
Metric (Weighting)	Threshold	Target	Maximum	Actual	Weighted Achievement
Cumulative adjusted EPS (50%)(1)	$2.95	$3.30	$3.67	$3.94	100.0%
Achieved adjusted EPS-related award level	50.0%	100.0%	200.0%	200.0%

Cumulative rTSR (50%)	25th percentile	50th percentile	75th percentile	51st percentile	52.8%
Achieved rTSR-related award level	50.0%	100.0%	200.0%	105.6%
Total Award Earned					152.8% of Target
(1) Adjusted EPS is a non-GAAP measure. Cumulative adjusted EPS excludes costs related to the our acquisitions, amortization and other non-recurring costs related to Company’s acquisitions, non-cash amortization of the debt discount related to the Company’s convertible notes, a non-cash valuation allowance recorded against certain of the Company’s deferred tax assets as a result of the Topgolf merger, costs related to the transition to the Company’s new North American Distribution Center, costs related to the implementation of new IT systems, certain Callaway corporate and one-time costs related to the Topgolf merger, hedging offsets, and is adjusted for budgeted foreign currency rates.

On February 13, 2023, the Compensation Committee determined that, based on these results, 152.8% of the total aggregate PRSUs were earned and vested.

2021 - 2023 LTIP Plan. A portion of the PRSUs for the performance period that ends on December 31, 2023 were earned based on the achievement of the two-year APTI objectives. The target objective and the actual cumulative performance level for the period that ended on December 31, 2022, is described in the table below. The Company achieved cumulative APTI results of $395.9 million. On February 13, 2023, the Compensation Committee determined that, based on such results, a total of 80% of the PRSUs tied to APTI performance (40% of the total target PRSU award) were deemed to be earned in the interim performance period under the terms of the PRSUs, an increase of 30% from the 50% of PRSUs tied to APTI performance that were earned during the one year period that ended on December 31, 2021.

2021 - 2023 APTI-Related Award Summary as of 12/31/2022
	Cumulative Metrics / Performance
Performance Period	Threshold	Target	Maximum	Actual
Year 1 - 2021	N/A	$115.6 million	N/A	$138.3 million
Actual Interim year earned award(1)	N/A	50%	N/A	50%

Year 2 - 2022	N/A	$73.1 million	N/A	$395.9 million
Actual Interim year earned award(1)	N/A	80%	N/A	80%
(1) APTI is a non-GAAP measure calculated as pre-tax income excluding certain non-recurring items. For 2022, non-recurring items include legal costs and credit agency fees related to a postponed debt refinancing, IT integration and implementation costs associated with new ERP systems stemming from acquisitions, non-cash purchase price amortization, asset write-downs, reorganization costs, and changes in the non-cash valuation allowance recorded against certain of the Company’s deferred tax assets as a result of the Topgolf merger. For 2021, non-recurring items include non-cash amortization of the debt discount related to the Company’s convertible notes, acquisition and other non-recurring items (including integration costs and a $252.5 million non-cash gain in 2021 resulting from the Company’s pre-merger equity position in Topgolf), non-cash purchase price amortization and asset write-downs and changes in the Company’s non-cash valuation allowance recorded against certain of the Company’s deferred tax assets as a result of the Topgolf merger. APTI-related performance and interim year earning levels above target are not evaluated until completion of full three-year performance period. Awards earned in interim years cannot be reduced based on subsequent year performance.

Each NEO remains eligible to vest in the remaining 2021 - 2023 PRSUs reflected in the original awards (up to a total of 200% of the “target” PRSUs) subject to the Company’s cumulative APTI achievement and rTSR achievement during the performance period. The rTSR achievement is based on performance relative to the constituents of the S&P 1500 Consumer Durables & Apparel, excluding Homebuilders. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column of the “Outstanding Equity Awards at Fiscal-Year End 2022 Table.” See “2022 Compensation Tables—Outstanding Equity Awards at Fiscal-Year End 2022 Table” below.
Dividend Equivalents
None of the PRSUs include dividend equivalents. Unvested RSUs granted to all of the Company’s employees, including the NEOs, have dividend equivalents in the form of additional RSUs. Dividend equivalents entitle holders of RSUs to the same dividend value per share as holders of Common Stock but are accrued in additional RSUs. Dividend equivalents are subject to the same vesting and other terms and conditions as the corresponding unvested RSUs. The additional RSUs accrued in respect of dividends are accumulated and issued when and to the extent the underlying RSUs vest. In August 2020, as part of the Company's effort to manage costs and capital allocation most efficiently, the Company announced the cessation of its quarterly dividends.

Benefits and Perquisites
Various benefits are established for the NEOs to enhance productivity, provide for healthcare needs, and encourage work/life balance. Consistent with the benefits provided to other U.S. employees, the Company’s primary benefits for executives include the Company’s health, dental and vision plans, and various insurance plans, including life, long-term disability, and accidental death and dismemberment insurance. The Company covers the costs of an annual physical, the costs of tax and estate planning fees and, consistent with the Company’s position as a leader in the modern golf industry, many executives are provided subsidized country club memberships or a limited amount of green fee reimbursements and a limited amount of the Company’s products. The Company from time to time provides other benefits to employees or officers as a group or to an individual officer as warranted. See the “2022 Compensation Tables—2022 Summary Compensation Table” below for additional information about the value of benefits and perquisites provided to the NEOs in 2022.
Retirement Plans
The Company does not provide the executive officers with any defined benefit pension plans or supplemental executive retirement plans, or other similar types of retirement benefits. The only retirement benefit the Company currently provides the NEOs is the right to participate in the Company’s 401(k) Retirement Investment Plan. This retirement benefit is provided to all US Company employees and the NEOs’ right to participate is the same as other Company employees.
The Company’s 401(k) plan allows participants, with the exception of Mr. Starrs, to contribute a portion of their compensation into the plan with the Company providing a matching contribution up to 3% of the participant’s compensation (subject to a maximum matching contribution of up to $9,150 in 2022). The funds held in the 401(k) plan are invested through Vanguard in various funds selected by the participant.

As an employee of Topgolf, Mr. Starrs is allowed to participate in, and contribute a portion of eligible compensation to, the Topgolf 401(k) plan. The Company provides a matching contribution up to 4.5% of the participant’s compensation (subject to a maximum matching contribution of up to $12,200 in 2022). The funds held in the Topgolf 401(k) plan are invested through Fidelity in various funds selected by the participant.
Employment and Change in Control Agreements
Employment Agreements of NEOs
The Company has entered into an employment agreement with each of the NEOs, copies of which have been filed with the SEC. The Company believes that employment agreements are beneficial to it as they provide, among other things, protections related to the Company’s trade secrets and intellectual property. Each employment agreement generally requires the executive officer to devote his or her full productive time and best efforts to the Company, to hold in confidence all trade secrets and proprietary information he or she receives from the Company and to disclose and assign to the Company any inventions and innovations he or she develops during the course of employment with the Company. The employment agreements set forth the base salary, incentive compensation, and, in general terms, the benefits and perquisites that the executive officer is entitled to as described above. The employment agreements also set forth the benefits and rights the executive officer is entitled to upon termination of employment and upon a change-in-control of the Company. These rights are described below, and tables quantifying the potential payments to the NEOs upon the occurrence of such events are included with the other compensation tables included in this Proxy Statement.
Termination of Employment Generally
In general, whether a NEO is entitled to severance benefits upon termination of employment depends upon the reason for the termination of employment. If an executive voluntarily resigns without “good reason” or the Company terminates the executive’s employment for “substantial cause,” then the executive is generally not entitled to any severance benefits. If the Company terminates the executive’s employment without substantial cause or if the executive resigns for good reason or because the Company elected not to renew the executive’s employment agreement at the expiration of its term, then the executive is generally entitled to severance benefits described below.
“Substantial cause” means the executive’s (i) failure to substantially perform the executive’s duties, (ii) material breach of the executive’s employment agreement, (iii) misconduct, including use or possession of illegal drugs during work and/or any other action that is damaging or detrimental in a significant manner to the Company, (iv) conviction of, or plea of guilty or nolo contendere to, a felony, or (v) failure to cooperate with, or any attempt to obstruct or improperly influence, any investigation authorized by the Board or any governmental or regulatory agency. “Good reason” means a material breach of the employment agreement by the Company, and with respect to Mr. Brewer, also means any material diminishment in his position or duties or any requirement that he relocate his principal residence.
The severance benefits to which the NEOs may be entitled are based upon an assessment of competitive market terms and a determination of what is needed to attract and retain the executive officers. Having negotiated these terms in advance allows for an orderly and amicable separation and, with respect to certain of these benefits, for the obtainment for the Company’s benefit of a release of claims, and provides an incentive for the executive not to compete with the Company.

Termination Event	Cash Payments	Equity Award Vesting	Other Benefits
By executive without “good reason” or by Company with “substantial cause”	None.	None.	None.
By the Company without “substantial cause,” by executive for “good reason,” or failure by the Company to renew expired employment agreement
An amount equal to the annual incentive payment the executive would have received in the then-current year in light of the Company’s actual performance as measured against the requirements of the annual incentive plan, pro-rated to the date of termination.(1)
Severance Payment:
A payment of .50 times (.75 times for Mr. Brewer) the sum of his most recent base salary and annual target incentive payable over 12 months (18 months for Mr. Brewer). (2)
Incentive Payment:
A payment of .50 times (.75 times for Mr. Brewer) the sum of his most recent base salary and annual target incentive payable over 12 months (18 months for Mr. Brewer) (the “Incentive Payments”) (3)

Accelerated vesting of all long-term incentive compensation awards held by the executive that would have vested had the executive continued to perform services pursuant to the employment agreement for 12 months (18 months for Mr. Brewer) from the date of termination. (1)

Payment of COBRA and/or CalCOBRA premiums and the continuation of the financial, tax and estate planning services benefit for 12 months (18 months for Mr. Brewer) and outplacement services for one year. (2)

_______________________________
(1)These benefits will be paid after the completion of the relevant performance period and after the evaluation of whether, and the degree to which, the performance criteria have been met. Performance-based awards will accelerate only to the extent the underlying performance objectives are achieved.
(2)Subject to the executive executing a release of claims in favor of the Company, the executive not engaging in any disparaging conduct or communications and his compliance with certain other requirements of his employment agreement.
(3)Payable as long as the executive chooses not to engage in any business that competes with the Company.

Termination of Employment Due to Disability or Death
In the event of a NEO’s permanent disability, the executive is generally entitled to the following benefits (i) a cash payment based on the incentive payment the executive would have received in light of the Company’s actual performance as measured against the requirements of the annual incentive plan and pro-rated to the date of permanent disability; (ii) a lump sum payment equal to six months of then current base salary; (iii) the vesting of all unvested long-term incentive compensation awards held by the executive that would have vested had the executive continued to perform services pursuant to the employment agreement for 12 months (18 months for Mr. Brewer) from the date of permanent disability; and (iv) the payment of premiums owed for COBRA insurance benefits for 12 months (18 months for Mr. Brewer) from the date of permanent disability. The payment of any benefits described in clauses (i) and (iii) above will be paid after the completion of the relevant performance period and the evaluation of whether, and the degree to which, the performance criteria have been met.
In the event of a NEO’s death, the executive’s estate is generally entitled to accelerated vesting of all service-based full value long-term incentive awards held by the executive.
Change-in-Control Arrangements with NEOs
To provide independent leadership consistent with the shareholders’ best interests in the event of an actual or threatened change-in-control of the Company, the Company’s employment agreements with its officers, including the NEOs, provide certain protections in the event of a change-in-control. A “change-in-control” of the Company is defined, in general, as the acquisition by any person of beneficial ownership of 30% or more of the voting stock of the Company, the incumbent members of the Board cease to constitute a majority of the Board, certain business combinations of the Company, or any shareholder-approved or court-ordered plan of liquidation of the Company.
The Company’s change-in-control benefits require a double trigger prior to payment. In other words, there must be a change-in-control and a “termination event” (described below) within one year following a change-in-control. A “termination event” generally means the occurrence of any of the following within one year of the change-in-control: (i) the termination without substantial cause or a material breach of the employment agreement by the Company, (ii) failure by the successor company to assume the employment agreement, (iii) any material diminishment in the position or duties that the executive had immediately prior to the change-in-control, (iv) any reduction in compensation or benefits, or (v) any requirement that the executive relocate his principal residence.
In the event there is such a change-in-control and termination event, each named executive officer currently employed by the Company is generally entitled to the following benefits:

Cash Payments	Equity Award Vesting	Other Benefits
An amount equal to the annual incentive payment the executive would have received in the then-current year in light of the Company’s actual performance as measured against the requirements of the annual incentive plan, pro-rated to the date of termination.(1)
Severance Payment:
A payment of 1.0 times the sum of the most recent base salary and annual target incentive payable over 24 months.(2)
Incentive Payment:
A payment of 1.0 times the sum of the most recent base salary and annual target incentive payable over 24 months(3)

Accelerated vesting of all long-term incentive compensation awards held by the executive that would have vested had the executive continued to perform services pursuant to his employment agreement for 12 months (18 months for Mr. Brewer) from the date of termination. (1)
Payment of COBRA and/or CalCOBRA premiums and the continuation of the financial, tax and estate planning services benefit for 24 months and outplacement services for one year. (2)
_______________________________
(1)These benefits will be paid after the completion of the relevant performance period and after the evaluation of whether, and the degree to which, the performance criteria have been met.
(2)Subject to the executive executing a release of claims in favor of the Company, the executive not engaging in any disparaging conduct or communications and his compliance with certain other requirements of his employment agreement.
(3)Payable as long as the executive chooses not to engage in any business that competes with the Company.

Our current form of long-term equity award agreements provide that upon a change-in-control the Compensation Committee will determine (based upon the nature of the change-in-control transaction) whether the awards are assumed or continued or a substitute award is issued or whether, in the event the awards are not assumed or continued or substituted for, the awards vest on an accelerated basis. For this purpose, if the Compensation Committee determines that the awards vest on an accelerated basis, performance awards will vest at “target” if the performance period has not been completed. In addition, for awards that are assumed, continued or substituted for in a change-in-control, our current form of long-term equity award agreements provide for accelerated vesting in the event of an executive’s termination other than for substantial cause or resignation for good reason, in either case within one year following a change-in-control (with the PRSUs vesting at “target” levels), which acceleration is in addition to the accelerated vesting provided in the employment agreements. The Company’s 401(k) Plan also provides for full vesting of all participant accounts immediately prior to a change-in-control (as defined in the plan).
Governance and Other Considerations
Clawbacks
Each of the employment agreements for the Company’s NEOs contains “clawback” provisions. If the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under the U.S. securities laws as a result of the intentional misconduct or gross negligence of a NEO, then the applicable NEO is required to forfeit and reimburse the Company for all of the following: (i) any incentive or incentive compensation or equity compensation paid based upon such erroneously stated financial information, (ii) any bonus or incentive compensation or equity compensation received by the applicable NEO during the 12-month period following the earlier of the first public issuance or filing with the SEC of the financial document embodying the financial reporting requirement, (iii) any profits realized from the sale of Company securities during that same 12-month period, and (iv) if the individual’s employment is terminated, the right to receive special severance and incentive payments and any unvested and/or unexercised long-term incentive compensation awards.
In addition, if the NEO is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under the United States securities laws as a result of misconduct of such NEO (within the meaning of Section 304, but other than as a result of intentional misconduct or gross negligence (which are covered by the paragraph above)), then the applicable individual is required, by Section 304, to forfeit and reimburse the Company for all of the following: (i) any incentive or incentive compensation or equity compensation received by Employee during the twelve (12) month period following the earlier of the first public issuance or filing with the SEC of the financial document embodying the financial reporting requirement and (ii) any profits realized from the sale of Company securities during that same twelve (12) month period.
The Company intends to adopt a compensation recovery policy as required by Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and the corresponding rules to be adopted by the New York Stock Exchange, when required.
Risk Assessment of Compensation Programs
The Company has determined that its compensation policies, plans and practices are consistent with the Company’s strategic objectives, are appropriately balanced and do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company’s human resources and law departments conducted their annual review of the compensation policies, plans and practices for its executive officers, as well as for all other employees, and then discussed their findings with the Company’s Chief Executive Officer, the Compensation Committee and the Compensation Committee’s independent compensation consultant. The Company identified its compensation policies, plans and practices that: covered its employee population; were structured differently from those of other business units; or represented a significant portion of its compensation expense. The Company then assessed the risk-taking incentives inherent in the design and operation of these policies, plans and practices, including the following features of such policies, plans and practices: design, payment methodology, potential payment volatility, relationship to financial results, length of performance period, performance measures and goals, oversight and controls, and plan features and values compared to market practices. The Company also assessed the various controls that mitigate risks relating to compensation policies, plans and practices, such as executive stock ownership guidelines, hedging prohibitions and forfeiture provisions contained in the employment agreements of the named executive officers that enable the recovery of certain incentive compensation payments in certain circumstances.
Based on this review, the Company believes that its compensation policies, plans and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. This conclusion is based on, among other things, the approach employed by the Company in developing its compensation policies and practices, including the following:
•In setting these policies and practices, the Company is careful to ensure that they are consistent with the Company’s strategic objectives and that none of the policies or practices varies significantly from the overall risk and reward structure of the Company. As a result, by design, no individual award is large enough such that its value could create material financial risk to the Company.
•The Company employs a balanced approach to its policies and practices. More specifically, in setting these policies and practices, the Company balances short-term and long-term incentives, cash and stock-based compensation, service-based and performance-based compensation, and corporate and individual performance incentives. The Company believes that this overall approach significantly reduces the risk that the Company’s compensation policies or practices could have a material adverse effect on the Company.
•The Company’s performance incentive plans cannot be easily manipulated as they provide for a minimum level of overall corporate profitability before any payout occurs.
•The Company believes that certain of its policies and programs, such as its stock ownership guidelines, hedging prohibition, and compensation forfeiture provisions applicable to certain senior officers mitigate any risk-taking incentive inherent in any compensation policies or practices.
•The Compensation Committee, which is comprised solely of independent directors, has the authority in certain circumstances to consider factors outside of the incentive plans and to exercise discretion to adjust the funding of incentive awards.
Excise Taxes
The employment agreements for the NEOs do not obligate the Company to provide indemnification for excise taxes. Furthermore, the employment agreements for the NEOs provide that to the extent that any or all of the change-in-control payments and benefits provided to the executive under the employment agreement or any other agreement constitute “parachute payments” within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then the aggregate amount of such change-in-control payments and benefits would be reduced by the minimum amounts necessary to equal one dollar less than the amount which would result in such payments and benefits being subject to such excise tax.
Stock Ownership Guidelines
In order to promote ownership of the Common Stock by the Company’s executive officers and thereby more closely align their interests with the interests of the Company’s shareholders, the Board has adopted stock ownership guidelines requiring the Company’s executive officers to own Common Stock interests with a value equal to at least the following minimum amounts:

Chief Executive Officer	5x Base Salary
Other Executive Officers	2x Base Salary
The minimum share ownership amounts are required to be achieved within five years of an individual first becoming subject to these guidelines. All shares for which an executive officer is deemed to be the beneficial owner under Section 16 of the Exchange Act, including shares held in a trust for the benefit of the individual or a member of the executive officer’s family, count toward this ownership requirement. Restricted stock and service-based restricted stock unit awards held by the executive count toward the holding requirements. Performance-based restricted stock units do not count toward this ownership requirement unless and until the performance criteria are satisfied. Stock options, stock appreciation rights, and phantom stock units do not count toward this ownership requirement unless and until any underlying shares are issued. Unless an executive officer is in compliance with these guidelines, the executive officer is required to retain and hold 50% of any “net shares” of Common Stock issued in connection with any equity-based awards granted under the Company’s compensation plans after such executive officer first becomes subject to these guidelines. “Net shares” are those shares that remain after shares are sold or withheld (i) to pay the exercise price and withholding taxes in the case of stock options or (ii) to pay withholding taxes in the case of other awards. Compliance with these guidelines is assessed on an annual basis by the Compensation Committee. At the time compliance was assessed in 2022, all executive officers attained the minimum ownership levels or were otherwise in compliance with the Company’s stock ownership guidelines.

For more information regarding the stock ownership guidelines applicable to non-employee members of the Board, see “Board of Directors and Corporate Governance — Stock Ownership Guidelines,” above.
Policy on Speculative Trading Activities by Executives and Employees — Anti-Hedging and Pledging Policy
The Company’s insider trading policy provides, among other things, that officers and other employees may not engage in certain types of speculative activities with respect to the Company’s securities, including short sales, transactions in put options, call options or other derivative securities, hedging transactions, pledging of Company stock as collateral for a loan, or holding shares of Company stock in a margin account. For information about similar policies applicable to our non-employee directors, please see “Board of Directors and Corporate Governance -- Policy on Speculative Trading Activities by Directors.”
Tax Deductibility of Executive Compensation.
In designing and approving the Company’s executive compensation plans, the Compensation Committee considers the effect of all applicable tax regulations, including Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which generally disallows a tax deduction to public corporations for compensation in excess of $1.0 million paid to the ”covered employees.” Although the tax deductibility of executive compensation is an important consideration, the Compensation Committee may approve compensation that does not qualify for deductibility where it is appropriate to do so.

2022 COMPENSATION TABLES
2022 Summary Compensation Table
The following table summarizes the compensation paid to or earned by the Company’s NEOs. For a description of the components of the Company’s 2022 executive compensation program, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2022 Executive Compensation Program.”

Name and Principal Position(a)	Year(b)	Salary(c)	Bonus(d)	Stock Awards (1)(e)	Option Awards(f)	Non-Equity Incentive Plan Compen- sation(2)(g)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(h)	All Other Compensation (3)(4)(i)		Total(j)
Oliver G. (Chip) Brewer III	2022	$1,045,765	$—	$7,286,664	$—	$2,625,000	$—	$73,969	(5)	$11,031,398
President and Chief Executive Officer	2021	$1,000,000	$—	$23,566,049	$—	$2,500,000	$—	$69,152		$27,135,201
	2020	$761,475	$—	$4,098,675	$—	$—	$—	$69,231		$4,929,381

Brian P. Lynch	2022	$595,765	$—	$1,538,934	$—	$1,020,000	$—	$35,599	(6)	$3,190,298
Executive Vice President and Chief Financial Officer	2021	$547,883	$—	$6,970,944	$—	$825,000	$—	$35,120		$8,378,947
	2020	$488,361	$—	$683,109	$—	$—	$—	$30,360		$1,201,830

Arthur F. Starrs	2022	$750,000	$—	$1,846,711	$—	$1,275,000	$—	$13,100	(7)	$3,884,811
Chief Executive Officer, Topgolf	2021	$545,082	$—	$4,805,579	$—	$1,275,000	$—	$15,156		$6,640,817

Glenn F. Hickey	2022	$498,835	$—	$984,930	$—	$750,000	$—	$17,966	(8)	$2,251,731
Executive Vice President, Callaway Golf	2021	$484,133	$—	$1,350,456	$—	$583,500	$—	$18,352		$2,436,441
	2020	$432,006	$—	$455,400	$—	$—	$—	$12,847		$900,253

Mark F. Leposky	2022	$497,499	$—	$984,930	$—	$750,000	$—	$18,670	(9)	$2,251,099
Executive Vice President, Global Operations	2021	$469,694	$10,000	$1,350,456	$—	$564,570	$—	$17,878		$2,412,598
	2020	$432,006	$—	$455,400	$—	$—	$—	$11,787		$899,193
(1) Represents the aggregate grant date fair value of RSUs and PRSUs calculated for financial reporting purposes for the applicable year in accordance with Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“ASC 718”). See Note 15, “Stock Plans and Share-Based Compensation,” to the Company’s Audited Consolidated Financial Statements set forth in the 2022 Form 10-K for information concerning the ASC 718 values.
With respect to the PRSUs granted as annual awards to the NEOs in 2022, the number of PRSUs that are eligible to vest will be determined based on the measurement of the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group over a three-year performance period measured from January 1 of the year of grant. For the annual awards granted in 2020 and 2021, the number of PRSUs that are eligible to vest will be determined based on the measurement of two equally weighted metrics: (a) adjusted EPS (for 2020) or APTI (for 2021) and (b) the Company’s calculated rTSR, with the opportunity to earn a limited portion of the award not tied to rTSR performance based upon interim year performance.
In addition, in early 2021, the Compensation Committee approved special, one-time transaction equity awards to the NEOs upon the completion of the Company’s merger with Topgolf in March, 2021. These one-time transaction awards are comprised of PRSUs and RSUs, with PRSUs representing the majority of the awards. The vesting of the PRSUs are tied to the Company’s 3-year cumulative Adjusted EBITDA metrics (or, for Mr. Starrs’ award, Topgolf’s cumulative Adjusted EBITDA).
The grant date fair value of the PRSUs included in this column (e) that are tied to adjusted EPS (2020), cumulative APTI (2021) and Adjusted EBITDA (2021 one-time transaction awards related to Topgolf merger) objectives, was calculated based on the probable achievement of the performance goals as determined at the date of grant, which was determined to be the target level of performance in each case.
For the portion of each of the PRSU awards granted in 2020, 2021 and 2022 tied to rTSR performance, the grant date fair value included in column (e) is calculated based on the Monte Carlo simulation model, which incorporated the following significant inputs: (i) the stock price on the date of grant; (ii) an expected term that was based on the actual three-year term of the award; (iii) a risk-free interest rate derived from the yield on U.S. government bonds of appropriate term from the U.S. Department of Treasury; (iv) a dividend yield based on historic and future dividend yield estimates; (v) the stock price volatility of the Company and each company in their respective LTIP reference groups over the time horizons matching the performance periods; and (vi) the initial TSR performance based on the actual historical TSR performance for the Company and each company in their respective LTIP reference groups from the beginning of the performance period through the grant date.
The following table presents the fair value assumptions used in the valuation of the PRSUs tied to rTSR performance granted during the fiscal years ended December 31, 2022, 2021 and 2020:

		Grant Date
	February 17,	February 12	March 8,	February 12,
	2022	2021	2021	2020
Closing price	$23.41	$29.93	$29.52	$19.71
Risk free rate	1.7%	0.2%	0.3%	1.4%
Dividend yield	—%	—%	—%	0.2%
Volatility	59.0%	56.0%	56.0%	31.0%
Initial TSR performance	-13.6%	26.0%	24.3%	-6.0%
Fair value per share based on the Monte Carlo valuation	$34.68	$38.71	$37.40	$23.22
The highest level of performance that may be achieved for the PRSUs is 200% of the target (with the exception of the PRSUs granted to the NEOs in 2021 as part of the special, one-time equity awards granted in connection with the Topgolf merger and Mr. Starrs’ 2021 PRSU award tied to Topgolf cumulative Adjusted EBITDA, for which the maximum achievement level is 150% of the target). The grant date fair values for the PRSUs granted during 2022 (assuming performance at the maximum level) was $11,896,488 for Mr. Brewer, $1,982,794 for Mr. Lynch, $2,379,325 for Mr. Starrs, and $1,269,011 for each of Messrs. Leposky and Hickey.
(2) The amounts in this column represent the actual amounts earned under the Company’s annual incentive program for the applicable year. For additional information regarding this program, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2022 Executive Compensation Program—Annual Incentive.”
(3) Includes perquisites and personal benefits. All NEOs were eligible to receive any or all of the following perquisites during all or a portion of 2022, subject to certain cost and other limitations set forth in the Company’s internal policies: (a) tax and estate planning services, (b) the reimbursement of country club dues and golfing fees, and (c) supplemental long-term disability insurance. Additional types of perquisites and personal benefits granted to individual NEOs are disclosed and quantified in additional footnotes to this table, in accordance with applicable SEC disclosure requirements.
(4) The Company believes the dollar value of dividends paid or accrued on the stock awards reported in column (e) is factored into the grant date fair value of the stock awards reported in those columns. Accordingly, the dollar value of dividends paid or accrued is not reported as “All Other Compensation” in this column (i).
(5) Consists of (i) a $9,150 Company matching contribution under its 401(k) Retirement Investment Plan, (ii) an allowance of $25,000 paid to Mr. Brewer for business expenses not otherwise reimbursable under the Company’s policies, and (iii) $36,352 of perquisites and other personal benefits comprised of items (a), (b), and (c) described in footnote 3, and (iv) an income tax gross-up in the amount of $1,593 for income imputed under IRS regulations of $1,874 in connection with the reimbursement of costs related to spousal travel.
(6) Consists of (i) a $9,150 Company matching contribution under its 401(k) Retirement Investment Plan and (ii) $26,449 of total perquisites and other personal benefits comprised of items (a) and (b) described in footnote 3.
(7) Consists of a $12,200 Company matching contribution under its 401(k) Retirement Investment Plan, in addition to a cell phone allowance.
(8) Consists of (i) a $9,150 Company matching contribution under its 401(k) Retirement Investment Plan and (ii) $8,816 of total perquisites and other personal benefits comprised of items (b) and (c) described in footnote 3.
(9) Amount in column i consists of (i) a $9,150 Company matching contribution under its 401(k) Retirement Investment Plan, (ii) $6,837 of total perquisites and other personal benefits comprised of item (b) described in footnote 3, and (iii) $1,450 for tax and estate planning purposes and the related income tax gross-up of $1,233 for income imputed under IRS regulations in connection with the reimbursement of taxable benefits.

Grants of Plan-Based Awards in Fiscal Year 2022
The following table sets forth certain information with respect to grants of awards to the NEOs under the Company’s non-equity and equity incentive plans during fiscal year 2022. For additional information concerning the annual and long-term incentives included in the Company’s executive compensation programs, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2022 Executive Compensation Program.”

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Oliver G. (Chip) Brewer III	N/A (2)	656,250	1,312,500	2,625,000
	2/17/2022(3)				85,759	171,518	343,036		5,948,244
	2/17/2022(4)							57,173	1,338,420
Brian P. Lynch	N/A (2)	255,000	510,000	1,020,000
	2/17/2022(3)				14,294	28,587	57,174		991,397
	2/17/2022(4)							23,389	547,537
Arthur F. Starrs	N/A (2)	318,750	637,500	1,275,000
	2/17/2022(3)				17,152	34,304	68,608		1,189,663
	2/17/2022(4)							28,067	657,048
Glenn F. Hickey	N/A (2)	187,500	375,000	750,000
	2/17/2022(3)				9,148	18,296	36,592		634,506
	2/17/2022(4)							14,969	350,424
Mark F. Leposky	N/A (2)	187,500	375,000	750,000
	2/17/2022(3)				9,148	18,296	36,592		634,506
	2/17/2022(4)							14,969	350,424
____________
(1)The Board or the Compensation Committee approved the grants of the equity-based awards to the NEOs on February 17, 2022.
(2)The amounts shown in this row reflect the estimated threshold, target and maximum amounts that could have been paid to the NEO under the 2022 annual incentive program, the material terms of which are described under “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2022 Executive Compensation Program—Annual Incentive.”
(3)The amounts shown represent the threshold, target and maximum number of shares subject to PRSU awards that were granted to the NEOs in 2022. The number of PRSUs that will be eligible to vest is determined based the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group, over a three-year performance period beginning January 1, 2022 and ending December 31, 2024. Each PRSU represents the right to receive one share of Common Stock upon vesting of the award. Subject to the achievement of the requisite performance, the PRSUs are scheduled to vest on the third anniversary of the grant date. PRSUs do not have voting rights or dividend equivalent rights. See “Executive Officer Compensation-Compensation Discussion and Analysis-Components of the 2022 Executive Compensation Program-Annual Long-Term Equity Incentives.”
(4)The amounts shown reflect the number of shares underlying RSU awards granted to the NEOs in 2022. Each RSU represents the right to receive one share of Common Stock upon vesting of the award. These RSUs vest ratably over a three-year period (with one-third of the underlying units vesting on each of the first three anniversaries of the grant date), subject to continued employment through the vesting date. RSUs do not have voting rights, but may accrue dividend equivalent rights in the form of additional RSUs. The additional RSUs vest only to the extent the underlying RSUs vest.

Outstanding Equity Awards at Fiscal Year-End 2022

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Oliver G. (Chip) Brewer III	2/17/2022(2)	57,173	$1,129,167	—	—	$—
	2/17/2022(3)	—	$—	171,518		$3,387,481
	3/8/2021(2)	103,092	$2,036,067	—		$—
	3/8/2021(4)	—	$—	695,877		$13,743,571
	2/12/2021(2)	49,216	$972,016	—		$—
	2/12/2021(5)	36,092	$712,817	144,368		$2,851,268
	2/12/2020(2)	31,230	$616,799	—		$—
	2/12/2020(6)	174,760	$3,451,510	—		$—
Brian P. Lynch.	2/17/2022(2)	23,389	$461,933	—		$—
	2/17/2022(3)	—	$—	28,587		$564,593
	3/8/2021(2)	34,364	$678,689	—		$—
	3/8/2021(4)	—	$—	231,959		$4,581,180
	2/12/2021(2)	8,202	$161,990	—		$—
	2/12/2021(5)	6,015	$118,796	24,061		$475,205
	2/12/2020(2)	5,204	$102,787	—		$—
	2/12/2020(6)	29,127	$575,258	—		$—
Arthur F. Starrs	2/17/2022(2)	28,067	$554,323	—		$—
	2/17/2022(3)	—	$—	34,304		$677,504
	4/5/2021(2)	15,469	$305,513	—		$—
	4/5/2021(7)	—	$—	99,261		$1,960,405
	4/5/2021(2)	36,094	$712,857	—		$—
	4/5/2021(5)	11,344	$224,044	45,376		$896,176
Glenn F. Hickey	2/17/2022(2)	14,969	$295,638	—		$—
	2/17/2022(3)	—	$—	18,296		$361,346
	3/8/2021(2)	6,014	$118,777	—		$—
	3/8/2021(4)	—	$—	25,130		$496,308
	2/12/2021(2)	5,468	$107,993	—		$—
	2/12/2021(5)	4,010	$79,198	16,042		$316,830
	2/12/2020(2)	3,469	$68,518	—		$—
	2/12/2020(6)	19,418	$383,506	—		$—
Mark F. Leposky	2/17/2022(2)	14,969	$295,638	—		$—
	2/17/2022(3)	—	$—	18,296		$361,346
	3/8/2021(2)	6,014	$118,777	—		$—
	3/8/2021(4)	—	$—	25,130		$496,308
	2/12/2021(2)	5,468	$107,993	—		$—
	2/12/2021(5)	4,010	$79,198	16,042		$316,830
	2/12/2020(2)	3,469	$68,518	—		$—
	2/12/2020(6)	19,418	$383,506	—		$—
(1)Market value based on $19.75 per share, which was the closing market price of the Common Stock on December 30, 2022, which was the last business day of 2022.
(2)Amounts represent RSU awards that generally vest ratably over a three-year period (with one-third of the underlying units vesting on each of the first three anniversaries of the grant date, subject to continued employment through the vesting date), including additional shares that may be issued pursuant to accrued dividend equivalent rights. Each RSU represents the right to receive one share of Common Stock upon vesting, subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”
(3)Amounts represent PRSU awards granted in 2022 that generally vest in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest will be determined based on the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group over a three-year performance period beginning January 1, 2022 and ending December 31, 2024. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested”

column assuming performance at the “target” level. If the number of PRSUs in which a NEO remains eligible to vest was reported assuming performance at the “maximum” level, the number, and market value, of such PRSUs (based on the closing price per share of our Common Stock of $19.75 as of December 30, 2022) for each NEO would be as follows: Mr. Brewer, 343,036 PRSUs, $6,774,961; Mr. Lynch, 57,174 PRSUs, $1,129,187; Mr. Starrs, 68,608 PRSUs, $1,355,008; Mr. Hickey, 36,592 PRSUs, $722,692; and Mr. Leposky, 36,592 PRSUs, $722,692. The awards are subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”
(4)Amounts represent PRSU awards granted in 2021 as special, one-time transaction awards in connection with the Topgolf merger that generally vest as follows: (1) for Mr. Brewer and Mr. Lynch, assuming at least the threshold achievement level of performance is reached, 50% of the PRSUs eligible to vest based on performance during the three-year performance period will vest on the third anniversary of the grant date and the remaining 50% of the PRSUs will vest on the fourth anniversary of the grant date, and (2) for Messrs. Hickey and Leposky, all PRSUs will vest on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest will be determined based on the measurement of cumulative Adjusted EBITDA over a three-year performance period beginning January 1, 2021 and ending December 31, 2023. A NEO may be eligible to vest in up to 150% of the “target” PRSUs subject to these awards. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column assuming performance at the maximum level. The awards are subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”
(5) Amounts represent PRSU awards granted in 2021 that generally vest in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest will be determined based on the measurement of two equally weighted metrics, cumulative APTI and the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the S&P Composite 1500 Consumer Durables & Apparel, excluding Homebuilders, over a three-year performance period beginning January 1, 2021 and ending December 31, 2023, with the opportunity to earn the PRSU awards vesting based upon interim year performance relative to the cumulative APTI objective. A NEO may be eligible to vest in up to 200% of the “target” PRSUs subject to these awards. On February 13, 2023, the Compensation Committee determined that 80% of the “target” PRSUs eligible to vest based on cumulative APTI performance were deemed to be achieved under the terms of the PRSUs as a result of the Company’s cumulative APTI performance during 2022, up from 50% of the “target” PRSUs that were earned based on the Company’s cumulative APTI performance during 2021. As a result, 30% of the “target” PRSUs eligible to vest based on cumulative APTI performance were earned in 2022 and converted to time-based units that will vest on the third anniversary of the grant date, subject to continued employment through the vesting date. The total number of PRSUs earned based on APTI performance during 2021 and 2022 are reported in the “Number of Shares or Units of Stock That Have Not Vested” column as they remain subject to time-based vesting. These earned PRSUs are reported in the “Number of Shares or Units of Stock That Have Not Vested” column as they remain subject to time-based vesting. Each NEO remains eligible to vest in the remaining PRSUs subject to the original award (up to a total of 200% of the “target” PRSUs) subject to achievement of the performance goals. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column assuming performance at the “maximum” level. The awards are subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”
(6) Amounts represent PRSU awards granted in 2020 that vested in February 2023. Each PRSU represented the right to receive one share of Common Stock upon vesting. The number of PRSUs that were eligible to vest was determined based on the measurement of two equally weighted metrics, adjusted EPS and the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the S&P Composite 1500 Consumer Durables & Apparel, excluding Homebuilders, over the three-year performance period beginning January 1, 2020 and ending December 31, 2022. The NEOs were eligible to vest in up to 200% of the “target” PRSUs subject to these awards. In February 2023, the Compensation Committee determined that performance relative to such criteria was achieved above the target level but below the maximum level for the PRSUs eligible to vest based on adjusted EPS, and at the maximum level for the PRSUs eligible to vest based on the Company’s calculated rTSR and, as a result, 105.6% and 200% of the “target” number of PRSUs subject to performance based on adjusted EPS and the Company’s calculated rTSR, respectively, were earned and vested in February 2023, subject to continued employment through the vesting date, which number is reported in this row. The awards were subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”
(7) The amount represents the PRSU award granted to Mr. Starrs in 2021 that generally vests in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest will be determined based on the measurement of Topgolf’s cumulative Adjusted EBITDA over a three-year performance period beginning January 1, 2021 and ending December 31, 2023. Mr. Starrs may be eligible to vest in up to 150% of the “target” PRSUs subject to his award. Mr. Starrs remains eligible to vest in the remaining PRSUs subject to the original award (up to a total of 150% of the “target” PRSUs) subject to achievement of the performance goals. The number of PRSUs in which Mr. Starrs remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column assuming performance at the maximum level. The award is subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

Option Exercises and Stock Vested in Fiscal Year 2022
The following table sets forth information regarding options and stock appreciation rights exercised and stock awards vested during fiscal year 2022 for the NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares acquired on vesting (#)(1)	Value Realized on Vesting ($)(2)
Oliver G. (Chip) Brewer III	—	—	347,722	$8,056,488
Brian P. Lynch	—	—	101,910	$2,339,077
Arthur F. Starrs	—	—	25,783	$595,845
Glenn F. Hickey	—	—	36,250	$844,195
Mark F. Leposky	—	—	36,250	$844,195
____________
(1)The number of shares reported in this column reflects the gross number of RSUs/PRSUs that vested prior to tax withholding. The RSUs/PRSUs were settled in shares of Common Stock.
(2)The value realized on vesting is based upon the gross shares underlying the RSUs/PRSUs that vested multiplied by the closing price of the Common Stock on the vesting date.
Potential Payments upon Termination or Change-in-Control
Each of the NEOs has an employment agreement with the Company, or in the case of Mr. Starrs with Topgolf International, Inc., that provides for potential payments to such executive officer or other benefits (e.g., acceleration of vesting of long-term incentive awards) under certain circumstances following termination of employment or upon a change-in-control of the Company. The types and amounts of these potential payments vary depending on the following circumstances: (i) voluntary resignation by the executive officer or termination by the Company for substantial cause or good cause, (ii) termination by the Company without substantial cause or good cause, termination by the executive officer for good reason or the Company failing to renew the employment agreement, (iii) a termination event within one year following a change-in-control, (iv) permanent disability of the executive officer, or (v) death of the executive officer. In addition, the terms governing the long-term incentive awards granted to each of the NEOs provide that the Compensation Committee may accelerate the vesting of the awards in connection with a change-in-control (or upon an involuntary termination following a change-in-control) in certain circumstances. The potential payments to be made under these varying circumstances, including the conditions and schedules for such payments, are described in this Proxy Statement under “Executive Officer Compensation—Compensation Discussion and Analysis—Employment Agreements.” That description also provides the relevant definitions of “substantial cause,” “change-in-control,” and “termination event.”
Payments Made Upon Any Termination
Regardless of the manner in which a NEO’s employment terminates, he/she is entitled to receive amounts earned during his/her term of employment. These amounts include accrued but unpaid base salary and accrued but unused paid time off.
Quantification of Payments upon Termination or Change-in-Control
The table below quantifies the potential payments and benefits that would be provided to each NEO currently employed by the Company under the termination or change-in-control circumstance listed, and the amounts shown are based upon a theoretical triggering event and assume, for illustrative purposes, that: (i) the triggering event took place on December 31, 2022 and are based on the $19.75 per share closing market price of the Common Stock on December 30, 2022, which was the last business day of 2022; and (ii) the triggering event resulted in the immediate vesting of all unvested long-term incentives, as applicable. Whether the outstanding awards would actually vest or not in connection with a change-in-control will be determined by the nature of the transaction and the determination by the Compensation Committee. For purposes of this table, it is assumed that the awards are not assumed, continued or substituted for in connection with a change-in-control transaction and that, as a result, the Compensation Committee determines that such awards would vest in full. The actual amounts to be paid to any NEO in the event of his termination or a change-in-control, and the timing of such payments, and the value of any equity award acceleration benefits can only be determined at the time of, and under the circumstances of, an actual triggering event and in accordance with applicable law then in effect and reasonable interpretations thereof. The table does not include the value of any benefits to the extent they do not discriminate in scope, terms or operation, in favor of the NEOs and that are available generally to all salaried employees.

	Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement	Termination event within 1-year following change-in-control (7)	Change-in- Control (no termination of employment) (7)	Permanent Disability	Death
Oliver G. (Chip) Brewer III
Pro-rated short term incentive award(1)	$2,625,000	$2,625,000	$2,625,000	$2,625,000	$2,625,000
RSUs and/or PRSUs(2)	$14,192,396	$22,537,462	$22,537,462	$14,192,396	$13,499,566
Portion of salary and target incentive(3)	$1,771,875	$2,362,500	$—	$525,000	$—
COBRA & CalCOBRA premiums(4)(5)	$34,585	$45,674	$—	$34,585	$34,585
Tax & financial planning services(5)	$15,285	$30,570	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$1,771,875	$2,362,500	$—	$—	$—

Total	$20,423,516	$29,976,206	$25,162,462	$17,376,981	$16,159,151
Brian P. Lynch
Pro-rated short term incentive award(1)	$1,020,000	$1,020,000	$1,020,000	$1,020,000	$1,020,000
RSUs and/or PRSUs(2)	$1,252,355	$5,866,666	$5,896,370	$1,252,355	$2,099,452
Portion of salary and target incentive(3)	$555,000	$1,110,000	$—	$300,000	$—
COBRA & CalCOBRA premiums(4)(5)	$34,014	$67,758	$—	$34,014	$34,014
Tax & financial planning services(5)	$15,285	$30,570	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$555,000	$1,110,000	$—	$—	$—

Total	$3,444,154	$9,217,494	$6,916,370	$2,606,369	$3,153,466
Arthur F. Starrs
Pro-rated short term incentive award(1)	$1,275,000	$1,275,000	$1,275,000	$1,275,000	$1,275,000
RSUs and/or PRSUs(2)	$509,195	$2,885,416	$2,885,416	$509,195	$1,242,413
Portion of salary and target incentive(3)	$693,750	$1,387,500	$—	$375,000	$—
COBRA & CalCOBRA premiums(4)(5)	$23,429	$35,143	$—	$23,429	$23,429
Tax & financial planning services(5)	$15,285	$30,570	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$693,750	$1,387,500	$—	$—	$—

Total	$3,222,909	$7,013,629	$4,160,416	$2,182,624	$2,540,842
Glenn F. Hickey
Pro-rated short term incentive award(1)	$750,000	$750,000	$750,000	$750,000	$750,000
RSUs and/or PRSUs(2)	$663,961	$1,864,662	$1,864,662	$663,961	$1,053,628
Portion of salary and target incentive(3)	$437,500	$875,000	$—	$250,000	$—
COBRA & CalCOBRA premiums(4)(5)	$34,014	$67,758	$—	$34,014	$34,014
Tax & financial planning services(5)	$15,285	$30,570	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$437,500	$875,000	$—	$—	$—

Total	$2,350,760	$4,475,490	$2,614,662	$1,697,975	$1,837,642
Mark F. Leposky
Pro-rated short term incentive award(1)	$750,000	$750,000	$750,000	$750,000	$750,000
RSUs and/or PRSUs(2)	$663,961	$1,864,662	$1,864,662	$663,961	$1,053,628
Portion of salary and target incentive(3)	$437,500	$875,000	$—	$250,000	$—
COBRA & CalCOBRA premiums(4)(5)	$18,868	$37,821	$—	$18,868	$18,868
Tax & financial planning services(5)	$15,285	$30,570	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$437,500	$875,000	$—	$—	$—

Total	$2,335,614	$4,445,553	$2,614,662	$1,682,829	$1,822,496

(1)Amounts shown represent the amount of annual incentive the NEO would have received had the NEO continued to perform services through the completion of the relevant performance period under the incentive plan and the evaluation of whether, and the degree to which, the performance criteria have been met (with any individual objectives deemed to be achieved at “target”), pro-rated over the portion of the year actually employed.
(2)The values for RSUs and PRSUs reflect the aggregate market value of the number of shares underlying the units for which vesting would have accelerated and restrictions would have lapsed upon the triggering event based on the closing market price of the Common Stock on December 30, 2022. Such values assume, for the purposes of this table, that Company performance goals are met at the “target” level with respect to PRSUs. The number and market value of each NEO’s PRSUs that remain subject to achievement of Company (or in the case of Mr. Starrs, Topgolf) performance goals are reported, assuming Company performance at the “target” level, in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” and the “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” columns, respectively, of the “Outstanding Equity Awards at Fiscal Year-End 2022” table. The values of dividend equivalent rights accrued as of December 31, 2022, including fractional shares, are included in the values shown for RSU awards.
(3)Amounts shown represent the following based on the termination event:
a.Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement: The total amount equal to 0.5 times (0.75 times for Mr. Brewer) the sum of the NEO’s most recent annual base salary and annual target incentive.
b.Termination event within 1-year following a change-in-control: The total amount equal to 1.00 times the sum of the NEO’s most recent annual base salary and annual target incentive.
c.Permanent Disability: The total amount equal to six (6) months of NEO’s then current base salary at the same rate as in effect on the date that the NEO is declared permanently disabled.
(4)Amounts shown for COBRA and CalCOBRA insurance benefits are calculated through the applicable severance period and are based on premiums for COBRA coverage for health, dental, vision and prescription for up to 18 months following termination and thereafter the premiums for CalCOBRA coverage for health and prescription. Such COBRA and CalCOBRA premiums are calculated based on the coverage selected by the executive officers as of December 31, 2022 and are based on premium rates in effect at that time, which coverage and rates may vary during a severance period.
(5)Amounts shown assume continuous compliance with the conditions for payment set forth in the applicable employment agreement. These payments may be delayed for six months following a termination event pursuant to Section 409A of the Code and the rules and regulations promulgated thereunder, and such amounts if delayed will be paid promptly after six months with interest calculated at the applicable one-year Treasury Bill rate.
(6)Amounts shown represent the following based on the termination event:
a.Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement: The total amount equal to 0.5 times (0.75 times for Mr. Brewer) the sum of the NEO’s most recent annual base salary and target incentive.
b.Termination event within 1-year following a change-in-control: The total amount equal to 1.00 times the sum of the NEO’s most recent annual base salary and annual target incentive.
(7)Amounts shown assume the NEO’s RSUs and PRSUs are not continued, assumed or replaced with equivalent awards by the successor or acquiring corporation (if any). Amounts payable to NEOs are subject to reduction in accordance with the executive’s employment agreement to avoid imposition of excise tax for “parachute payments” within the meaning of Section 280G of the Code. See “Executive Officer Compensation—Compensation Discussion and Analysis—Governance and Other Considerations—Excise Taxes,” above.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, the Company is providing the following information about the relationship of the annual total compensation of our employees (excluding our CEO), and the annual total compensation of Mr. Oliver G. (Chip) Brewer III, our Chief Executive Officer (our “CEO”). The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2022, our last completed fiscal year:
•The annual total compensation of the median employee of our Company (excluding our CEO) calculated using the Summary Compensation Table methodology was $25,297; and
•The annual total compensation of our CEO, as reported in the Summary Compensation Table, was $11,031,398

Based on this information, for 2022, the ratio of the annual total compensation of Mr. Brewer, our CEO, to the annual total compensation of our median employee was 436:1.
The median employee used in this calculation was determined from a direct determination of our total global employee population (excluding the CEO) as of December 31, 2022, using a consistently applied compensation measure of actual cash received, which includes base pay, overtime, sales compensation, broadly offered annual incentives, and traditional allowances, in calendar year 2022. We ranked our employees from the highest paid to lowest paid, and selected our median employee at the midpoint. Where allowed under SEC rules, we annualized compensation through December 31, 2022 for employees newly hired in 2022. Non-US employee compensation was converted to US dollars based on the 2022 average of daily exchange rates.

Pay Versus Performance Table
The following table sets forth information concerning: (1) the compensation of the Company’s President, CEO, and Director (Mr. Brewer) and the average compensation for the Company’s other NEOs, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of the fiscal years ended December 31, 2020, 2021 and 2022 and (2) the Company’s cumulative total shareholder return (“TSR”), the cumulative TSR of the Company’s comparator group (“Comparator Group TSR”), net income and Adjusted EBITDA for each such fiscal year in accordance with SEC rules:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Mr. Brewer ($)	Compensation Actually Paid to Mr. Brewer ($)(1)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(2)	Average Compensation Actually Paid to Non-CEO NEOs ($)(1)(2)	Total Shareholder Return ($)	S&P 1500 Consumer Discretionary Total Shareholder Return ($)(3)	Net Income/(Loss) (thousands)	Adjusted EBITDA (thousands) (4)
2022	$11,031,398	$(126,863)	$2,894,485	$1,234,709	$93.27	$107.00	$157,896	$558,149
2021	$27,135,201	$39,523,269	$4,967,201	$6,179,836	$129.59	$166.41	$321,988	$447,651
2020	$4,929,381	$8,678,767	$1,059,398	$1,188,583	$113.39	$132.88	$(126,934)	$164,835
1.The following individuals were the Company’s NEOs for the applicable fiscal year:

Year	CEO	Non-CEO NEOs
2022	Oliver G. (Chip) Brewer III	Brian P. Lynch, Mark F. Leposky, Glenn F. Hickey, and Arthur F. Starrs
2021	Oliver G. (Chip) Brewer III	Brian P. Lynch, Mark F. Leposky, Glenn F. Hickey, and Arthur F. Starrs
2020	Oliver G. (Chip) Brewer III	Brian P. Lynch, Mark F. Leposky, Glenn F. Hickey, Joseph Flannery, and Melody Harris-Jensbach
2.Compensation actually paid to the Company’s NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

	2020		2021		2022
Adjustments	Mr. Brewer	Average non-CEO NEOs	Mr. Brewer	Average non-CEO NEOs	Mr. Brewer	Average non-CEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(4,098,675)	$(405,564)	$(23,566,049)	$(3,619,359)	$(7,286,664)	$(1,338,876)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$4,314,058	$406,438	$29,596,579	$4,202,344	$5,765,298	$989,456
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$2,742,229	$192,972	$3,600,242	$367,629	$(8,167,460)	$(1,099,733)

Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$747,545	$35,805	$2,723,912	$258,588	$(1,484,471)	$(213,124)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$—	$(104,050)	$—	$—	$—	$—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$44,228	$3,584	$33,384	$3,434	$15,036	$2,502
TOTAL ADJUSTMENTS	$3,749,386	$129,185	$12,388,068	$1,212,635	$(11,158,261)	$(1,659,776)
The Company does not have a pension plan, therefore, there is no pension specific impact included in the compensation actually paid adjustments.
Compensation actually paid does not reflect the actual amount of compensation earned by or paid to the CEO and the other NEOs during the applicable year. For information regarding the decisions made by the Compensation Committee for fiscal year 2022, see “Executive Officer Compensation - Compensation Discussion & Analysis.”
3.TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The S&P 1500 Consumer Discretionary Index is the Compensation Comparator Group for purposes of the peer group TSR reflected above, which is the industry specific index the Company uses in its Form 10-K.
4.The Company chose Adjusted EBITDA as its Company Selected Measure because the Board and management use Adjusted EBITDA as a primary means of measuring the Company’s performance across periods. “Adjusted EBITDA” is calculated as earnings before interest, taxes, depreciation and amortization expenses, non-cash stock compensation expenses, and non-cash lease amortization expense, in addition to costs associated with certain non-recurring and non-cash items. These non-recurring and non-cash items include (i) certain non-cash amortization and depreciation of intangibles and other assets related to the Company’s acquisitions, (ii) non-cash amortization of the debt discount related to the Company’s convertible notes, (iii) acquisition and other non-recurring items, and (iv) a non-cash valuation allowance recorded against certain of the Company’s deferred tax assets. Appendix A to this Proxy Statement includes a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

Narrative Disclosure to Pay Versus Performance Table
Relationship between Financial Performance Measures

The line graphs below compares (i) the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEOs, with (ii) our cumulative TSR, (iii) Comparator Group TSR, (iv) our net income, and (v) our Adjusted EBITDA, in each case, for the fiscal years ended December 31, 2020, 2021 and 2022.

TSR and Comparator Group TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid vs. Total Shareholder Return
$50
$40
$30
$20
$10
$—
CAP (in $M)
$175
$150
$125
$100
$75
$50
Value of $100 Invested
$166.41
$132.88
$129.59
$107.00
$100
$113.39
$100
$93.27
2020
2021
2022
PEO CAP
Avg. Non-PEO NEO CAP
Company TSR
S&P 1500 Consumer Discretionary Index TSR

Note: Due to disparity in scale with other CAP amounts, our PEO’s CAP of $(126,863) is not visible in the graph.

Note: Due to disparity in scale with other CAP amounts, our PEO’s CAP of $(126,863) is not visible in the graph.
Note: Due to disparity in scale with other CAP amounts, our PEO’s CAP of $(126,863) is not visible in the graph.

Pay Versus Performance Tabular List

The following performance measures represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs to performance for the fiscal year ended December 31, 2022:

a.Adjusted EBITDA;
b.Revenue;
c.Contribution-to-Profit; and
d.rTSR relative to the Comparator Group TSR.

PROPOSAL NO. 3 - ADVISORY VOTE TO APPROVE THE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE
OFFICERS
Pursuant to Section 14A of the Exchange Act, shareholders of the Company are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of the Company’s NEOs, as disclosed in this Proxy Statement. Under applicable law, the shareholder vote is an advisory vote only and is not binding on the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will consider the outcome of the vote in analyzing its compensation philosophy and making future compensation decisions. The Company currently seeks advisory votes on the approval of the compensation of the Company’s NEOs on an annual basis.
As described more fully in the “Executive Officer Compensation—Compensation Discussion and Analysis” section and in the compensation tables in the “2022 Compensation Tables” section, the Company’s NEOs are compensated in a manner consistent with its business strategy, competitive practice, guiding principles for executive compensation, and shareholder interests and concerns. The Company’s executive compensation program is designed to attract, retain, motivate and appropriately reward its executive officers and to align the interests of the executive officers with those of the Company’s shareholders by incentivizing the executive officers to operate the Company in a manner that creates shareholder value.
The Company has several compensation governance programs in place to manage compensation risk and align the Company’s executive compensation with long-term shareholder interests. These programs include:
•a substantial majority of executive compensation that is variable in nature;
•a majority of variable compensation that is tied to performance-based long-term incentive programs;
•equity awards granted under a policy that has strict controls on grant processes and timing;
•stock ownership guidelines that require material holdings;
•a Compensation Committee comprised entirely of independent directors and an independent compensation consultant;
•clawback provisions contained in the employment agreements of the Company’s NEOs; and
•change-in-control benefits that require a double trigger prior to payment.
Shareholders are encouraged to read the Compensation Discussion and Analysis and other sections of this Proxy Statement, which include a detailed discussion of the Company’s compensation practices. The Compensation Committee and the Board believe that the Company’s compensation policies, procedures and amounts are effective in implementing its compensation philosophy and in achieving its goals. This advisory shareholder vote, commonly known as “Say-on-Pay,” gives shareholders the opportunity to approve or not approve the Company’s executive compensation program and policies by voting on the following resolution:
“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers in 2022, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4 - ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE SHAREHOLDER VOTES TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, the Company’s shareholders are being given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently the Company should seek future advisory votes to approve the compensation of the Company’s NEOs. The Company is asking shareholders whether the advisory vote on executive compensation should occur once every year, every two years or every three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

After considering this agenda item, the Board has determined that an annual advisory vote on executive compensation is the most appropriate alternative for the Company at this time. The Board’s determination was influenced in part by the fact that it believes that the current best corporate practices and governance trends favor an annual advisory vote and in part by the fact that a portion of the compensation of the Company’s named executive officers is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the Board believes that shareholder sentiment should be a factor that is taken into consideration by the Board and the Compensation Committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, the Company’s shareholders will be able to provide the Company with direct input on its compensation philosophy, policies and practices as disclosed in the proxy statement every year. However, shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and our compensation programs are typically adopted in February, it may not be appropriate or feasible to change the Company’s executive compensation program until the year following the applicable advisory vote on executive compensation.

The Company recognizes that the shareholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation, and the Company will carefully review the voting results on this proposal. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. Pursuant to Section 14A of the Exchange Act, this advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote on this proposal, the Board may in the future decide to conduct advisory votes on a less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

Vote Required. Assuming a quorum is present, this proposal shall be determined by the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting. With respect to this item, if none of the frequency alternatives (one year, two years or three years) receives a majority vote, the Company will consider the frequency that receives the highest number of votes by shareholders to be the frequency that has been selected by shareholders.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE TO HOLD AN ADVISORY VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS “EVERY YEAR.”

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES
The following table sets forth information regarding the beneficial ownership of the Common Stock as of April 11, 2023 (the “Table Date”) by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director of the Company and director nominees, (iii) each of the NEOs and (iv) all directors and executive officers of the Company as a group. As of the Table Date, there were 185,603,045 shares of Common Stock issued and outstanding.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number	Percent
PEP TG Investments LP (2)	21,305,290	11.47%
50 Kennedy Plaza, 18th Floor
Providence, Rhode Island 02903
DDFS Management Company LLC (3)	18,592,833	10.02%
2100 Ross Ave Suite 550
Dallas, Texas 75201
BlackRock, Inc. (4)	16,280,463	8.77%
55 East 52nd Street
New York, New York 10055
Vanguard Group (5)	13,198,016	7.11%
100 Vanguard Blvd
Malvern, PA 19355
Erik J Anderson (6)(12)	1,098,810	*
Samuel H. Armacost (7)(12)	119,086	*
Scott H. Baxter(12)	20,730	*
Oliver G. Brewer III (8)	1,350,646	*
Thomas G. Dundon (9)(12)	18,653,781	10.05%
Laura J. Flanagan(12)	28,625	*
Russell L. Fleischer(12)	48,825	*
Glenn F. Hickey	48,976	*
Bavan Holloway(12)	7,817	*
Mark F. Leposky	277,129	*
John F. Lundgren(12)	87,326	*
Brian P. Lynch (10)	122,240	*
Scott M. Marimow (11)(12)	10,620
Adebayo O. Ogunlesi(12)	93,347	*
Varsha R. Rao(12)	10,500	*
Linda B. Segre(12).	52,385	*
Arthur F. Starrs	70,699	*
Anthony S. Thornley(12)	73,700	*
C. Matthew Turney	—	*
All directors and executive officers as a group (20 persons) (13)	22,246,948	11.97%
___________
*Less than one percent

(1)Except as otherwise indicated, the address for all persons shown in this table is c/o Topgolf Callaway Brands Corp., 2180 Rutherford Road, Carlsbad, California 92008. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to the knowledge of the Company each of the persons shown in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder. In computing the number and percentage of shares beneficially owned by each person, the table includes any shares that could be acquired within 60 days of the Table Date through the exercise of options and warrants (irrespective of the price at which the Common Stock is trading on the NYSE) and the vesting of RSUs and PRSUs. These shares, however, are not counted in computing the percentage ownership of any other person. Consequently, included in the number and percentage of shares beneficially owned are shares issuable upon the exercise of options with exercise prices above the trading price of the Common Stock as of the Table Date.
(2)Based on a Schedule 13D/A filed by PEP TG Investments LP with the SEC on November 17, 2021. Represents (i) 21,175,226 shares of Common Stock held by PEP TG Investments LP; and (ii) 130,064 shares of Common Stock underlying warrants held by PEP TG Investments LP that are exercisable at any time at the option of the holder. As a result of its relationship with PEP TG Investments LP, PEP TG Investments GP LLC may be deemed to beneficially own such shares. Michael Dominguez has shared voting and investment control with respect to the securities held by PEP TG Investments GP LLC, and may be deemed to indirectly beneficially own the securities directly held by PEP TG Investments LP.
(3)Based on a Schedule 13D filed by DDFS Partnership LP with the SEC on March 11, 2021. Represents shares directly held by DDFS Partnership LP. As a result of its relationship with DDFS Partnership LP, DDFS Management Company LLC may be deemed to beneficially own such shares. Thomas G. Dundon is the sole member of DDFS Management Company LLC. 5,536,208 of such shares are pledged as collateral in respect of a loan.
(4)Based on a Schedule 13G/A filed by BlackRock, Inc., with the SEC on January 25, 2023. This schedule reported that BlackRock, Inc. has sole voting power with respect to 15,993,235 shares of Common Stock and sole dispositive power with respect to 16,280,463 shares of Common Stock.
(5)Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 9, 2023. This schedule reported that Vanguard has sole voting power with respect to 0 shares of Common Stock, sole dispositive power with respect to 12,959,967 shares of Common Stock, shared voting power with respect to 100,647 shares of Common Stock and shared dispositive power with respect to 238,049 shares of Common Stock.
(6)Includes (i) 144,148 shares which are subject to options exercisable within 60 days of the Table Date held by TGP Advisors, LLC; and (ii) 882,959 shares of Common Stock held by WestRiver Management, LLC. As a result of its relationship with the foregoing entities, WestRiver Management, LLC may be deemed to beneficially own such shares. Erik J Anderson is the sole member and manager of WestRiver Management, LLC. Also includes (a) 25,243 shares directly held by Mr. Anderson and (b) 40,476 shares of Common Stock held by Anderson Family Investments, LLC, of which Mr. Anderson is the managing member.
(7)20,000 of Mr. Armacost’s shares are held in a family trust with his spouse and they share voting and investment power with respect to such shares.
(8)All of Mr. Brewer’s shares are held in various family trusts, of which Mr. Brewer and/or his spouse are the trustees.
(9)Includes 53,796 shares of Common Stock directly held by Mr. Dundon and the 18,592,833 shares directly held by DDFS Partnership LP referenced in footnote 3 above.
(10)36,575 of Mr. Lynch’s shares are held in a family trust with his spouse and they share voting and investment power with respect to such shares.
(11)Represents shares held directly by Mr. Marimow. Mr. Marimow is a Managing Director of Providence Equity Partners L.L.C. ("Providence"). Any securities issued to Mr. Marimow for his service as a director of the Company are held by Mr. Marimow for the benefit of Providence. Mr. Marimow disclaims beneficial ownership of such shares of Common Stock.
(12)Includes 5,984 shares of Common Stock issuable upon the vesting and settlement of outstanding restricted stock units within 60 days of the Table Date.
(13)Includes (i) 144,148 shares of Common Stock issuable upon exercise of options within 60 days of the Table Date held by TGP Advisors, LLC; (ii) 43,235 shares held by Rebecca Fine, of which 29,223 are subject to options exercisable within 60 days of the Table Date; (iii) 77,792 shares of Common Stock issuable upon the vesting and settlement of outstanding restricted stock units within 60 days of the Table Date, as set forth in the previous footnotes; and (iii) 28,471 shares held by Joseph B. Flannery.

TRANSACTIONS WITH RELATED PERSONS
It is the written policy of the Board that Company transactions in which any executive officer or director of the Company, or their immediate family members, have a material interest must be on terms which are just and reasonable to the Company. To ensure the terms are just and reasonable, all transactions in excess of $120,000 must be reviewed and approved by the Nominating and Corporate Governance Committee, except that if the transaction is less than $1.0 million, the Chair of the Nominating and Corporate Governance Committee may approve such transaction. In determining whether to approve such a transaction, the Nominating and Corporate Governance Committee, or the Chair, as appropriate, considers, among other things, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Board has also determined that certain transactions are pre-approved and do not require review by the Nominating and Corporate Governance Committee. These include (i) compensation of the executive officers and Board members, which is reviewed by the Compensation Committee, (ii) a transaction with another entity in which the interested director or executive officer has an indirect interest in the transaction solely as a result of being a director or less than 10% beneficial owner of such other entity, and (iii) transactions with another corporation or charitable organization if the director’s or executive officer’s only interest is as a director or as a non-executive officer employee of the other corporation or organization and the amount involved does not exceed the greater of $1.0 million or 2% of the revenues of such other corporation or organization.

Stockholders Agreement

Providence, Dundon and WestRiver, each of which became 5% or greater shareholders of the Company in connection with the Company’s merger with Topgolf, are parties to the Stockholders Agreement, pursuant to which each of Providence, Dundon and WestRiver have the right to designate one person (for a total of three persons) to be appointed or nominated, as the case may be, for election to the Board for so long as such shareholder maintains beneficial ownership of 50% or more of the shares of Common Stock owned by them on the closing date of the merger with Topgolf, which occurred on March 8, 2021. As of April 11, 2023, WestRiver no longer held sufficient shares to maintain its right to designate a nominee for director.

The Stockholders Agreement further provides that each of Providence, Dundon and WestRiver will be entitled to the same reimbursement for travel and other expenses paid to other non-employee directors of the Company and the same indemnification rights provided to other non-employee directors of the Company.
Registration Rights Agreement

Each of Providence, Dundon and WestRiver are parties to a Registration Rights Agreement with the Company, dated as of October 27, 2020, pursuant to which each such shareholder is entitled to certain registration rights with respect to the resale of shares of the Common Stock received by such shareholder in connection with the merger with Topgolf, subject to certain conditions set forth therein. The Registration Rights Agreement provides such shareholders with demand, “piggy-back” and shelf registration rights, subject to certain minimum threshold requirements and other customary conditions.
Employer Direct Healthcare
Topgolf has engaged Employer Direct Healthcare, LLC (“Employer Direct”) to provide certain supplemental healthcare benefits to eligible participants enrolled in the self-funded health benefit plan. Certain investment funds controlled by Mr. Dundon own a majority ownership interest in Employer Direct. Between January 1, 2022 and March 31, 2023, Topgolf has paid Employer Direct approximately $0.4 million in connection with such engagement.
Consulting Agreement With Jon Leposky
Jon Leposky, the son of Mark Leposky, the Company’s Executive Vice President, Global Operations, provides services to the Company as a consultant to assist with the implementation of a custom software solution to resolve an embroidery software programming issue. Between January 1, 2022 and March 31, 2023, pursuant to this arrangement, the Company has paid Mr. Leposky approximately $0.5 million in total compensation.

Director Affiliations With Our Principal Shareholders

Following the merger with Topgolf and pursuant to the terms of the Stockholders Agreement, the following directors were designated by, and are affiliated with, our principal shareholders as indicated in the table below. Mr.

Dundon has notified the Company that he will not stand for reelection, and Dundon has designated Mr. Turney as its nominee for director.

Director	Affiliation
Erik J Anderson	WestRiver
Thomas G. Dundon	Dundon
Scott M. Marimow	Providence

NO INCORPORATION BY REFERENCE
In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement are not incorporated by reference into any other filings with the SEC, except to the extent they are specifically incorporated by reference into a filing. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
ANNUAL REPORT
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022, AS FILED WITH THE SEC, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO THE COMPANY AT TOPGOLF CALLAWAY BRANDS CORP., ATTENTION: INVESTOR RELATIONS, 2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA 92008. THE COMPANY MAKES AVAILABLE FREE OF CHARGE ON ITS WEBSITE ALL OF ITS FILINGS THAT ARE MADE ELECTRONICALLY WITH THE SEC, INCLUDING FORMS 10-K, 10-Q AND 8-K. THESE MATERIALS CAN BE FOUND AT WWW.TOPGOLFCALLAWAYBRANDS.COM IN THE “INVESTOR RELATIONS” SECTION.
SHAREHOLDER NOMINATIONS AND PROPOSALS

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. If a shareholder desires to nominate someone for election to the Board at, or to bring any other business before, the 2024 annual meeting of shareholders, then such shareholder must comply with the procedures set forth in Article II of the Company’s Bylaws in addition to any other applicable requirements and must give timely written notice of the matter to the Company’s Corporate Secretary. To be timely, written notice must be delivered to the Company’s Corporate Secretary at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of this year’s Annual Meeting (i.e., the 2023 Annual Meeting of Shareholders), provided, however, that in the event that the date of the 2024 annual meeting is more than 30 days before or more than 60 days after such anniversary date, then such notice to be timely must be delivered to the Company’s Corporate Secretary not later than 90 days prior to such annual meeting or, if later, 10 days following the date of the first public announcement of the scheduled date of the 2023 annual meeting. As a result, in the event the 2024 annual meeting is not held more than 30 days before nor more than 60 days after the one-year anniversary of this year’s Annual Meeting, notice of nominations or other business properly submitted pursuant to the Company’s Bylaws must be received by the Company’s Corporate Secretary no later than the close of business on March 8, 2024 and no earlier than February 7, 2024. Any such notice must include all of the information specified in the Company’s Bylaws. In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2024.
Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. If a shareholder desires to have a proposal included in the Company’s proxy statement and proxy card for the 2024 annual meeting of shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act, then the Company must receive notice of such proposal in writing at the Company’s principal executive offices in Carlsbad, California no later than December 22, 2023. However, if the date of the 2024 annual meeting of shareholders is more than 30 days before or after the one-year anniversary of this year’s Annual Meeting, then such notice must be received by the Company’s Corporate Secretary a reasonable time before the Company begins to print and mail its proxy materials for the 2023 annual meeting.

In accordance with the Company’s Bylaws, any shareholder (or group of up to 20 shareholders) meeting the Company’s continuous ownership requirements (as set forth in the Company’s Bylaws) who wishes to nominate a candidate for election to the Board for inclusion in the Company’s proxy materials for its 2024 annual meeting must provide written notice to the Company’s Corporate Secretary at its principal executive offices in Carlsbad, California no earlier than 150 calendar days and no later than 120 calendar days before the date proxy materials were released to shareholders in connection with this year’s Annual Meeting, subject to other specific requirements regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility, procedural and disclosure requirements as provided in the Company’s Bylaws. As a result, such notice must be received by the Company’s Corporate Secretary no later than December 22, 2023 and no earlier than November 22, 2023. Such proposals must comply with the other applicable requirements promulgated by the SEC in Rule 14a-8 of the Exchange Act. The Company intends to file a proxy statement and white proxy card with the SEC in connection with its solicitation of proxies for its 2024 annual meeting of shareholders. Shareholders may obtain the Company’s proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.
OTHER MATTERS
Other than the proposals described in this Proxy Statement, the Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matter properly comes before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote upon such matters in accordance with the Board’s recommendation.
Each shareholder is urged to vote via the Internet, by telephone or return a proxy as soon as possible. Any questions should be addressed to Topgolf Callaway Brands Corp., Attention: Investor Relations, at 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771.

By Order of the Board of Directors,

/s/ Heather D. McAllister
Carlsbad, California	Heather D. McAllister
April 20, 2023	Corporate Secretary

APPENDIX A – NON-GAAP INFORMATION AND RECONCILIATION
TOPGOLF CALLAWAY BRANDS CORP.
NON-GAAP RECONCILIATION AND SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)

	2022 Trailing Twelve Month Adjusted EBITDA					2021 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	March 31,	June 30,	September 30,	December 31,		March 31,	June 30,	September 30,	December 31,
	2022	2022	2022	2022	Total	2021	2021	2021	2021	Total
Net income (loss)	$86.7	$105.4	$38.5	$(72.7)	$157.9	$272.5	$91.7	$(16.0)	$(26.2)	$322.0
Interest expense, net	31.4	32.5	36.4	42.5	142.8	17.5	28.9	28.7	40.5	115.6
Income tax provision (benefit)	(15.7)	2.9	0.3	(3.5)	(16.0)	47.7	(15.8)	66.2	(69.5)	28.6
Depreciation and amortization expense	42.5	48.9	48.4	53.0	192.8	20.3	43.3	44.4	47.9	155.9
Non-cash stock compensation and stock warrant expense, net	14.5	11.6	10.3	9.7	46.1	4.6	11.0	10.8	12.0	38.4
Non-cash lease amortization expense	3.5	6.6	4.4	4.5	19.0	0.8	2.1	2.8	7.7	13.4
Acquisitions & other non-recurring costs, before taxes(1)	6.9	(0.6)	6.1	3.1	15.5	(235.6)	3.3	1.9	1.9	(228.5)
Adjusted EBITDA	$169.8	$207.3	$144.4	$36.6	$558.1	$127.8	$164.5	$138.8	$14.3	$445.4

(1) In 2022, amounts include $5.7 million of non-cash asset write-downs, $5.9 million of implementation costs associated with new ERP systems stemming from acquisitions, $3.6 million for legal costs and credit agency fees related to a postponed debt refinancing, and $0.9 million for reorganization expenses. In 2021, amounts include the recognition of a $252.5 million gain on the Company’s pre-merger investment in Topgolf, as well as $20.2 million in transaction, transition, and other non-recurring costs associated with the merger with Topgolf, and $3.8 million in expenses related to the implementation of new IT systems for Jack Wolfskin.

TOPGOLF CALLAWAY BRANDS CORP.
TOPGOLF NON-GAAP RECONCILIATION AND SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Segment operating income(1):	$2.5	$6.1	$76.8	$58.2
Depreciation and amortization expense	34.5	29.0	125.2	93.1
Non-cash stock compensation expense	1.5	4.4	15.2	13.8
Non-cash lease amortization expense	4.8	6.4	19.6	12.0
Other (expense) income	(0.1)	0.1	(1.4)	—
Adjusted segment EBITDA	43.2	46.0	235.4	177.1
Topgolf pre-merger EBITDA contribution for Jan. and Feb. 2021	—	—	—	2.3
Illustrative segment adjusted EBITDA(2)	$43.2	$46.0	$235.4	$179.4

(1) The Company does not calculate GAAP net income at the operating segment level, but has provided Topgolf’s segment income from operations as a relevant measurement of profitability. Segment income from operations does not include interest expense and taxes as well as other non-cash and non-recurring items. Segment operating income is reconciled to the Company’s consolidated pre-tax income in the Consolidated Net Revenues and Operating Segment Information included in this release.

 (2) Due to the timing of the merger with Topgolf on March 8, 2021, the Company’s reported full year financial results only include 10 months of Topgolf’s results in 2021. The 2021 results presented on an Illustrative basis include Topgolf’s financials for January and February 2021 prior to the closing of the merger.

TOPGOLF CALLAWAY BRANDS

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online

Before the Meeting - Go to **www.investorvote.com/MODG** or scan the QR code – login details are located in the shaded bar below.

During the Meeting - Go to **www.meetnow.global/MDMMD47**. You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand and follow the instructions.

Phone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED BELOW, "FOR" PROPOSALS 2 AND 3, AND "1 YEAR" ON PROPOSAL 4.

+

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Oliver G. Brewer III	☐	☐	☐	02 - Erik J Anderson	☐	☐	☐	03 - Laura J. Flanagan	☐	☐	☐
04 - Russell L. Fleischer	☐	☐	☐	05 - Bavan M. Holloway	☐	☐	☐	06 - John F. Lundgren	☐	☐	☐
07 - Scott M. Marimow	☐	☐	☐	08 - Adebayo O. Ogunlesi	☐	☐	☐	09 - Varsha R. Rao	☐	☐	☐
10 - Linda B. Segre	☐	☐	☐	11 - Anthony S. Thornley	☐	☐	☐	12 - C. Matthew Turney	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory basis, the frequency of future shareholder votes to approve the compensation of the Company's named executive officers	☐	☐	☐	☐

In their discretion, Brian P. Lynch and Heather McAllister, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X +

03S0WB

The 2023 Annual Meeting of Shareholders of Topgolf Callaway Brands Corp. will be held on Tuesday, June 6, 2023, at 10:00 A.M. Eastern Time, virtually via the Internet at www.meetnow.global/MDMMD47.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MODG

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

TOPGOLF CALLAWAY BRANDS

Proxy — TOPGOLF CALLAWAY BRANDS CORP.

The undersigned shareholder of TOPGOLF CALLAWAY BRANDS CORP. hereby appoints Brian P. Lynch and Heather McAllister, or either of them, proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Topgolf Callaway Brands Corp. to be held via remote communication, on June 6, 2023, at 10:00 A.M. (Eastern Time), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting.

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED "FOR" THE NOMINEES LISTED ON THE REVERSE HEREOF, "FOR" PROPOSALS 2 AND 3, AND FOR "1 YEAR" IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐